Execution Version

CREDIT AGREEMENT

dated as of

December 16, 2013

among

SOUTHWESTERN ENERGY COMPANY

The Lenders Party Hereto

JPMORGAN CHASE BANK, N.A.
as Administrative Agent

BANK OF AMERICA, N.A.
and
WELLS FARGO BANK, NATIONAL ASSOCIATION
as Co-Syndication Agents

and

CITIBANK, N.A.
and
THE ROYAL BANK OF SCOTLAND PLC
as Co-Documentation Agents

J.P. MORGAN SECURITIES LLC,
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
WELLS FARGO SECURITIES, LLC,
CITIGROUP GLOBAL MARKETS INC.
and
RBS SECURITIES INC.
as Joint Lead Arrangers and Joint Bookrunners

SCHEDULES:

Schedule 1.01A – Commitments
Schedule 1.01B – Pricing Schedule
Schedule 1.01C – LC Issuance Limits
Schedule 2.06 – Existing Letters of Credit
Schedule 4.01(f) – Existing Indentures
Schedule 6.02 – Existing Liens
Schedule 6.03 – Existing Subsidiary Indebtedness

EXHIBITS:

Exhibit A – Form of Assignment and Assumption
Exhibit B – Form of Increasing Lender Supplement
Exhibit C – Form of Additional Lender Supplement
Exhibit D – Form of Subsidiary Guaranty
Exhibit E-1 – Form of U.S. Tax Certificate (Foreign Lenders That Are Not Partnerships)
Exhibit E-2 – Form of U.S. Tax Certificate (Foreign Participants That Are Not Partnerships)
Exhibit E-3 – Form of U.S. Tax Certificate (Foreign Participants That Are Partnerships)
Exhibit E-4 – Form of U.S. Tax Certificate (Foreign Lenders That Are Partnerships)
Exhibit F-1 – Form of Borrowing Request
Exhibit F-2 – Form of Interest Election Request Exhibit F-3 – Form of Swing Line Borrowing Request
Exhibit G-1 – Form of Revolving Note
Exhibit G-2 – Form of Swing Line Note
Exhibit H – Form of Compliance Certificate
Exhibit I – Form of Additional Borrower Accession Agreement
Exhibit J – Form of SWN Guaranty

CREDIT AGREEMENT (this “Agreement”) dated as of December 16, 2013 among SOUTHWESTERN ENERGY COMPANY, a Delaware corporation (the “Parent”), any Subsidiary of the Parent that becomes an Additional Borrower in accordance with Section 2.23, the LENDERS from time to time party hereto, JPMORGAN CHASE BANK, N.A., as Administrative Agent, BANK OF AMERICA, N.A. and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Co-Syndication Agents, and CITIBANK, N.A. and THE ROYAL BANK OF SCOTLAND PLC, as Co-Documentation Agents.

The parties hereto agree as follows:

Article I
Definitions
Defined Terms

.  As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to a Loan, or the Loans comprising such Borrowing, bearing interest at a rate determined by reference to the Alternate Base Rate.

“Additional Borrower” has the meaning assigned to such term in Section 2.23.

“Additional Borrower Accession Agreement” has the meaning assigned to such term in Section 2.23.

“Additional Borrower Limit” means $350,000,000.

“Additional Lender” has the meaning assigned to such term in Section 2.20(a).

“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Administrative Agent” means JPMorgan, in its capacity as administrative agent for the Lenders hereunder, and any successor in such capacity pursuant to Article VIII.

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent Party” has the meaning assigned to such term in Section 9.01(d).

“Aggregate Commitment” means the aggregate of the Commitments of all of the Lenders, as reduced or increased from time to time pursuant to the terms and conditions hereof.  As of the Effective Date, the Aggregate Commitment is $2,000,000,000.

“Agreed Swing Line Rate” has the meaning specified in Section 2.05(a).

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1% and (c) the LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that, for the avoidance of doubt, the LIBO Rate for any day shall be based on the rate appearing on Reuters Screen LIBOR01 Page (or on any successor or substitute page of such page) at approximately 11:00 a.m. London time on such day.  Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the LIBO Rate, respectively.

“Anti-Corruption Laws” means any Requirement of Law applicable to the Parent or its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Anti-Terrorism Laws” means any Requirement of Law related to terrorism financing or money laundering, including the Patriot Act, The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act”, 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959) and Executive Order 13224 (effective September 24, 2001).

“Applicable Percentage” means, with respect to any Lender, the percentage of the Aggregate Commitment represented by such Lender’s Commitment; provided that, in the case of Section 2.21 when a Defaulting Lender shall exist, “Applicable Percentage” shall mean the percentage of the Aggregate Commitment (disregarding any Defaulting Lender’s Commitment) represented by such Lender’s Commitment.  If the Aggregate Commitment has terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments and to any Lender’s status as a Defaulting Lender at the time of determination.

“Applicable Rate” means, for any day, (a) with respect to ABR Revolving Loans, the per annum rate set forth in Schedule 1.01B under the heading “ABR Margin”, (b) with respect to Eurodollar Revolving Loans, the per annum rate set forth in Schedule 1.01B under the heading “Eurodollar Margin”

and (c) with respect to commitment fees, the per annum rate set forth in Schedule 1.01B under the heading “Commitment Fee Rate”, in each case based upon the Moody’s Rating and the S&P Rating (each as defined in the Pricing Schedule) applicable on such day.

“Approved Fund” has the meaning assigned to such term in Section 9.04(b).

“Assignment and Assumption” means an assignment and assumption agreement entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Authorized Officer” means any of the following officers of the Parent: the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer, or any Executive Vice President, Senior Vice President or General Manager.

“Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Aggregate Commitment.

“Available Commitment” means, at any time with respect to any Lender, the Commitment of such Lender then in effect minus the Revolving Credit Exposure of such Lender at such time; it being understood and agreed that any Lender’s Swing Line Exposure shall not be deemed to be a component of the Revolving Credit Exposure for purposes of calculating the commitment fee under Section 2.12(a).

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof so long as such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrowers” means, collectively, the Parent and each Additional Borrower, and “Borrower” means any of the foregoing.

“Borrowing” means (a) Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Revolving Loans, as to which a single Interest Period is in effect or (b) a Swing Line Loan.

“Borrowing Request” means a request by a Borrower for a (i) Revolving Borrowing in accordance with Section 2.03 which, if in writing, is substantially in the form attached hereto as Exhibit F-1 or (ii) Swing Line Borrowing in accordance with Section 2.05 which, if in writing, is substantially in the form attached hereto as Exhibit F-3, as applicable.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City or Houston, Texas are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in Dollars in the London interbank market.

“Capital Lease” of a Person means any lease of Property, except oil and gas leases, by such Person as lessee that would be capitalized on a balance sheet of such Person prepared in accordance with GAAP; provided that any lease that was treated as an operating lease under GAAP at the time it was entered into that later becomes a capital lease as a result of a change in GAAP during the life of such lease, including any renewals, shall be treated as an operating lease for all purposes under this Agreement.

“Capital Lease Obligations” of a Person means the amount of the obligations of such Person under Capital Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with GAAP.

“Change of Control” means that (a) any Person or group (within the meaning of Rule 13d-5 under the Securities Exchange Act of 1934, as amended) shall beneficially own, directly or indirectly, 25% or more of the common stock or other voting securities of the Parent; (b) Continuing Directors shall fail to constitute a majority of the Board of Directors of the Parent.  For purposes of the foregoing, “Continuing Director” means an individual who (x) is a member of the Board of Directors of the Parent on the date of this Agreement or (y) is nominated to be a member of such Board of Directors after the date hereof by a majority of the Continuing Directors then in office; or (c) at any time when there are one or more Additional Borrowers hereunder, any Additional Borrower shall cease to be a Subsidiary of the Parent.

“Change in Law” means the occurrence, after the date of this Agreement (or with respect to any Lender, if later, the date on which such Lender becomes a Lender), of any of the following:  (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority, or (c) the making or issuance of any request, rule, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided however, that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith or in implementation thereof, and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law” regardless of the date enacted, adopted, issued or implemented.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Swing Line Loans.

“Co-Documentation Agents” means Citibank, N.A. and The Royal Bank of Scotland plc in their capacities as documentation agents for the credit facility evidenced by this Agreement.

“Co-Syndication Agents” means Bank of America, N.A. and Wells Fargo Bank, National Association in their capacities as syndication agents for the credit facility evidenced by this Agreement.

“Code” means the Internal Revenue Code of 1986.

“Commitment” means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swing Line Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) reduced or terminated from time to time pursuant to Section 2.09, (b) increased from time to time pursuant to Section 2.20 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.  The initial amount of each Lender’s Commitment is set forth on Schedule 1.01A, or in the Assignment and Assumption or other documentation contemplated hereby pursuant to which such Lender shall have assumed its Commitment, as applicable.

“Commitment Increase” has the meaning assigned to such term in Section 2.20(a).

“Communications” has the meaning assigned to such term in Section 9.01(d).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Net Tangible Assets” means the total assets of the Parent and its Restricted Subsidiaries as of the most recent fiscal quarter end for which a consolidated balance sheet of the Parent and its Subsidiaries is available, minus all current liabilities (excluding the current portion of any long-term debt) of the Parent and its Restricted Subsidiaries reflected on such balance sheet and minus total goodwill and other intangible assets of the Parent and its Restricted Subsidiaries reflected on such balance sheet, all calculated on a consolidated basis in accordance with GAAP but without giving effect to any non-cash charge after the date hereof resulting from any write-down of the Parent’s oil and gas properties to the full cost ceiling limitations required by the full cost method of accounting for such properties.

“Contingent Obligation” of a Person means any agreement, undertaking or arrangement by which such Person (a) assumes, guarantees, endorses (other than for collection in the ordinary course of business), contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, any Indebtedness of any other Person, (b) agrees to maintain the net worth or working capital or other financial condition or liquidity of any other Person so as to enable such other Person to pay any Indebtedness, or (c) otherwise assures any creditor of any other Person against loss with respect to Indebtedness of such other Person owing to such creditor, including any obligation of any such Person as general partner of a partnership with respect to the liabilities of the partnership, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  The terms “Controlling” and “Controlled” have meanings correlative thereto.

“Controlled Group” means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control which, together with the Parent or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

“Credit Extension” means a Borrowing, the issuance, amendment, renewal or extension of a Letter of Credit, an LC Disbursement or any of the foregoing.

“Credit Party” means the Administrative Agent, any Issuing Bank, any Swing Line Lender or any other Lender.

“Debt to Capitalization Ratio” means the ratio of (a) Total Debt to (b) the sum of Total Debt plus Stockholders’ Equity.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Lender that (a) has failed, within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swing Line Loans or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent and the Parent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (which condition precedent, together with the particular default, if any, shall be specifically identified in such writing) has not been satisfied, (b) has notified the Parent or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (which condition precedent, together with the particular default, if any, shall be specifically identified in such writing or public statement) to funding a loan under this Agreement cannot be satisfied), (c) has failed, within three (3) Business Days after request by the Administrative Agent, any Issuing Bank, any Swing Line Lender or the Parent, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations to fund prospective Loans and participations in then outstanding Letters of Credit and Swing Line Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s or the Parent’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has, or has a Lender Parent that has, become the subject of a Bankruptcy Event.  Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error.

“Dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary” means a Subsidiary organized under the laws of a jurisdiction located in the United States of America.

“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Electronic System” means any electronic system, including e-mail, e-fax, Intralinks®, ClearPar® Debt Domain, Syndtrak, and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Administrative Agent, any Issuing Bank and any of their respective Related Parties or any other Person, providing for access to data protected by passcodes or other security system.

“Environmental Laws” means all Requirements of Law relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Parent or any of its Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“Eurodollar”, when used in reference to any Loan or Borrowing, means that such Loan, or the Loans comprising such Borrowing, bears interest at a rate determined by reference to the Adjusted LIBO Rate.

“Event of Default” has the meaning assigned to such term in Section 7.01.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. Federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Parent under Section 2.19(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.17, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.17(f) and (d) any U.S. Federal withholding Taxes imposed under FATCA.

“Existing Credit Agreement” means the Third Amended and Restated Credit Agreement dated as of February 14, 2011 by and among the Parent, JPMorgan, as the administrative agent, and the Lenders party thereto.

“Existing Indentures” means, collectively, the agreements set forth on Schedule 4.01(f).

“Existing Letters of Credit” means, collectively, the letters of credit set forth on Schedule 2.06.

“Existing Maturity Date” has the meaning assigned to such term in Section 2.22(c).

“Extended Expiration Letter of Credit” has the meaning assigned to such term in Section 2.06(c).

“Extension Effective Date” has the meaning assigned to such term in Section 2.22(b).

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Financial Officer” means the Chief Financial Officer, Chief Accounting Officer, Treasurer or Controller of the Parent.

“Foreign Lender” means (a) with respect to any Borrower that is a U.S. Person, a Lender that is not a U.S. Person, and (b) with respect to any Borrower that is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which such Borrower is resident for tax purposes.

“Foreign Subsidiary” means any Subsidiary of the Parent other than a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Impacted Interest Period” has the meaning assigned to such term in the definition of “LIBO Rate”.

“Increasing Lender” has the meaning assigned to such term in Section 2.20(a).

“Indebtedness” of a Person means, without duplication, such Person’s (a) obligations for borrowed money, (b) obligations representing the deferred purchase price of Property or services (excluding current trade and accounts payable incurred in the ordinary course of business), (c) Indebtedness of others, whether or not assumed, secured by Liens on Property now or hereafter owned or acquired by such Person, limited, however to the lesser of (x) the amount of its liability and (y) the book value of the Property, (d) obligations which are evidenced by notes, bonds, debentures or other similar instruments, (e) obligations of such Person under conditional sale or other title retention agreements related to Property acquired by such Person, (f) Capital Lease Obligations, (g) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit, (h) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (i) the undischarged balance of any production payment created by such Person or for the creation of which such

Person directly or indirectly received payment, (j) any other obligation for borrowed money or other financial accommodation which in accordance with GAAP would be shown as a liability on the consolidated balance sheet of such Person, and (k) Contingent Obligations with respect to Indebtedness of others.  The Indebtedness of any Person shall not include endorsements of checks, bills of exchange and other instruments for deposit or collection in the ordinary course of business.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitee” has the meaning assigned to such term in Section 9.03(b).

“Ineligible Institution” has the meaning assigned to such term in Section 9.04(b).

“Information” has the meaning assigned to such term in Section 9.12.

“Interest Election Request” means a request by a Borrower to convert or continue a Revolving Borrowing which, if in writing, is substantially in the form attached hereto as Exhibit F-2.

“Interest Payment Date” means (a) with respect to any ABR Loan (other than a Swing Line Loan), the last day of each March, June, September and December and the Maturity Date, (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and the Maturity Date and (c) with respect to any Swing Line Loan, the day that such Loan is required to be repaid and the Maturity Date.

“Interest Period” means with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending seven days thereafter or on the numerically corresponding day in the calendar month that is one, two, three or six months (or such other periods of time as may be requested by the applicable Borrower and approved by all of the Lenders from time to time) thereafter, as the applicable Borrower may elect; provided, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period.  For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Interpolated Rate” means, at any time, the rate per annum determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBOR Screen Rate for the longest period (for which the LIBOR Screen Rate is available) that is shorter than the Impacted Interest Period and (b) the LIBOR Screen Rate for the shortest period (for which the LIBOR Screen Rate is available) that exceeds the Impacted Interest Period, in each case, at such time.

“Investment” means (a) any direct or indirect purchase or other acquisition by the Parent or any of its Restricted Subsidiaries of any equity interests in any Unrestricted Subsidiary, (b) any direct or indirect loan, advance or capital contribution by the Parent or any of its Restricted Subsidiaries to any

Unrestricted Subsidiary, any assumption by the Parent or any of its Restricted Subsidiaries of Indebtedness of any Unrestricted Subsidiary, or any purchase or other acquisition by the Parent or any of its Restricted Subsidiaries of any other Indebtedness or equity participation or interest in any Unrestricted Subsidiary, and (c) any Contingent Obligation pursuant to which the Parent or any of its Restricted Subsidiaries assures a creditor against loss with respect to any Indebtedness of any Unrestricted Subsidiary.

“Investment Grade Rating” means (a) a debt rating of BBB- (or better) by S&P or (b) a debt rating of Baa3 (or better) by Moody’s.

“IRS” means the United States Internal Revenue Service.

“Issuing Bank” means each of (a) JPMorgan, (b) Bank of America, N.A. (c) Wells Fargo, National Association and (d) any other Lender that agrees to issue Letters of Credit hereunder as contemplated by Section 2.06(k), in each case in its capacity as the issuer of Letters of Credit hereunder.  Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“Issuing Bank Agreement” has the meaning assigned to such term in Section 2.06(k).

“Issuing Bank LC Collateral Account” has the meaning assigned to such term in Section 2.06(j)(ii).

“Joint Lead Arrangers” means J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC, Citigroup Global Markets Inc. and RBS Securities Inc.

“JPMorgan” means JPMorgan Chase Bank, N.A.

“Knowledge” means, with respect to the Parent, the actual knowledge of any Authorized Officer.

“LC Collateral Account” has the meaning assigned to such term in Section 2.06(j).

“LC Collateral Shortfall Amount” has the meaning assigned to such term in Section 2.09(d).

“LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit issued by such Issuing Bank.

“LC Expiration Date” has the meaning assigned to such term in Section 2.06(c).

“LC Exposure” means, with respect to any Lender at any time, such Lender’s Applicable Percentage of the Total LC Exposure at such time.

“LC Issuance Limit” means, with respect to each Issuing Bank, the amount set forth on Schedule 1.01C opposite such Issuing Bank’s name, or in the case of any Lender that becomes an Issuing Bank after the Effective Date as contemplated by Section 2.06(k), the amount set forth in the Issuing Bank Agreement executed by such Lender.

“Lender Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a Subsidiary.

“Lenders” means the Persons listed on Schedule 1.01A and any other Person that shall have become a Lender hereunder pursuant to Section 2.20 or pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.  Unless the context otherwise requires, the term “Lenders” includes each Swing Line Lender and each Issuing Bank.

“Letter of Credit” means any letter of credit issued pursuant to this Agreement, including the Existing Letters of Credit.

“LIBO Rate” means, with respect to any Eurodollar Borrowing for any applicable Interest Period, the London interbank offered rate administered by the British Bankers Association (or any other Person that takes over the administration of such rate) for Dollars for a period equal in length to such Interest Period as displayed on pages LIBOR01 or LIBOR02 of the Reuters screen or, in the event such rate does not appear on either of such Reuters pages, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion (in each case the “LIBOR Screen Rate”) at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period; provided that, if the LIBOR Screen Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement; provided,  further, that if a LIBOR Screen Rate shall not be available at such time for such Interest Period (the “Impacted Interest Period”), then the LIBO Rate for such Interest Period shall be the Interpolated Rate; provided, that, if any Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.  It is understood and agreed that all of the terms and conditions of this definition of “LIBO Rate” shall be subject to Section 2.14.

“LIBOR Screen Rate” has the meaning assigned to such term in the definition of “LIBO Rate”.

“Lien” means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or other security arrangement (including the interest of a vendor or lessor under any conditional sale, Capital Lease or other title retention agreement).

“Loan” means a Revolving Loan or a Swing Line Loan.

“Loan Documents” means this Agreement, the Notes (if any), each Subsidiary Guaranty (if any), any SWN Guaranty (if applicable), each Additional Borrower Accession Agreement (if any), each agreement executed by any Loan Party that expressly provides that it is a Loan Document, and all amendments, restatements, waivers, supplements or other modifications to any of the foregoing.

“Loan Parties” means, collectively, each Borrower and each Subsidiary Guarantor (if any), and “Loan Party” means any one of them.

“Margin Stock” has the meaning given such term in Regulation U.

“Material Adverse Effect” means a material adverse effect on (a) the business, Property, financial condition or results of operations of the Parent and its Restricted Subsidiaries taken as a whole, (b) the ability of the Loan Parties to fully and timely pay the Obligations when due or (c) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Administrative Agent or the Lenders thereunder.

“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of the Parent and its Restricted Subsidiaries in an aggregate principal amount exceeding $100,000,000.  For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Parent or any Restricted Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Parent or such Restricted Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

“Material Subsidiary” means, as of any date of determination, each Restricted Subsidiary of the Parent that:

(a)has assets with a book value representing more than 10% of the book value of the consolidated assets of the Parent and its Restricted Subsidiaries as of the end of the most recent fiscal quarter end for which a consolidated balance sheet of the Parent and its Subsidiaries is available immediately prior to such date of determination; and

(b)is responsible for more than 10% of the consolidated revenues of the Parent and its Restricted Subsidiaries for the most recent period of four consecutive fiscal quarters for which a consolidated income statement of the Parent and its Subsidiaries is available immediately preceding such date of determination;

provided that each such determination of such assets or revenues shall be made after deducting all intercompany transactions which, in accordance with GAAP, would be eliminated in preparing consolidated financial statements for the Parent and its Restricted Subsidiaries.

“Maturity Date” means December 14, 2018, and for any Lender agreeing to extend the Maturity Date pursuant to Section 2.22, the date on December 14 in each year thereafter pursuant to which the Maturity Date for such Lender has been extended, but in no event later than December 14, 2020.

“Maximum Rate” has the meaning assigned to such term in Section 9.15.

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Parent or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

“Non-Consenting Lender” has the meaning assigned to such term in Section 9.02(d).

“Non-Extending Lender” means, with respect to any request for an extension of the Maturity Date pursuant to Section 2.22, any Lender that has not consented to, or has been deemed not to have consented to, such request pursuant to Section 2.22.

“Notes” means the Revolving Notes and the Swing Line Notes, and “Note” means any one of them.

“Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, all LC Disbursements, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations (including interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) of any Loan Party to any Credit Party or any indemnified party, whether or not contingent, arising or incurred under this Agreement or any of the other Loan Documents.

“OFAC”  means the Office of Foreign Assets Control of the U.S. Department of Treasury.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court, documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19).

“Parent” has the meaning assigned to such term in the introductory paragraph hereof.

“Participant” has the meaning assigned to such term in Section 9.04.

“Participant Register” has the meaning assigned to such term in Section 9.04(c).

“Patriot Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

“PBGC” means the Pension Benefit Guaranty Corporation and any successor entity performing similar functions.

“Permitted Liens” has the meaning assigned to such term in Section 6.02.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Parent or any member of the Controlled Group may have any liability.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMorgan as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Principal Transmission Facility” means any transportation or distribution facility, including pipelines, of the Parent or any Restricted Subsidiary located in the United States of America, other than (i) any such facility which in the opinion of the Board of Directors of the Parent is not of material importance to the business conducted by the Parent and its Restricted Subsidiaries taken as a whole, or (ii) any such facility in which interests are held by the Parent or by one or more Restricted Subsidiaries or by the Parent and one or more Restricted Subsidiaries and by others and the aggregate interest held by the Parent and all Restricted Subsidiaries does not exceed 50%.

“Productive Property” means any property interest owned by the Parent or a Restricted Subsidiary in land (including submerged land and rights in and to oil, gas and mineral leases) located in the United States of America and classified by the Parent or such Restricted Subsidiary, as the case may be, as productive of crude oil, natural gas or other petroleum hydrocarbons in paying quantities; provided that such term shall not include any exploration or production facilities on said land, including any drilling or producing platform.

“Property” of a Person means any and all property, whether real, personal, tangible, intangible or mixed, of such Person, or other assets owned or leased by such Person.

“Recipient” means (a) the Administrative Agent, (b) any Lender and (c) any Issuing Bank, as applicable.

“Register” has the meaning assigned to such term in Section 9.04.

“Regulation U” means Regulation U of the Board as from time to time in effect and any successor or other regulation or official interpretation of the Board relating to the extension of credit by banks for the purpose of purchasing or carrying Margin Stock applicable to member banks of the Federal Reserve System.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents, advisors and representatives of such Person and such Person’s Affiliates.

“Reportable Event” means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(c) of the Code.

“Required Lenders” means, at any time, subject to Section 2.21(b), Lenders having Revolving Credit Exposures and unused Commitments representing more than 50% of the sum of the Total Revolving Credit Exposure and unused Aggregate Commitment at such time.

“Requirement of Law” means as to any Person, any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Restricted Subsidiary” means any Subsidiary of the Parent that is not an Unrestricted Subsidiary.  For the avoidance of doubt, each Additional Borrower, each Subsidiary Guarantor and each Subsidiary that is not a Specified Subsidiary shall be a Restricted Subsidiary.

“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans and its LC Exposure and Swing Line Exposure at such time.

“Revolving Loan” has the meaning assigned to such term in Section 2.01.

“Revolving Note” means a promissory note made by a Borrower in favor of a Lender evidencing the Revolving Loans made by such Lender, substantially in the form of Exhibit G-1.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business.

“Sanctioned Country” means, at any time, a country or territory which is the subject or target of any Sanctions.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State or the United Nations Security Council, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person which, to the Knowledge of the Parent, is controlled by any Person specified in clause (a) or (b).

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, or (b) the United Nations Security Council.

“SEC” means the United States Securities and Exchange Commission.

“Specified Subsidiary” means (a) any Foreign Subsidiary or (b) any Subsidiary of the Parent that is (or, substantially concurrently with its designation as an “Unrestricted Subsidiary” hereunder, will be) a master limited partnership or limited liability company with partnership tax status that is engaged in midstream activities, or any general partner, managing member or other entity the substantial majority of the assets of which are equity interests in any of the foregoing, but excluding any Additional Borrowers and any Subsidiary Guarantors.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board).  Such reserve percentages shall include those imposed pursuant to such Regulation D of the Board.  Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D of the Board or any comparable regulation.  The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Stockholders’ Equity” means, as of any date of determination, the total stockholders’ equity of the Parent and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, but without giving effect to (a) any non-cash charge after December 31, 2011 resulting from any write-down of the Parent’s oil and gas properties to the full cost ceiling limitations required by the full cost method of accounting for such properties or (b) any non-cash gain or loss on any hedging agreement resulting from the requirements of Accounting Standards Codification 815 (or the successor to such standard or any equivalent standard adopted after the date hereof) and any non-cash charge on pension obligations recorded in stockholders’ equity resulting from the requirements of Accounting Standards Codification 715 (or the successor to such standard or any equivalent standard adopted after the date hereof).

“Subsidiary” of a Person means (a) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (b) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.  Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a Subsidiary of the Parent.

“Subsidiary Guarantor” means any Subsidiary that is a party to a Subsidiary Guaranty as a guarantor.  As of the Effective Date, there are no Subsidiary Guarantors.

“Subsidiary Guaranty” means a guaranty of the Borrowers’ obligations hereunder in substantially the form of Exhibit D or any other form approved by the Administrative Agent and the Parent.

“Swap Agreement” means (a) any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions, whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement, including any such obligations or liabilities under any master agreement; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Parent or the Subsidiaries shall be a Swap Agreement.

“Swing Line Exposure” means, with respect to any Lender at any time, such Lender’s Applicable Percentage of the aggregate principal amount of all Swing Line Loans outstanding at such time.

“Swing Line Lender” means each of JPMorgan and  any other Lender that agrees to make Swing Line Loans hereunder as contemplated by Section 2.05(g), each in its capacity as a lender of Swing Line Loans hereunder.

“Swing Line Lender Agreement” has the meaning assigned to such term in Section 2.05(g).

“Swing Line Loan” has the meaning assigned to such term in Section 2.05.

“Swing Line Note” means a promissory note made by a Borrower in favor of a Swing Line Lender evidencing the Swing Line Loans made by such Swing Line Lender, substantially in the form of Exhibit G-2.

“SWN Guaranty” has the meaning assigned to such term in Section 2.23.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Total Debt” means all Indebtedness of the Parent and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP.

“Total LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrowers at such time.

“Total Revolving Credit Exposure” means, at any time, the sum of the Revolving Credit Exposures of all Lenders at such time.

“Transactions” means the execution, delivery and performance by the Loan Parties of this Agreement and the other Loan Documents, the Credit Extensions and the use of the proceeds thereof.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

“Unrestricted Subsidiary” means (a) any Specified Subsidiary which the Parent has designated in writing to the Administrative Agent to be an Unrestricted Subsidiary pursuant to Section 5.09 and (b) any direct or indirect Subsidiary of any Specified Subsidiary described in clause (a), in each case that meets the following requirements:

(i)such Specified Subsidiary shall have no Indebtedness with recourse to the Parent or any Restricted Subsidiary;

(ii)such Specified Subsidiary is not party to any agreement, contract, arrangement or understanding with the Parent or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding and related transactions are no less favorable to the Parent or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Parent; provided that the foregoing provision shall not prohibit any agreements with respect to administrative and employee services;

(iii)such Specified Subsidiary is a Person with respect to which neither the Parent nor any of its Restricted Subsidiaries has any direct or indirect obligation (A) to subscribe for additional capital stock of such Person or (B) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results (it being understood that any contractual arrangements between the Parent or any of its Restricted Subsidiaries and such Specified Subsidiary pursuant to which such Specified Subsidiary sells products or provides services to the Parent or such Restricted Subsidiary in the ordinary course of business are not included in this clause (B));

(iv)such Specified Subsidiary does not, either individually or together with other Specified Subsidiaries that are designated as Unrestricted Subsidiaries, own or operate, directly or indirectly, all or substantially all of the assets of the Parent and its Subsidiaries; and

(v)such Specified Subsidiary does not hold any equity interest in, or any Indebtedness of, the Parent or any Restricted Subsidiary.

If at any time any Unrestricted Subsidiary fails to meet the preceding requirements to be an Unrestricted Subsidiary, it shall thereafter be a Restricted Subsidiary for purposes of this Agreement and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 6.03 or 6.05, the Parent shall be in default of the applicable covenant.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.17(f)(ii)(B)(3).

“Wholly-Owned Subsidiary” means a Subsidiary of the Parent of which all issued and outstanding equity interests (excluding directors’ qualifying shares or similar jurisdictional requirements) is directly or indirectly owned by the Parent.

Classification of Loans and Borrowings

.  For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurodollar Loan”) or by Class and Type (e.g., a “Eurodollar Revolving Loan”).  Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Eurodollar Borrowing”) or by Class and Type (e.g., a “Eurodollar Revolving Borrowing”).

Terms Generally

.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (f) with respect to the determination of any period of time, the word “from” means “from and including” and the word “to” means “to but excluding”.

Accounting Terms; GAAP

.  All references to GAAP and terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Parent notifies the Administrative Agent that the Parent requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Parent that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision  amended in accordance herewith.  Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under

Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Parent or any Subsidiary at “fair value”, as defined therein, and (ii) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof.

Article II
The Credits
Commitments

.  Subject to the terms and conditions set forth herein, each Lender (severally and not jointly) agrees to make loans (each, a “Revolving Loan”) to the Borrowers in Dollars from time to time during the Availability Period in an aggregate principal amount that will not result in (a) such Lender’s Revolving Credit Exposure exceeding such Lender’s Commitment, (b) the Total Revolving Credit Exposure exceeding the Aggregate Commitment or (c) the portion of the Total Revolving Credit Exposure attributable to Loans made to and Letters of Credit issued for the account of the Additional Borrowers exceeding the Additional Borrower Limit.  Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Revolving Loans.

Loans and Borrowings

.  Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans made by the Lenders ratably in accordance with their respective Commitments.  The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(a) Subject to Section 2.14, each Revolving Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the applicable Borrower may request in accordance herewith.  Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan (and in the case of an Affiliate, the provisions of Sections 2.14, 2.15, 2.16 and 2.17 shall apply to such Affiliate to the same extent as to such Lender); provided that any exercise of such option shall not affect the obligation of the applicable Borrower to repay such Loan in accordance with the terms of this Agreement.

(b) At the commencement of each Interest Period for any Eurodollar Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $1,000,000.  At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Aggregate Commitment or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e) or to repay any Swing Line Loan.  Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of 12 Eurodollar Revolving Borrowings outstanding.

(c) Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

Requests for Revolving Borrowings

.  To request a Revolving Borrowing, the applicable Borrower shall notify the Administrative Agent of such request by telephone, facsimile transmission or electronic mail (a) in the case of a Eurodollar Borrowing, not later than 1:00 p.m., New York City time, three (3) Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 1:00 p.m., New York City time, on the date of the proposed Borrowing.  Each such Borrowing Request shall be irrevocable and, in the case of a telephonic Borrowing Request, shall be confirmed promptly by hand delivery, facsimile transmission or electronic mail to the Administrative Agent of a written Borrowing Request signed by the applicable Borrower.  Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i) the identity of the Borrower requesting the Borrowing;
(ii) the aggregate amount of the requested Borrowing;
(iii) the date of such Borrowing, which shall be a Business Day;
(iv) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;
(v) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(vi) the location and number of the applicable Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.07, or, in the case of an ABR Revolving Borrowing requested to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e), the identity of the Issuing Bank that has made such LC Disbursement.

If no election as to the Type of Revolving Borrowing is specified, then the requested Revolving Borrowing shall be an ABR Borrowing.  If no Interest Period is specified with respect to any requested Eurodollar Revolving Borrowing, then the applicable Borrower shall be deemed to have selected an Interest Period of seven days’ duration.  Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Revolving Loan to be made as part of the requested Borrowing.

Intentionally Omitted

.

Swing Line Loans

.  Subject to the terms and conditions set forth herein, each Swing Line Lender agrees to make loans (each such loan, a “Swing Line Loan”) in Dollars to the Borrowers from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of all outstanding Swing Line Loans exceeding $100,000,000, (ii) the Total Revolving Credit Exposure exceeding the Aggregate Commitment or (iii) the portion of the Total Revolving Credit Exposure attributable to Loans made to and Letters of Credit issued for the account of the Additional Borrowers exceeding the Additional Borrower Limit.  Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Swing Line Loans.  Subject to Section 2.05(c)(ii), each Swing Line Loan shall bear interest at a rate that is mutually agreeable to the applicable Swing Line Lender and the applicable Borrower (the “Agreed Swing Line Rate”).

(d) To request a Swing Line Loan, the applicable Borrower shall notify the Administrative Agent of such request by telephone, facsimile transmission or electronic mail (and, in the case of telephonic notice, promptly confirmed by facsimile or electronic mail), not later than 1:00 p.m., New York City time, on the day of a proposed Swing Line Loan.  Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day), the deposit account of the applicable Borrower to which funds shall be transferred by the Swing Line Lender and the amount of the requested Swing Line Loan, which shall be an integral multiple of $100,000 and not less than $100,000; provided that a Swing Line Borrowing may be in an aggregate amount that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e).  The Administrative Agent will promptly advise the applicable Swing Line Lender of any such notice received from a Borrower.  The applicable Swing Line Lender shall make each Swing Line Loan available to the applicable Borrower by means of a credit or wire transfer in immediately available funds to the deposit account of such Borrower specified on the applicable notice (or, in the case of a Swing Line Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e), by remittance to the applicable Issuing Bank) by 4:00 p.m., New York City time, on the requested date of such Swing Line Loan.

(e) Any Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of each Borrower (which hereby irrevocably authorizes such Swing Line Lender to so request on its behalf), that each Lender make an ABR Revolving Loan in an amount equal to such Lender’s Applicable Percentage of the amount of Swing Line Loans made by such Swing Line Lender to such Borrower that are then outstanding.  Any such request shall be made in writing (which written request shall be deemed to be a Borrowing Request for purposes hereof) and in accordance with the requirements of Section 2.02 (without regard to the minimum and multiples specified in Section 2.02 for the principal amount of ABR Revolving Borrowings) and the conditions set forth in Section 4.02, and the applicable Swing Line Lender shall provide a copy of such request to the Parent.  Each Lender shall make an amount equal to its Applicable Percentage of the amount specified in such Borrowing Request available to the Administrative Agent, for the account of the applicable Swing Line Lender, by wire transfer of immediately available funds, by 1:00 p.m., New York City time, on the day specified in such Borrowing Request, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders, whereupon, subject to Section 2.05(c)(ii), each Lender that so makes funds available shall be deemed to have made an ABR Revolving Loan to the applicable Borrower in such amount.  The Administrative Agent shall remit the funds so received to the applicable Swing Line Lender.

(i) If for any reason any Swing Line Loan cannot be refinanced by a Borrowing of Revolving Loans in accordance with Section 2.05(c)(i), the request for ABR Revolving Loans submitted by a Swing Line Lender as set forth in Section 2.05(c)(i) shall be deemed to be a request by such Swing Line Lender that each of the Lenders fund its risk participation in the relevant Swing Line Loan and each such Lender’s payment to the Administrative Agent for the account of such Swing Line Lender pursuant to Section 2.05(c)(i) shall be deemed payment in respect of such participation.  From and after the date when the Lenders are required to make funds available to the Administrative Agent for the account of the applicable Swing Line Lender for the purpose of funding the Lenders’ risk participations in any Swing Line Loans made by such Swing Line Lender, such Swing Line Loans shall bear interest at the rate applicable to ABR Revolving Borrowings as provided in Section 2.13(a) rather than the applicable Agreed Swing Line Rate.

(ii) If any Lender fails to make available to the Administrative Agent for the account of any Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.05(c) by the time specified in Section 2.05(c)(i), then such Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Effective Rate and a rate determined by such Swing Line Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by such Swing Line Lender in connection with the foregoing.  If such Lender pays such amount, the amount so paid (excluding the interest and fees referred to in the immediately preceding sentence) shall constitute such Lender’s Revolving Loan included in the relevant ABR Revolving Borrowing or funded participation in the relevant Swing Line Loan, as the case may be.  A certificate of the applicable Swing Line Lender submitted to any Lender (through the Administrative Agent), with respect to any amounts owing under this Section 2.05(c)(iii) shall be conclusive absent manifest error.

(iii) Each Lender’s obligation to make Revolving Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.05(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the applicable Swing Line Lender, the applicable Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each Lender’s obligation to make Revolving Loans pursuant to this Section 2.05(c) is subject to the conditions set forth in Section 4.02.  No such funding of risk participations shall relieve or otherwise impair the obligation of any Borrower to repay Swing Line Loans made to it, together with interest as provided herein.

(f) At any time after any Lender has purchased and funded a risk participation in a Swing Line Loan, if the applicable Swing Line Lender receives any payment on account of such Swing Line Loan, such Swing Line Lender will distribute to such Lender its Applicable Percentage thereof in the same funds as those received by such Swing Line Lender.

(g) Each Swing Line Lender shall be responsible for invoicing the applicable Borrower for interest on the Swing Line Loans made by such Swing Line Lender to such Borrower.  Until each Lender funds its ABR Revolving Loan or risk participation pursuant to this Section 2.05 with respect to any Swing Line Loan, interest in respect of such Lender’s Applicable Percentage of such Swing Line Loan shall be solely for the account of the applicable Swing Line Lender.

(h) Each Borrower shall make all payments of principal and interest in respect of each Swing Line Loan made to it by any Swing Line Lender directly to such Swing Line Lender.

(i) Designation of Additional Swing Line Lenders.  From time to time, the Parent may, by notice to the Administrative Agent and the Lenders, designate as additional Swing Line Lenders one or more Lenders that agree to serve in such capacity as provided below.  The acceptance by a Lender of any appointment as a Swing Line Lender hereunder shall be evidenced by an agreement (a “Swing Line Lender Agreement”), which shall be in a form reasonably satisfactory to the Parent and the Administrative Agent, and shall be executed by such Lender, the Parent and the Administrative Agent and, from and after the effective date of such Swing Line Lender Agreement, (i) such Lender shall have all the rights and obligations of a Swing Line Lender under this Agreement and the other Loan Documents and (ii) references herein and in the other Loan Documents to the term “Swing Line Lender” shall be deemed to include such Lender in its capacity as a Swing Line Lender.

Letters of Credit

.

(j) General.  Subject to the terms and conditions set forth herein, any Borrower may request the issuance of Letters of Credit denominated in Dollars as the applicant thereof for the support of its or its Restricted Subsidiaries’ obligations, in a form reasonably acceptable to the applicable Issuing Bank, at any time and from time to time during the Availability Period.  In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the applicable Borrower to, or entered into by the applicable Borrower with, any Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.  Each Borrower unconditionally and irrevocably agrees that, in connection with any Letter of Credit issued for the support of any Restricted Subsidiary’s obligations as provided in the first sentence of this paragraph, the Borrowers will be fully responsible for the reimbursement of LC Disbursements in accordance with the terms hereof, the payment of interest thereon and the payment of fees due under Section 2.12(b) to the same extent as if it were the sole account party in respect of such Letter of Credit (each Borrower hereby irrevocably waiving any defenses that might otherwise be available to it as a guarantor or surety of the obligations of such a Restricted Subsidiary that is an account party in respect of any such Letter of Credit).

(k) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions.  To request the issuance of a Letter of Credit (or the amendment, renewal (other than an automatic renewal permitted pursuant to paragraph (c) of this Section) or extension of an outstanding Letter of Credit), the applicable Borrower shall hand deliver or transmit by facsimile (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank) to the applicable Issuing Bank and the Administrative Agent, prior to 12:00 Noon, New York City time, at least two (2) Business Days (or such shorter period of time as the applicable Issuing Bank may agree in its sole discretion) prior to the requested date of issuance, amendment, renewal or extension, a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit.  If requested by the applicable Issuing Bank, the applicable Borrower also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit (other than an Existing Letter of Credit).  A Letter of Credit shall be issued, amended, renewed or extended by an Issuing Bank only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the applicable Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, (i) the portion of the Total LC Exposure attributable to Letters of Credit issued by such Issuing Bank will not, unless such Issuing Bank shall so agree in its sole discretion, exceed the LC Issuance Limit of such Issuing Bank, (ii) the Total LC Exposure shall not exceed $500,000,000, (iii) the Total Revolving Credit Exposure will not exceed the Aggregate Commitment and (iv) the portion of the Total Revolving Credit Exposure attributable to Loans made to, and Letters of Credit issued for the account of, the Additional Borrowers will not exceed the Additional Borrower Limit.

(l) Expiration Date.  Each Letter of Credit shall expire (or be subject to termination by notice from the applicable Issuing Bank to the beneficiary thereof) at or prior to the close of business on the earlier of (i) unless a later date is otherwise agreed to in writing by the applicable Issuing Bank and the Administrative Agent, the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five (5) Business Days prior to the Maturity Date (the “LC Expiration Date”); provided that any Letter of Credit with a one-year tenor may provide for the renewal thereof for additional one-year periods; and provided further that, subject to Section 2.06(j)(ii), any Borrower may request that an Issuing Bank issue a Letter of Credit with an expiration date that is after the LC Expiration Date (including as a result of an automatic renewal of a Letter of Credit for an additional period that would end after the LC Expiration Date) (each such Letter of Credit, an “Extended Expiration Letter of Credit”), and such Issuing Bank may, in its sole discretion, without the consent of the Administrative Agent or any of the Lenders, agree to issue such Extended Expiration Letter of Credit (it being understood that no Issuing Bank shall be obligated to issue any Extended Expiration Letter of Credit).

(m) Participations.  By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the Lenders, such Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit.  In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the applicable Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the applicable Borrower for any reason.  Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Aggregate Commitment, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(n) Reimbursement.  If any Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the applicable Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent in Dollars the amount equal to such LC Disbursement, calculated as of the date such Issuing Bank made such LC Disbursement not later than 5:00 p.m., New York City time, on the date that such LC Disbursement is made, if the applicable Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the applicable Borrower prior to such time on such date, then not later than 5:00 p.m., New York City time, on the Business Day immediately following the day that the applicable Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that the applicable Borrower may, at its election and subject to the conditions to borrowing set forth herein, request in accordance with Section 2.02 or 2.05, as applicable, that such payment be financed with an ABR Revolving Borrowing or Swing Line Loan in an equivalent amount of such LC Disbursement and, to the extent so financed, the applicable Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swing Line Loan.  If the applicable Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the applicable Borrower in respect thereof and such Lender’s Applicable Percentage thereof.  Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the applicable Borrower, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Lenders.  Promptly following receipt by the Administrative Agent of any payment from any Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear.  Any payment made by a Lender pursuant to this paragraph to reimburse such Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swing Line Loan as contemplated above) shall not constitute a Loan and shall not relieve the applicable Borrower of its obligation to reimburse such LC Disbursement.  Notwithstanding anything to the contrary contained herein, the Lenders shall not have any obligation to reimburse any Issuing Bank for any LC Disbursement made under any Extended Expiration Letter of Credit that occurs on or after the Maturity Date.

(o) Obligations Absolute.  Each Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by any Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, such Borrower’s obligations hereunder.  Neither the Administrative Agent, the Lenders nor any Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of any Issuing Bank; provided that the foregoing shall not be construed to excuse any Issuing Bank from liability to any Borrower to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by each Borrower to the extent permitted by applicable Requirements of Law) suffered by such Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.  The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of any Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination.  In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, such Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.  The obligations of the Borrowers under this Agreement and the other Loan Documents regarding Letters of Credit, including this Section 2.06, shall survive after the Maturity Date and termination of this Agreement for so long as any LC Exposure exists.  Each Borrower further agrees that, if any Extended Expiration Letters of Credit issued for the account of such Borrower are outstanding on the date that is 30 days prior to the Maturity Date, such Borrower will, promptly upon request of the Administrative Agent or the applicable Issuing Bank, enter into such agreements, in form and substance reasonably acceptable to the Administrative Agent or such Issuing Bank, as applicable, and such Borrower as the Administrative Agent or such Issuing Bank may reasonably require to govern (from and after the Maturity Date) the administration of the Extended Expiration Letters of Credit and the Issuing Bank LC Collateral Account requirements, as applicable, such Borrower’s reimbursement obligations and other obligations with respect thereto, and such other provisions as the Administrative Agent or such Issuing Bank may reasonably require.

(p) Disbursement Procedures.  Each Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit.  Each Issuing Bank shall promptly notify the Administrative Agent and the applicable Borrower by telephone, facsimile transmission or electronic mail (and, in the case of telephonic notice, promptly confirmed by facsimile or electronic mail) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrowers of their obligation to reimburse such Issuing Bank and the Lenders with respect to any such LC Disbursement.

(q) Interim Interest.  If any Issuing Bank shall make any LC Disbursement, then, unless the applicable Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the applicable Borrower reimburses such LC Disbursement, at a rate per annum equal to (i) for any day prior to the date on which such payment by the applicable Borrower is due in accordance with paragraph (e) of this Section, the Federal Funds Effective Rate and (b) thereafter, the rate per annum then applicable to ABR Revolving Loans plus 2%.  Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse the applicable Issuing Bank shall be for the account of such Lender to the extent of such payment.

(r) Termination of an Issuing Bank.  Any Issuing Bank may be terminated at any time upon not less than ten (10) Business Days’ prior written notice by the Parent to the Administrative Agent and such Issuing Bank.  The Administrative Agent shall notify the Lenders of any such termination of an Issuing Bank.  After the termination of an Issuing Bank hereunder, such Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such termination, but shall not be required to amend, renew or extend any such Letter of Credit or to issue additional Letters of Credit.

Cash Collateralization

.  If the Parent is required to deposit cash collateral pursuant to Section 2.09(d),  2.11 or 7.02, it will establish on or prior to such date, and thereafter maintain so long as any Letter of Credit is outstanding or any amount is payable to any Issuing Bank or the Lenders in respect of any Letter of Credit, a special collateral account pursuant to arrangements satisfactory to the Administrative Agent (the “LC Collateral Account”) at the Administrative Agent’s office at the address specified pursuant to Section 9.01, in the name of the Parent but under the sole dominion and control of the Administrative Agent, for the benefit of the Lenders, and in which neither the Parent nor any other Borrower shall have any interest.  The Parent hereby pledges, assigns and grants to the Administrative Agent, on behalf of and for the ratable benefit of the Lenders and the Issuing Banks, a security interest in all of the Parent’s right, title and interest in and to all funds which may from time to time be on deposit in the LC Collateral Account, to secure the prompt and complete payment and performance of the Obligations.  The Administrative Agent will invest any funds on deposit from time to time in the LC Collateral Account in certificates of deposit of JPMorgan having a maturity not exceeding 30 days.  Moneys in the LC Collateral Account shall be applied by the Administrative Agent to reimburse the Issuing Banks for LC Disbursements made by the Issuing Banks for which they have not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrowers for the Total LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposures representing greater than 50% of the Total LC Exposure), be applied to satisfy other Obligations.  If the Borrowers are required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount shall be returned to the Borrowers within three (3) Business Days after all Events of Default have been cured or waived.  If a Borrower is required to provide an amount of cash collateral hereunder pursuant to Section 2.11, such amount shall be returned to the applicable Borrower to the extent that, after giving effect to such return, the Total Revolving Credit Exposure would not exceed the Aggregate Commitment and no Default or Event of Default shall have occurred and be continuing.  The Administrative Agent agrees that when all Obligations have been paid in full and all Letters of Credit have expired or been terminated, the Administrative Agent will deliver all remaining funds in the LC Collateral Account to the Parent (or such other Person as is entitled thereto under applicable

Requirements of Law).  If the Administrative Agent determines that any Person other than the Parent is entitled to such remaining funds, the Administrative Agent shall use reasonable efforts to give the Parent notice of such determination in advance of delivering such funds to any other Person, but the Administrative Agent shall have no liability for the failure to deliver such notice.

(i) If, on the Maturity Date, any Extended Expiration Letters of Credit remain outstanding, each Borrower for whose account an Extended Expiration Letter of Credit has been issued shall deposit on such date in an account with each Issuing Bank that has issued any such Extended Expiration Letter of Credit, in the name of such Issuing Bank and for the benefit of such Issuing Bank (each, an “Issuing Bank LC Collateral Account”), an amount in cash equal to 100% of the aggregate face amount of all outstanding Extended Expiration Letters of Credit issued by such Issuing Bank for the account of such Borrower.  Any such deposits pursuant to this paragraph (j)(ii) shall be held by each applicable Issuing Bank in its Issuing Bank LC Collateral Account as collateral for the obligation of the applicable Borrower to reimburse such Issuing Bank for LC Disbursements made by such Issuing Bank under each Extended Expiration Letter of Credit issued by such Issuing Bank for the account of such Borrower.  Each Issuing Bank shall have the exclusive dominion and control, as defined in the Uniform Commercial Code of the State of New York, including the exclusive right of withdrawal, over its Issuing Bank LC Collateral Account.  Each Borrower hereby pledges, assigns and grants to the applicable Issuing Bank a security interest in all of such Borrower’s right, title and interest in and to all funds which may from time to time be on deposit in the LC Collateral Account maintained by such Issuing Bank in respect of Extended Expiration Letters of Credit issued for the account of such Borrower, to secure the prompt and complete payment and performance of the Obligations in respect of such Extended Expiration Letters of Credit.  No Issuing Bank shall have any obligation to pay interest on the investment of such deposits; provided that each Issuing Bank shall invest such deposits in certificates of deposit of such Issuing Bank having a maturity not exceeding 30 days.  Moneys in each Issuing Bank LC Collateral Account shall be applied by the applicable Issuing Bank to reimburse such Issuing Bank for LC Disbursements made by such Issuing Bank in respect of Extended Expiration Letters of Credit for which it has not been reimbursed.  Upon the cancellation, surrender, or payment of each Extended Expiration Letter of Credit for which cash collateral was provided pursuant to this Section 2.06(j)(ii), the Issuing Bank that issued such Extended Expiration Letter of Credit shall promptly release cash collateral to the applicable Borrower in the amount of the LC Exposure that is no longer outstanding as a result thereof, together with the amount of all corresponding fees with respect to such Extended Expiration Letter of Credit that will no longer become payable.

(s) Designation of Additional Issuing Banks.  From time to time, the Parent may, by notice to the Administrative Agent and the Lenders, designate as additional Issuing Banks one or more Lenders that agree to serve in such capacity as provided below.  The acceptance by a Lender of any appointment as an Issuing Bank hereunder shall be evidenced by an agreement (an “Issuing Bank Agreement”), which shall be in a form reasonably satisfactory to the Parent and the Administrative Agent, shall set forth the LC Issuance Limit of such Lender and shall be executed by such Lender, the Parent and the Administrative Agent and, from and after the effective date of such Issuing Bank Agreement, (i) such Lender shall have all the rights and obligations of an Issuing Bank under this Agreement and the other Loan Documents and (ii) references herein and in the other Loan Documents to the term “Issuing Bank” shall be deemed to include such Lender in its capacity as an Issuing Bank.

(t) Existing Letters of Credit.  On the Effective Date, each of the Existing Letters of Credit shall be deemed to have been issued as a Letter of Credit under this Agreement by the applicable Issuing Bank, and such Issuing Bank shall be deemed, without further action by any party hereto, to have granted to each of the Lenders, and each Lender shall be deemed, without further action by any party hereto, to have acquired from such Issuing Bank, a participation (on the terms specified in this Section 2.06) in each Existing Letter of Credit equal to such Lender’s Applicable Percentage thereof.

Concurrently with such sale of participations, the participations granted pursuant to the terms of the Existing Credit Agreement to the lenders party thereto shall be automatically cancelled without further action by any of the parties hereto.  Each Lender acknowledges and agrees that its obligation to acquire participations in Existing Letters of Credit pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Aggregate Commitment, and that each payment by a Lender in respect of such participations shall be made without any offset, abatement, withholding or reduction whatsoever.

Funding of Borrowings

.  Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 2:00 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swing Line Loans shall be made as provided in Section 2.05.  The Administrative Agent will make such Loans available to the applicable Borrower by promptly remitting the amounts so received, in like funds, to an account of such Borrower designated by such Borrower in the applicable Borrowing Request; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank.

(b)Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing (or, in the case of any Borrowing of ABR Revolving Loans, prior to 2:00 p.m., New York City time, on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with this paragraph (a) and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of such Borrower, the interest rate applicable to the Loans comprising such Borrowing.  If such Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to such Borrower the amount of such interest paid by such Borrower for such period.  If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing.  Any payment by a Borrower shall be without prejudice to any claim such Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

Interest Elections

.  Each Revolving Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Revolving Borrowing, shall have an initial Interest Period as specified in such Borrowing Request.  Thereafter, the applicable Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Revolving Borrowing, may elect Interest Periods therefor, all as provided in this Section.  A Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.  This Section shall not apply to Swing Line Borrowings, which may not be converted or continued.

(u) To make an election pursuant to this Section, the applicable Borrower shall notify the Administrative Agent of such election by telephone, facsimile transmission or electronic mail by the time that a Borrowing Request would be required under Section 2.03 if such Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election.  Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery, facsimile transmission or electronic mail to the Administrative Agent of a written Interest Election Request signed by the applicable Borrower.  Notwithstanding any contrary provision herein, this Section shall not be construed to permit any Borrower to elect an Interest Period for Eurodollar Loans that does not comply with Section 2.02(d).

(v) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
(iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which Interest Period shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(w) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(x) If any Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Revolving Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing.  Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Parent, then, so long as an Event of Default is continuing (i) no outstanding Revolving Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Revolving Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

Termination and Reduction of Commitments

.  Unless previously terminated, the Aggregate Commitment shall terminate on the Maturity Date (as it may be extended with respect to some or all of the Commitments pursuant to Section 2.22).

(y) The Parent may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $10,000,000 and (ii) the Parent shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.11, the Total Revolving Credit Exposure would exceed the Aggregate Commitment.

(z) The Parent shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof.  Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof.  Each notice delivered by the Parent pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Parent may state that such notice is conditioned upon the effectiveness of other credit facilities or other transactions specified therein, in which case such notice may be revoked by the Parent (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.  Any termination or reduction of the Commitments shall be permanent.  Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

(aa) On any date on which a Change of Control occurs, (i) the Aggregate Commitment shall be automatically and immediately reduced to zero, (ii) the Borrowers shall prepay all Revolving Loans and all Swing Line Loans then outstanding, together with all accrued interest thereon and all other Obligations and (iii) the Parent shall pay to the Administrative Agent an amount in immediately available funds, which funds shall be held in the LC Collateral Account, equal to the excess of (A) the Total LC Exposure at such time over (B) the amount on deposit in the LC Collateral Account at such time which is free and clear of all rights and claims of third parties and has not been applied against the Obligations (such difference, the “LC Collateral Shortfall Amount”).

Repayment of Loans; Evidence of Debt

.  Each Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan made to such Borrower on the Maturity Date and (ii) to each Swing Line Lender the then unpaid principal amount of each Swing Line Loan made by such Swing Line Lender to such Borrower on the Maturity Date; provided that on each date that a Revolving Borrowing is made, each Borrower shall repay all Swing Line Loans made to such Borrower that are then outstanding.

(bb) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender to such Borrower, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(cc) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(dd) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the Obligations.

(ee) Any Lender may request that Loans made by it be evidenced by a Note.  In such event, each Borrower shall prepare, execute and deliver to such Lender a Revolving Note or a Swing Line Note, as applicable, payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns).  Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

Prepayment of Loans

.  The Borrowers shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with the provisions of this Section 2.11.  The applicable Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swing Line Loan, the applicable Swing Line Lender) by telephonic notice (promptly confirmed by hand delivery, facsimile transmission or electronic mail of such request) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Revolving Borrowing, not later than 1:00 p.m., New York City time, three (3) Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Revolving Borrowing, not later than 1:00 p.m., New York City time, on the date of prepayment or (iii) in the case of prepayment of a Swing Line Loan, not later than 2:00 p.m., New York City time, on the date of prepayment.  Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Aggregate Commitments as contemplated by Section 2.09, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.09.  Promptly following receipt of any such notice relating to a Revolving Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof.  Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in Section 2.02.  Each prepayment of a Revolving Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing.  Prepayments shall be accompanied by (i) accrued interest to the extent required by Section 2.13 and (ii) break funding payments pursuant to Section 2.16.  If at any time the Total Revolving Credit Exposure exceeds the Aggregate Commitment, the Borrowers shall as soon as practicable (and in any event within two (2) Business Days), prepay Borrowings and/or cash collateralize the Total LC Exposure by depositing funds into the LC Collateral Account in an aggregate principal amount sufficient to cause the Total Revolving Credit Exposure to be less than or equal to the Aggregate Commitment.

Fees

.  The Parent agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the Applicable Rate on the daily amount of the Available Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which such Commitment terminates.  Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Aggregate Commitment terminate, commencing on the first such date to occur after the date hereof; provided that any commitment fees accruing after the date on which the Aggregate Commitment terminate shall be payable on demand.  All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(ff) The Parent agrees to pay (i) to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage, a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to Eurodollar Revolving Loans on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s

Commitment terminates and the date on which such Lender ceases to have any LC Exposure, (ii) to each Issuing Bank, for its own account, a letter of credit fee with respect to each Extended Expiration Letter of Credit issued by such Issuing Bank, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to Eurodollar Revolving Loans on the average daily amount of such available to be drawn under such Extended Expiration Letter of Credit during the period from and including the Maturity Date to but excluding the date on which such Extended Expiration Letter of Credit expires or terminates, and (iii) to each Issuing Bank, for its own account, a fronting fee with respect to each Letter of Credit issued by such Issuing Bank, which shall accrue at a rate per annum as separately agreed upon by the Parent and such Issuing Bank on the average daily amount of the Total LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) attributable to Letters of Credit issued by such Issuing Bank during the period from and including the Effective Date to but excluding the later of the date of termination of the Aggregate Commitment and the date on which there ceases to be any LC Exposure attributable to Letters of Credit issued by such Issuing Bank, as well as such Issuing Bank’s standard fees and commissions with respect to the issuance, amendment, cancellation, negotiation, transfer, presentment, renewal or extension of any Letter of Credit or processing of drawings thereunder.  Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third (3rd) Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Aggregate Commitment terminates and any such fees accruing after the date on which the Aggregate Commitment terminates shall be payable on demand.  Any other fees payable to any Issuing Bank pursuant to this paragraph shall be payable within ten (10) days after demand.  All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(gg) The Parent agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Parent and the Administrative Agent.

(hh) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the applicable Issuing Bank, in the case of fees payable to it) for distribution, in the case of facility fees and participation fees, to the Lenders.  Fees paid shall not be refundable under any circumstances.

Interest

.  The Loans comprising each ABR Revolving Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(ii) The Loans comprising each Eurodollar Revolving Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.
(jj) Swing Line Loans shall bear interest at the rates specified in Section 2.05.

(kk) Notwithstanding the foregoing, during the occurrence and continuance of an Event of Default, the Required Lenders may, at their option, by notice to the Parent (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 9.02 requiring the consent of “each Lender directly affected thereby” for reductions in interest rates), declare that (i) all Loans shall bear interest at 2% plus the rate otherwise applicable to such Loans as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount outstanding hereunder, such amount shall accrue at 2% plus the rate applicable to such fee or other obligation as provided hereunder; provided that, during the existence of any Event of Default described in Section 7.01(g) or 7.01(h), the interest rates set forth in clauses (i) and (ii) shall be applicable to all Loans and other amounts outstanding hereunder without any election or action on the part of the Administrative Agent or any Lender.

(ll) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Aggregate Commitment; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Revolving Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(mm) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

Alternate Rate of Interest

.  If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(nn) the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or

(oo) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Parent and the Lenders by telephone or facsimile transmission as promptly as practicable thereafter and, until the Administrative Agent notifies the Parent and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and any such Eurodollar Borrowing shall be repaid on the last day of the then current Interest Period applicable thereto and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

Increased Costs

.  If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or any Issuing Bank;

(ii) impose on any Lender or any Issuing Bank or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein; or

(iii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection

Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, continuing, converting into or maintaining any Loan or of maintaining its obligation to make any such Loan or to increase the cost to such Lender, such Issuing Bank or such other Recipient of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender, such Issuing Bank or such other Recipient hereunder, whether of principal, interest or otherwise, then the Parent will pay (or will cause the applicable Additional Borrower to pay) to such Lender, such Issuing Bank or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, such Issuing Bank or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(pp) If any Lender or any Issuing Bank determines in good faith that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time the Parent will pay (or will cause the applicable Additional Borrower to pay) to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered; provided that such Lender or such Issuing Bank is generally seeking, or intends generally to seek, compensation from similarly situated borrowers under similar credit facilities (to the extent such Lender or Issuing Bank has the right under such similar credit facilities to do so) with respect to such Change in Law regarding capital or liquidity requirements.

(qq) A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section, setting forth in reasonable detail the calculation of such amount or amounts, shall be delivered to the Parent and shall be rebuttable presumptive evidence of such amount or amounts.  The Parent shall pay (or shall cause the applicable Additional Borrower to pay) such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within 15 days after receipt thereof.

(rr) Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided that the Parent shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Parent of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

Break Funding Payments

.  In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or as a result of any prepayment pursuant to Section 2.11),

(b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11 and is revoked in accordance therewith) or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Parent pursuant to Section 2.19, then, in any such event, the Parent shall compensate (or shall cause the applicable Additional Borrower to compensate) each Lender for the loss, cost and expense attributable to such event.  Such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in Dollars of a comparable amount and period from other banks in the eurodollar market.  A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Parent and shall be conclusive absent manifest error.  The Parent shall pay such Lender the amount shown as due on any such certificate within 15 days after receipt thereof.

Taxes

.   Payments Free of Taxes.  Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Requirements of Law.  If any applicable Requirements of Law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Requirements of Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.17) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(ss) Payment of Other Taxes by the Borrowers.  Each Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable Requirements of Law, or at the option of the Administrative Agent timely reimburse it for, Other Taxes.

(tt) Evidence of Payments.  As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.17, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(uu) Indemnification by the Loan Parties.  The Loan Parties shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Parent by a Lender (with a copy to the

Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(vv) Indemnification by the Lenders.  Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(ww) Status of Lenders.  Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Parent and the Administrative Agent, at the time or times reasonably requested by the Parent or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Parent or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Parent or the Administrative Agent, shall deliver such other documentation prescribed by applicable Requirements of Law or reasonably requested by the Parent or the Administrative Agent as will enable the Parent or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.17(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(i) Without limiting the generality of the foregoing, in the event that a Borrower is a U.S. Person:
(A)

any Lender that is a U.S. Person shall deliver to such Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;

(B)

any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to such Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Administrative Agent), whichever of the following is applicable:

(1)

in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)	executed originals of IRS Form W-8ECI;
(3)

in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit E-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of such Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or

(4)

to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-2 or Exhibit E-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-4 on behalf of each such direct and indirect partner;

(C)

any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to such Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable Requirements of Law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Requirements of Law to permit such Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)

if a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to each Borrower and the Administrative Agent at the time or times prescribed by applicable Requirements of Law and at such time or times reasonably requested by such Borrower or the Administrative Agent such documentation prescribed by applicable Requirements of Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by such Borrower or the Administrative Agent as may be necessary for such Borrower and the Administrative

Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrowers and the Administrative Agent in writing of its legal inability to do so.

(xx) Treatment of Certain Refunds.  If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.17 (including by the payment of additional amounts pursuant to this Section 2.17), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.17 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(yy) Survival.  Each party’s obligations under this Section 2.17 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(zz) Defined Terms. For purposes of this Section 2.17, the term “Lender” includes each Issuing Bank and the term “applicable Requirements of Law” includes FATCA.
Payments Generally; Pro Rata Treatment; Sharing of Set-offs

.  Except as provided in Section 2.06(e), each Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to 1:00 p.m., New York City time, on the date when due, in immediately available funds, without set-off or counterclaim.  Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  All such payments shall be made to the Administrative Agent at its offices at 1111 Fannin, 10th Floor, Houston, Texas 77002, except payments to be made directly to any Issuing Bank or any Swing Line Lender as expressly provided herein, and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto.  The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof.  If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.  All payments hereunder shall be made in Dollars.

(aaa) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(bbb) Each Borrower hereby irrevocably authorizes the Administrative Agent to charge any deposit account of such Borrower maintained with the Administrative Agent for each payment of principal, interest and fees as it becomes due hereunder.

(ccc) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or participations in LC Disbursements or Swing Line Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and participations in LC Disbursements and Swing Line Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and participations in LC Disbursements and Swing Line Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and participations in LC Disbursements and Swing Line Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Revolving Loans or participations in LC Disbursements and Swing Line Loans to any assignee or participant, other than to the Parent or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply).  Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable Requirements of Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

(ddd) Unless the Administrative Agent shall have received notice from the applicable Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or any Issuing Bank hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the applicable Issuing Bank, as the case may be, the amount due.  In such event, if the applicable Borrower has not in fact made such payment, then each of the Lenders or the applicable Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(eee) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(c), 2.06(d) or (e), 2.07(b), 2.18(e) or 9.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender and for the benefit of the Administrative Agent, any Swing Line Lender or any Issuing Bank to satisfy such Lender’s obligations to it under such Section until all such unsatisfied obligations are fully paid and/or (ii) hold any such amounts in a segregated account over which the Administrative Agent shall have exclusive control as cash collateral for, and application to, any future funding obligations of such Lender under any such Section; in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.

Mitigation Obligations; Replacement of Lenders

.  If any Lender requests compensation under Section 2.15, or any Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Parent hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(fff) If (i) any Lender requests compensation under Section 2.15, (ii) any Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, (iii) any Lender becomes a Defaulting Lender, (iv) any Lender is a Non-Consenting Lender or (v) any Lender is a Non-Extending Lender, then the Parent may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights (other than its existing rights to payments pursuant to Sections 2.15 or 2.17) and obligations under the Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that (i) the Parent shall have received the prior written consent of the Administrative Agent (and if a Commitment is being assigned, each Issuing Bank and each Swing Line Lender), which consent shall not unreasonably be withheld, conditioned or delayed, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Revolving Loans and participations in LC Disbursements and Swing Line Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Parent or the applicable Additional Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments.  A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Parent to require such assignment and delegation cease to apply.  An assignment and delegation required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Parent, the Administrative Agent and the assignee, and the Lender required to make such assignment and delegation need not be a party thereto (it being understood and agreed that such Lender shall not be deemed to make the representations and warranties in such Assignment and Assumption if such Lender has not executed such Assignment and Assumption).

Increases in Aggregate Commitment

.

(ggg) Subject to the terms and conditions set forth herein, the Parent shall have the right to cause from time to time (but not more than twice in any calendar year) an increase in the Aggregate Commitment (a “Commitment Increase”) by allowing one or more existing Lenders to increase their respective Commitments (each, an “Increasing Lender”) and/or by adding to this Agreement one or more additional financial institutions that are not already Lenders hereunder (each, an “Additional Lender”); provided that (i) each Commitment Increase shall be in an amount that is not less than $25,000,000, (ii) no Commitment Increase shall cause the Aggregate Commitment to exceed $2,500,000,000, (iii) no Additional Lender shall be added as a party hereto without the written consent of the Administrative Agent, each Issuing Bank and each Swing Line Lender (not to be unreasonably withheld, conditioned or delayed), (iv) if a Commitment Increase involves any Increasing Lender, the Borrowers and such Increasing Lender shall execute an agreement substantially in the form of Exhibit B hereto and (v) if a Commitment Increase involves any Additional Lender, the Borrowers and such Additional Lender shall execute an agreement substantially in the form of Exhibit C hereto.  No Lender’s Commitment shall be increased without such Lender’s prior written consent (which consent may be given or withheld in such Lender’s sole and absolute discretion).  No consent of any Lender (other than the Lenders participating in the Commitment Increase) shall be required for any Commitment Increase.

(hhh) Each Commitment Increase pursuant to this Section 2.20 shall become effective on the date agreed by the Parent, the Administrative Agent and the relevant Increasing Lenders and/or Additional Lenders, and the Administrative Agent shall notify each Lender thereof.  Notwithstanding the foregoing, no Commitment Increase shall become effective under this paragraph unless (i) on the proposed date of the effectiveness of such Commitment Increase, the conditions set forth in paragraphs (a) and (b) of Section 4.02 shall be satisfied and the Administrative Agent shall have received a certificate to that effect dated such date and executed by an Authorized Officer and (ii) the Administrative Agent shall have received such documents and opinions consistent with those delivered on the Effective Date as to the organizational power and authority of the Borrowers to borrow hereunder after giving effect to such Commitment Increase as the Administrative Agent may reasonably request.

(iii) On the effective date of any Commitment Increase, (i) each relevant Increasing Lender and Additional Lender shall make available to the Administrative Agent such amounts in immediately available funds as the Administrative Agent shall determine, for the benefit of the other Lenders, as being required in order to cause, after giving effect to such Commitment Increase and the use of such amounts to make payments to such other Lenders, each Lender’s portion of the outstanding Revolving Loans of all the Lenders to equal its Applicable Percentage of such outstanding Revolving Loans, and (ii) each Borrower shall be deemed to have repaid and reborrowed all outstanding Revolving Loans made to such Borrower as of the date of any Commitment Increase (with such reborrowing to consist of the Types of Revolving Loans, with related Interest Periods if applicable, specified in a notice delivered by such Borrower in accordance with the requirements of Section 2.03).  The deemed payments made pursuant to clause (ii) of the immediately preceding sentence shall be accompanied by payment of all accrued interest on the amount prepaid and, in respect of each Eurodollar Loan, shall be subject to indemnification by the Parent pursuant to the provisions of Section 2.16 if the deemed payment occurs other than on the last day of the related Interest Periods.  Notwithstanding the foregoing and any other provision of this Agreement to the contrary, the parties hereto agree that, in connection with any Commitment Increase, the Administrative Agent, the Borrowers, each relevant Increasing Lender and each relevant Additional Lender may make arrangements satisfactory to such parties to cause each such Increasing Lender and Additional Lender to temporarily hold risk participations in the outstanding Revolving Loans of the other Lenders (rather than fund its Applicable Percentage of all outstanding Revolving Loans concurrently with the effectiveness of such Commitment Increase) with a view toward minimizing breakage costs and transfers of funds in connection with such Commitment Increase.

Defaulting Lenders

.  Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(jjj) commitment fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 2.12(a);

(kkk) the Commitment and Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.02); provided, that, except as otherwise provided in Section 9.02, this clause (b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender directly affected thereby;

(lll) if any Swing Line Exposure or LC Exposure exists at the time such Lender becomes a Defaulting Lender then:

(i) all or any part of the Swing Line Exposure (other than any portion thereof with respect to which such Defaulting Lender shall have funded its participation as contemplated by Section 2.05(c)) and LC Exposure (other than any portion thereof with respect to which such Defaulting Lender shall have funded its participation as contemplated by Section 2.06(d) or (e)) of such Defaulting Lender shall be reallocated (effective as of the date such Lender becomes a Defaulting Lender) among the non-Defaulting Lenders in accordance with their respective Applicable Percentages (for the purposes of such reallocation, such Defaulting Lender’s Commitment shall be disregarded in determining the non-Defaulting Lenders’ respective Applicable Percentages), but only to the extent that (A) the sum of all non-Defaulting Lenders’ Revolving Credit Exposures plus such Defaulting Lender’s Swing Line Exposure and LC Exposure does not exceed the total of all non-Defaulting Lenders’ Commitments, (B) after giving effect to any such reallocation, no non-Defaulting Lender’s Revolving Credit Exposure shall exceed such non-Defaulting Lender’s Commitment and (C) no Default or Event of Default has occurred and is continuing at such time;

(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Parent shall, within three (3) Business Days following written notice by the Administrative Agent, (x) first, prepay such Defaulting Lender’s Swing Line Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) and (y) second, cash collateralize, for the benefit of the applicable Issuing Banks, the Parent’s obligations corresponding to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.06(j) for so long as such Defaulting Lender’s LC Exposure is outstanding;

(iii) if the Parent cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Parent shall not be required to pay any participation fees to such Defaulting Lender pursuant to Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;

(iv) if any portion of the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Section 2.12(a) and Section 2.12(b) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages after giving effect to such reallocation; and

(v) if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of any Issuing Bank or any other Lender hereunder, all participation fees payable under Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the applicable Issuing Banks, ratably based on the portion of such LC Exposure attributable to Letters of Credit issued by each such Issuing Bank, until and to the extent that such LC Exposure is reallocated and/or cash collateralized pursuant to clause (i) or (ii) above; and

(mmm) so long as such Lender is a Defaulting Lender, no Swing Line Lender shall be required to fund any Swing Line Loan and no Issuing Bank shall be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding LC Exposure will be 100% covered by the Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Parent in accordance with Section 2.21(c), and participating interests in any such newly made Swing Line Loan or any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.21(c)(i) (and such Defaulting Lender shall not participate therein).

In the event that the Administrative Agent, the Parent, each Swing Line Lender and each Issuing Bank agree in writing that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swing Line Exposures and LC Exposures of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment, and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swing Line Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage.

The rights and remedies against, and with respect to, a Defaulting Lender under this Section 2.21 are in addition to, and cumulative and not in limitation of, all other rights and remedies that the Administrative Agent and each Lender, each Issuing Bank, each Swing Line Lender, each Borrower or any other Loan Party may at any time have against, or with respect to, such Defaulting Lender.

Extension of Maturity Date

.

(nnn) Not earlier than 90 days prior to, nor later than 30 days prior to, each anniversary of the Effective Date, beginning with the first anniversary of the Effective Date, and on not more than two occasions, the Parent may, upon written notice to the Administrative Agent (which shall promptly notify the Lenders), request a one-year extension of the Maturity Date then in effect.  Prior to the earlier of (i) 30 days after delivery of such notice by the Administrative Agent to the Lenders and (ii) three (3) Business Days prior to the then existing Maturity Date, each Lender shall notify the Administrative Agent whether or not it consents to such extension (which consent may be given or withheld in such Lender’s sole and absolute discretion). Any Lender not responding within the above time period shall be deemed not to have consented to such extension. The Administrative Agent shall promptly notify the Parent and the Lenders of the Lenders’ responses to each such request.

(ooo) The Maturity Date shall be extended only if the Required Lenders (calculated prior to giving effect to any replacements of Non-Extending Lenders pursuant to Section 2.19(b)) have consented thereto, whereupon the Maturity Date shall be extended to the date which is one year after the Maturity Date in effect prior to such extension.  The Administrative Agent shall promptly notify the Lenders of such extension, specifying the date on which such extension shall become effective (the “Extension Effective Date”) and the new Maturity Date.  As a condition precedent to such extension, the Parent shall deliver to the Administrative Agent a certificate of the Parent dated as of the Extension Effective Date and signed by an Authorized Officer (i) certifying and attaching the resolutions adopted by the Borrowers approving or consenting to such extension and (ii) certifying that (A) before and after giving effect to such extension, the representations and warranties contained in Article III and in the other Loan Documents made by it are true and correct in all material respects on and as of the Extension Effective Date (or, in the case of any such representations and warranties that are qualified as to materiality in the text thereof, such representations and warranties shall be true and correct in all respects), except to the extent that such representations and warranties specifically refer to an earlier date, (B) as of the Extension Effective Date, both before and immediately after giving effect to such extension, no Default or Event of Default has occurred and is continuing, (C) as of the Extension Effective Date, since the date of the most recent audited financial statements of the Parent furnished or deemed furnished to the Administrative Agent pursuant to Section 5.01(a), there shall not have occurred any material adverse condition or material adverse change in or affecting the business, property, financial condition or results of operations of the Parent and its Restricted Subsidiaries, taken as a whole, and (D) as of the Extension Effective Date, except as disclosed in the Parent’s filings with the SEC, in the Parent’s judgment, there are no actions at law or in equity pending or, to the Knowledge of the Parent, threatened involving the likelihood of any judgment or liability against the Parent or any Restricted Subsidiary which would reasonably be expected to have a Material Adverse Effect.

(ppp) Notwithstanding any extension of the Maturity Date pursuant to this Section 2.22, each Non-Extending Lender that has not been replaced by another Lender pursuant to Section 2.19(b) prior to the applicable Extension Effective Date shall continue to be subject to the Maturity Date in effect prior to giving effect to such extension (the “Existing Maturity Date”), and references herein to the “Maturity Date”, as to such Non-Extending Lender, shall be deemed to refer to the Existing Maturity Date.  On the Existing Maturity Date, each Borrower shall repay the unpaid principal amount of each Revolving Loan made to such Borrower and owing to each Non-Extending Lender, together with all accrued and unpaid interest thereon, and pay all other obligations accrued or owing hereunder to each Non-Extending Lender as of the Existing Maturity Date, and the LC Exposure of each Non-Extending Lender shall be reallocated (effective as of the Existing Maturity Date) among the extending Lenders in accordance with their respective Applicable Percentages (for the purposes of such reallocation, the Non-Extending Lenders’ Commitments shall be disregarded in determining the extending Lenders’ respective Applicable Percentages), but only to the extent that after giving effect to any such reallocation, no extending Lender’s Revolving Credit Exposure shall exceed such extending Lender’s Commitment.

Additional Borrowers

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(qqq) From time to time, the Parent may cause one or more additional Subsidiaries formed under the laws of a jurisdiction located in the United States of America or Canada engaged in midstream businesses to become party to this Agreement as an additional borrower (an “Additional Borrower”) by delivering, or causing to be delivered, to the Administrative Agent in respect of each applicable Subsidiary, the following: (i) an Additional Borrower Accession Agreement substantially in the form of Exhibit I attached hereto (an “Additional Borrower Accession Agreement”), duly executed by the Parent and such Subsidiary (the date of each such Additional Borrower Accession Agreement being referred to herein as an “Additional Borrower Accession Date”, which date shall be at least ten (10) Business Days (or such lesser period as may be reasonably acceptable to the Administrative Agent) after the Parent provides notice to the Administrative Agent of its intention to cause such Subsidiary to become an Additional Borrower hereunder), (ii) a guaranty by the Parent of the obligations of the Additional Borrower under the Loan Documents, substantially in the form of Exhibit J attached hereto (a “SWN Guaranty”), (iii) each of the documents or other closing deliverables specified in Section 4.01 that would have been required to be delivered by or on behalf of such Subsidiary had such Subsidiary been an Additional Borrower on the Effective Date, each such deliverable to be dated as of the applicable Additional Borrower Accession Date unless otherwise agreed by the Administrative Agent and in form and substance reasonably satisfactory to the Administrative Agent, (iv) Notes dated as of the applicable Additional Borrower Accession Date, duly executed by such Subsidiary and payable to each Lender for which an existing Note is outstanding on such Additional Borrower Accession Date, (v) if such Subsidiary is a Foreign Subsidiary, evidence reasonably satisfactory to the Administrative Agent that such Subsidiary shall have appointed a Person reasonably satisfactory to the Administrative Agent as the designee, appointee and agent of such Subsidiary to receive, for and on behalf of such Subsidiary, service of process in the State of New York in any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document, and (vi) such other approvals, opinions or documents as the Administrative Agent may reasonably request; provided that no Subsidiary may become an Additional Borrower hereunder pursuant to this Section 2.23(a) if a Default or Event of Default shall have occurred and be continuing on the applicable Additional Borrower Accession Date or shall result from the joinder of such Subsidiary as an Additional Borrower on such Additional Borrower Accession Date.  Without limiting the foregoing, if the designation of any additional Subsidiary as an Additional Borrower hereunder obligates the Administrative Agent or any Lender to comply with “know your customer” or similar regulatory requirements and the information necessary for such compliance is not already available to the Administrative Agent or such Lender, as applicable, the Parent shall, promptly upon the request of the Administrative Agent or such Lender, as applicable, supply such documentation and other evidence as is reasonably requested by the Administrative Agent or such Lender, as applicable, in order for it to comply with all “know your customer” and/or similar identification procedures required under all applicable Requirements of Law.

(rrr) A Subsidiary in respect of which the Parent has delivered an Additional Borrower Accession Agreement to the Administrative Agent shall become an Additional Borrower and, as such, shall have all of the rights and obligations of a Borrower hereunder (subject to paragraph (c) below).

(sss) Notwithstanding anything to the contrary contained herein, the portion of the Total Revolving Credit Exposure attributable to Loans made to and Letters of Credit issued for the account of the Additional Borrowers shall never exceed the Additional Borrower Limit at any time outstanding.

(ttt) From time to time, the Parent may cause any Additional Borrower to cease to be a Borrower hereunder by delivering to the Administrative Agent a notice to such effect, specifying the identity of the applicable Additional Borrower and the proposed date on which such Additional Borrower shall no longer be a Borrower hereunder, which date shall be no earlier than three Business Days after delivery of such notice (each such date being referred to herein as a “Borrower Removal Date”); provided that no Additional Borrower may cease to be a Borrower hereunder pursuant to this Section 2.23(d) if (i) there are any outstanding Loans made to such Additional Borrower (unless the obligation to repay the principal of and interest on such Loans in accordance with the terms hereof is expressly assumed by the Parent pursuant to documentation satisfactory to the Administrative Agent), (ii) there are any outstanding Letters of Credit issued for the account of such Additional Borrower (unless the obligation to reimburse LC Disbursements under such Letters of Credit, and to pay fees in respect of such Letters of Credit, in each case in accordance with the terms hereof is expressly assumed by the Parent pursuant to documentation satisfactory to the Administrative Agent) or (iii) a Default or Event of Default shall have occurred and be continuing on the applicable Borrower Removal Date, or shall result from such Additional Borrower ceasing to be a Borrower hereunder on such Borrower Removal Date.  Upon satisfaction of the conditions set forth in the preceding sentence, on the applicable Borrower Removal Date, the applicable Additional Borrower shall no longer be a “Borrower” or a “Loan Party” hereunder or under any other Loan Document.

Article III
Representations and Warranties

Each Borrower represents and warrants to the Lenders that:

Organization; Powers

.  The Parent and each of its Restricted Subsidiaries are duly organized or validly formed, validly existing and in good standing under the laws of the jurisdictions of their organization or formation and have all requisite authority to conduct their respective businesses in each jurisdiction in which the failure to have such authority, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.  The Parent and each of its Restricted Subsidiaries have full power and authority to carry on their business as now conducted.

Authorization and Validity

.  Each Loan Party has the power and authority and legal right to execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder.  The execution and delivery by each Loan Party of the Loan Documents to which it is a party have been duly authorized by proper organizational proceedings, and the Loan Documents to which each Loan Party is a party constitute legal, valid and binding obligations of such Loan Party, enforceable against such Loan Party in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights and subject to general principles of equity, regardless of whether considered in a proceeding in equity or law, and obligations of good faith and fair dealing.

Financial Condition

.  The consolidated financial statements of the Parent and its Subsidiaries as of December 31, 2012 and September 30, 2013 (which were heretofore delivered to the Administrative Agent and the Lenders) were prepared in accordance with GAAP in effect on the date such statements were prepared (subject to normal year-end audit adjustments and the absence of footnotes in the case of the September 30, 2013 financial statements) and fairly present the financial position of the Parent and its consolidated Subsidiaries at such dates and the consolidated results of their operations and their consolidated cash flows for the periods then ended.

[Intentionally Omitted]

 .

ERISA

.  Each Plan is in material compliance with, and has been administered in material compliance with, all applicable provisions of ERISA, the Code and any other applicable federal or state law, except where the failure to so comply would not (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect, and no event or condition has occurred and is continuing as to which the Parent is under an obligation to furnish a report to the Administrative Agent and the Lenders under Section 5.01(e) and which would reasonably be expected (individually or in the aggregate) to have a Material Adverse Effect.

Defaults

.  No Default or Event of Default has occurred and is continuing.

Accuracy of Information

.  No written information, exhibit or report (other than projections and information of a general economic or industry-specific nature) furnished by the Parent or any Subsidiary to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder or under any other Loan Document, when taken as a whole, contains any material misstatement of fact or omits to state a material fact necessary to make the statements contained therein not misleading in light of the circumstances under which such statements are made and (b) all projections furnished by the Parent or any Subsidiary to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder or under any other

Loan Document, when taken as a whole, have been or will be prepared in good faith based upon reasonable assumptions at the time such projections were so furnished.

Regulation U

.  Neither the Parent nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.  Margin Stock constitutes less than 25% of the consolidated assets of the Parent and its Subsidiaries which are subject to any limitation on sale or pledge or any other restriction hereunder.  No part of the proceeds of any Loan will be used to purchase or carry any Margin Stock in violation of Regulation U or for any other purpose that entails a violation of Regulation U.

Taxes

.  The Parent and its Subsidiaries have filed all United States federal tax returns and all other material tax returns which, to the Knowledge of the Parent, are required to be filed and have paid all taxes due pursuant to said returns and all taxes due pursuant to any assessment received by the Parent or any Subsidiary, except (a) for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with GAAP and (b) to the extent that the failure to pay such taxes would not reasonably be expected to result in a Material Adverse Effect.

Liens

.  There are no Liens on any of the properties or assets of the Parent or any Restricted Subsidiary except (i) Permitted Liens and (ii) with respect to properties and assets other than Productive Properties, Principal Transmission Facilities and the stock of any Subsidiary, Liens that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  All easements, rights of way, licenses and other real property rights required for operation of the businesses of the Parent and its Restricted Subsidiaries are owned free and clear of any Lien, other than Permitted Liens and Liens that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Litigation

.  As of the Effective Date, except as disclosed in the Parent’s filings with the SEC, in the Parent’s judgment, there are no actions at law or in equity pending or, to the Knowledge of the Parent, threatened involving the likelihood of any judgment or liability against the Parent or any Subsidiary which would reasonably be expected to have a Material Adverse Effect.

No Conflict

.  Neither the execution and delivery by each Loan Party of the Loan Documents to which it is a party, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will conflict with or result in the breach of any of the terms, conditions or provisions of, or constitute a default under (a) the charter or bylaws of the Parent or any Subsidiary, (b) any material indenture, loan agreement or other agreement or instrument to which the Parent or any Subsidiary is a party or by which it may be bound, or (c) result in creation of any Lien on any property of the Parent or any Subsidiary.

Approvals

.  No consent or authorization of, filing with, or any other act by or in respect of any Person is required in connection with the enforceability, execution, delivery, performance or validity of this Agreement or the transactions contemplated hereby, except such as have been obtained or made and are in full force and effect and such matters relating to performance as would ordinarily be done in the ordinary course of business after the Effective Date.

Investment Company Status

.  No Loan Party is an “investment company” or “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

Compliance with Laws and Orders

.  The Parent and its Restricted Subsidiaries have all franchises, licenses and permits necessary for the conduct of their respective businesses, and are in compliance with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which they or their respective properties are subject, except to the extent that failure to have, maintain or comply with any of the foregoing, individually and in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Anti-Terrorism Laws

.  Each of the Parent and its Subsidiaries is in compliance in all material respects with all Anti-Terrorism Laws applicable to it or its properties.

Anti-Corruption Laws and Sanctions

.  The Parent has implemented and maintains in effect policies and procedures designed to ensure compliance by the Parent, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Parent and its Subsidiaries and, to the Knowledge of the Parent, their respective officers, employees, directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects.  None of (a) the Parent or any Subsidiary, or (b) to the Knowledge of the Parent, any of the directors, officers, employees or agents of the Parent or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person.  No Credit Extension, use of proceeds or other transaction contemplated by this Agreement will violate Anti-Corruption Laws or applicable Sanctions.

Article IV
Conditions
Effective Date

.  The obligations of the Lenders to make Loans and of each Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

(a) The Administrative Agent (or its counsel) shall have received (i) from each party hereto either (A) a counterpart of this Agreement signed on behalf of such party or (B) written evidence satisfactory to the Administrative Agent (which may include facsimile or electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement, (ii) Revolving Notes executed by the Parent and payable to each Lender requesting (at least one Business Day prior to the Effective Date) a Revolving Note, duly completed and dated the Effective Date and (iii) a Swing Line Note executed by the Parent and payable to each Swing Line Lender on the Effective Date, duly completed and dated the Effective Date.

(b) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Latham & Watkins LLP, counsel for the Parent, covering such matters relating to the Parent, the Loan Documents and the transactions contemplated hereby as the Administrative Agent shall reasonably request.  The Parent hereby requests such counsel to deliver such opinion.

(c) The Administrative Agent shall have received a certificate of the secretary or assistant secretary of the Parent, dated the Effective Date, certifying:

(i) that attached to such certificate are (A) a true and complete copy of the certificate of incorporation and bylaws of the Parent, as in full force and effect on the Effective Date, and (B) a true and complete copy of a certificate from the appropriate Governmental Authority of the jurisdiction of incorporation of the Parent certifying that the Parent is validly existing and in good standing in such jurisdiction, dated a recent date prior to the Effective Date;

(ii) that attached to such certificate is a true and complete copy of resolutions duly adopted by the board of directors of the Parent authorizing the execution, delivery and performance of the Loan Documents to which the Parent is or is intended to be a party and the obtaining of extensions of credit under this Agreement; and

(iii) as to the incumbency and specimen signature of each officer of the Parent executing the Loan Documents to which the Parent is or is intended to be a party;
(d) The Administrative Agent shall have received a certificate of an Authorized Officer of the Parent dated the Effective Date, certifying:
(i) that the representations and warranties of the Parent set forth in this Agreement are true and correct on and as of the Effective Date;
(ii) that at the time of and immediately after giving effect to the Credit Extensions to be made on the Effective Date, no Default or Event of Default has occurred and is continuing; and
(iii) as to the matters described in paragraph (g) below.

(e) The Administrative Agent shall have received evidence reasonably satisfactory to it that the principal of and interest on all loans and other obligations accrued or owing under the Existing Credit Agreement (whether or not then due) shall have been paid in full and all commitments thereunder shall have been terminated (which payment and termination may be contemporaneous with the satisfaction of the conditions under this Section 4.01 and the application of proceeds of any Borrowings to occur on the Effective Date); provided that, the foregoing shall not be construed to require the termination of any of the Existing Letters of Credit.

(f) The Administrative Agent shall have received evidence reasonably satisfactory to it that, contemporaneously with the Effective Date, all of the guarantees provided by Subsidiaries of the Parent under the Existing Indentures shall be released and discharged.

(g) There shall not have occurred any material adverse condition or material adverse change in or affecting the business, property, financial condition or results of operations of the Parent and its Subsidiaries, taken as a whole, since December 31, 2012.

(h) If requested by the Administrative Agent or any Lender at least five (5) Business Days prior to the Effective Date, the Administrative Agent or such Lender shall have received all documentation and other information required by regulatory authorities or as may be required by the internal policies of the Administrative Agent or such Lender with respect to the Parent under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.

(i) The Administrative Agent, the Joint Lead Arrangers and the Lenders shall have received all fees and other amounts due and payable to them on or prior to the Effective Date, including, to the extent invoiced at least one Business Day prior to the Effective Date, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Parent hereunder or under any other Loan Document (including the reasonable fees, disbursements and other charges of Sidley Austin LLP, counsel to the Administrative Agent).

(j) All consents or approvals required to be obtained from any Governmental Authority in connection with the transactions contemplated hereby shall have been obtained and be in full force and effect.

The Administrative Agent shall notify the Parent and the Lenders of the Effective Date, and such notice shall be conclusive and binding.  Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of each Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the preceding conditions is satisfied (or waived in accordance with Section 9.02) at or prior to 5:00 p.m., New York City time, on December 31, 2013 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

Each Credit Event

.  The obligation of each Lender to make a Loan on the occasion of any Borrowing (other than any conversion or continuation of a Loan), and of each Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

(k) The representations and warranties of the Parent set forth in this Agreement shall be true and correct in all material respects (or, in the case of any such representations and warranties that are qualified as to materiality in the text thereof, such representations and warranties shall be true and correct in all respects) on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable.

(l) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default or Event of Default shall have occurred and be continuing.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Parent on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

Article V
Affirmative Covenants

Until the Aggregate Commitment has expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full (other than indemnities and other contingent obligations not then due and payable and as to which no claim has been made) and all Letters of Credit shall have expired or terminated (or have been cash collateralized in a manner satisfactory to each applicable Issuing Bank or with respect to which other arrangements have been made that are satisfactory to each applicable Issuing Bank), in each case, without any pending draw, and all LC Disbursements shall have been reimbursed, the Parent covenants and agrees with the Lenders that:

Financial Statements and Other Information

.  The Parent will furnish to the Administrative Agent for distribution to each Lender:

(a) As soon as available, but in any event in accordance with then-applicable Requirements of Law and not later than 90 days after the close of each of its fiscal years, audited consolidated financial statements of the Parent and its Subsidiaries for such fiscal year, including its consolidated balance sheet as at the end of such fiscal year and related consolidated statements of income, stockholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for (or, in the case of the balance sheet, as of the end of) the previous fiscal year, and prepared in accordance with GAAP and accompanied by an unqualified (as to going concern or the scope of the audit) opinion of independent certified public accountants of recognized standing, which opinion shall state that such audit was conducted in accordance with generally accepted auditing standards and said financial statements fairly present, in all material respects, the financial condition and results of operation of the Parent and its consolidated Subsidiaries on a consolidated basis as at the end of, and for, such fiscal year in accordance with GAAP consistently applied.

(b) As soon as available, but in any event in accordance with then-applicable Requirements of Law and not later than 45 days after the close of each of the first three fiscal quarters of each of its fiscal years, unaudited consolidated financial statements of the Parent and its Subsidiaries for such fiscal quarter, including its consolidated unaudited balance sheets as at the end of such fiscal quarter and related consolidated unaudited statements of income, stockholders’ equity and cash flows for such fiscal quarter and the then-elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by the chief financial officer or chief accounting officer of the Parent as presenting fairly in all material respects the financial condition and results of operations of the Parent and its Subsidiaries on a consolidated basis as at the end of, and for, the period covered thereby in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes.

(c) Simultaneously with the delivery of each set of financial statements referred to in Sections 5.01(a) and 5.01(b), a certificate of the chief financial officer or chief accounting officer of the Parent in the form of Exhibit H (i) setting forth in reasonable detail the calculations required to establish whether the Parent was in compliance with the requirements of Section 6.05 as of the date of such financial statements and (ii) stating whether there exists on the date of such certificate any Default or Event of Default and, if any Default or Event of Default then exists, setting forth the details thereof and the action which the Parent is taking or proposes to take with respect thereto.

(d) If, as of the last day of any fiscal period of the Parent, (i) any of the consolidated Subsidiaries of the Parent have been designated as Unrestricted Subsidiaries, then concurrently with any delivery of financial statements under Section 5.01(a) or 5.01(b), as applicable, a certificate of a Financial Officer setting forth consolidating spreadsheets that show all consolidated Unrestricted Subsidiaries and the eliminating entries, and (ii) the Parent does not have an Investment Grade Rating, then concurrently with any delivery of financial statements under Section 5.01(a) or 5.01(b), as applicable, a certificate of a Financial Officer certifying that, except as disclosed in the Parent’s filings with the SEC, in the Parent’s judgment, there are no actions at law or in equity pending or, to the Knowledge of the Parent, threatened involving the likelihood of any judgment or liability against the Parent or any Subsidiary which would reasonably be expected to have a Material Adverse Effect.

(e) As soon as possible and in any event within ten (10) Business Days after the Parent has Knowledge that any of the events or conditions specified below has occurred or exists with respect to any Plan or Multiemployer Plan, a statement, signed by a Financial Officer, describing said event or condition and the action which the Parent or applicable member of the Controlled Group proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to the PBGC by the Parent or applicable member of the Controlled Group with respect to such event or condition):

(i) the occurrence of any Reportable Event with respect to any Plan, or any waiver shall be requested under Section 412(c) of the Code for any Plan,

(ii) the distribution under Section 4041(c) of ERISA of a notice of intent to terminate any Plan, or any action taken by the Parent or any member of the Controlled Group to terminate any Plan under Section 4041(c) of ERISA,

(iii) the institution by PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Parent or any member of the Controlled Group of a notice from any Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan,

(iv) the complete or partial withdrawal from a Multiemployer Plan by the Parent or any member of the Controlled Group that could reasonably be expected to result in liability of the Parent or such member under Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) having a Material Adverse Effect, or the receipt by the Parent or any member of the Controlled Group of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA,

(v) the institution of a proceeding by a fiduciary of any Multiemployer Plan against the Parent or any member of the Controlled Group to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days, or

(vi) the adoption of an amendment to any Plan that would result in the loss of tax exempt status of the trust of which such Plan is a part if the Parent or any member of the Controlled Group fails to timely provide security to the Plan in accordance with the provisions of said Sections.

(f) Promptly upon the filing thereof, copies of all registration statements (other than Form S-8 or any similar form) and annual (other than Form 11-K or any similar form), quarterly, monthly or other regular reports which the Parent or any of its Subsidiaries files with the SEC.

(g) Promptly upon the furnishing thereof to all shareholders of the Parent generally, copies of all financial statements, reports and proxy statements so furnished.

(h) Promptly upon receipt thereof, one copy of each written audit report submitted to the Parent or any Subsidiary by independent accountants resulting from (i) any annual or interim audit submitted after the occurrence and during the continuance of a Default or Event of Default and (ii) any special audit submitted at any time, in each case, made by them of the books of the Parent or any Subsidiary.

(i) As soon as available and in any event not later than April 30 of each calendar year, an audit report of the producing properties of the Parent and its Subsidiaries prepared by an independent firm of petroleum engineers (or prepared internally by the Parent and audited by an independent firm of petroleum engineers) and in form, substance and detail as required by the SEC.

(j) Promptly, and in any event within five (5) Business Days after an Authorized Officer obtains Knowledge thereof, notice of the occurrence of a Default or Event of Default, specifying the nature thereof and what action the Parent proposes to take with respect thereto.

(k) Promptly, and in any event within ten (10) Business Days, after an Authorized Officer obtains Knowledge thereof, the commencement of any litigation, arbitration or governmental proceeding against the Parent or any Subsidiary which, in the opinion of the Parent’s management, if adversely determined, would have or would reasonably be expected to have a Material Adverse Effect.

(l) Such other information (including nonfinancial information) as the Administrative Agent or any Lender may from time to time reasonably request.

Documents or information required to be delivered or provided pursuant to Section 5.01(a),  (b),  (e),  (f) and (g) (to the extent any such documents or information are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Parent posts the materials containing such documents or information, or provides a link thereto, on the Parent’s website on the Internet; or (ii) on which such documents are posted on the Parent’s behalf on an Internet or intranet website, if any, to which each Lender has access (whether a commercial, third-party website or whether sponsored by the Administrative Agent).  Notwithstanding anything contained herein, in every instance the Parent shall be required to provide to the Administrative Agent (whether by hand delivery, facsimile transmission or electronic mail) copies of the certificates of the Parent’s chief financial officer or chief accounting officer required by Sections 5.01(b) and (c).

Books and Records; Inspection Rights

.  The Parent will, and will cause each Restricted Subsidiary to, keep proper books and records in good order in accordance with sound business practice and prepare its financial statements in accordance with GAAP and permit the Administrative Agent or any Lender, at its own expense, by its representatives and agents, to inspect any of the properties, books and financial records of the Parent and each Restricted Subsidiary, to examine and make copies of the books of accounts and other financial records of the Parent and each Restricted Subsidiary, and to discuss the affairs, finances and accounts of the Parent and each Restricted Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals during regular business hours as the Administrative Agent or such Lender may designate; provided that such inquiry shall be limited to the purpose of evaluating the Parent’s financial condition or compliance with this Agreement.

Conduct of Business; Existence

.   The Parent will, and will cause each Restricted Subsidiary to, maintain as their principal business, taken as a whole, the exploration, production, transportation, distribution, refinement, processing, storage, marketing and gathering of oil and other hydrocarbons and petroleum, and natural, synthetic or other gas and such activities related, ancillary or incidental thereto.

(m) The Parent will, and will cause each Restricted Subsidiary to, do or cause to be done all things necessary to maintain, preserve and keep in full force and effect (i) its existence and (ii) the rights, licenses, permits, privileges and franchises necessary or desirable to the conduct of its business, except for any failure to so maintain, preserve or keep in full force and effect the existence of any Restricted Subsidiary (other than an Additional Borrower) or any item listed in clause (ii) that could not reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation or sale of assets permitted under Section 6.01.

Maintenance of Insurance

.  The Parent will, and will cause each Subsidiary to, maintain insurance with reputable insurance companies or associations in such forms and amounts and covering such risks as are customary for companies of established reputation and similar size engaged in similar businesses and owning and operating similar properties (including, without limitation, by the maintenance of adequate self-insurance reserves to the extent customary among such companies).

Payment of Taxes and Other Obligations

 The Parent will, and will cause each Subsidiary to, promptly pay and discharge all Taxes, assessments and governmental charges or levies imposed upon the Parent or such Subsidiary, or upon or in respect of all or any part of the property and business of the Parent or such Subsidiary, and all due and payable claims for work, labor or materials which, if unpaid, might become a Lien upon any property of the Parent or any Subsidiary (other than claims against any such Subsidiary in a proceeding under any bankruptcy or similar law), except to the extent that (a) the validity thereof shall concurrently be contested in good faith by appropriate proceedings and the Parent or such Subsidiary, as applicable, shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP or (b) the failure to make such payment would not reasonably be expected to result in a Material Adverse Effect.

Compliance with Laws

.  The Parent will, and will cause each Restricted Subsidiary to, comply with (a) all Requirements of Law to which it may be subject (other than those referred to in clause (b) below), including (i) all provisions of ERISA which, if violated, might result in a Lien or charge upon any property of the Parent or any Restricted Subsidiary, (ii) all material provisions of the Occupational Safety and Health Act of 1970 and the rules and regulations thereunder and (iii) applicable Requirements of Law relating to environmental standards or controls, except to the extent that failure to maintain or comply with any of the foregoing, individually and in the aggregate, could not reasonably be expected to have a Material Adverse Effect and (b) Anti-Corruption Laws, Anti-Terrorism Laws and Sanctions in all material respects.  The Parent will maintain in effect and enforce policies and procedures designed to ensure compliance by the Parent, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

Maintenance of Properties

.  The Parent will, and will cause each Restricted Subsidiary to, do all things necessary to maintain, preserve, protect and keep its properties (whether owned in fee or a leasehold interest) in good repair, working order and condition (ordinary wear and tear excepted), and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times, unless the Parent determines in good faith that the continued maintenance of any of its properties is no longer economically desirable or failure to so maintain, preserve, protect or keep its properties could not reasonably be expected to have a Material Adverse Effect.

Use of Proceeds

.  The proceeds of the Revolving Loans will be used (i) to repay amounts outstanding under the Existing Credit Agreement and (ii) for working capital and general corporate purposes.  The proceeds of the Swing Line Loans will be used for working capital and general corporate purposes.  No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.  Letters of Credit will be issued to support the general business purposes of the Parent and its Restricted Subsidiaries.

Designation of Unrestricted Subsidiaries; Redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries

.

(n) Unless designated as an Unrestricted Subsidiary pursuant to this Section 5.09, each Specified Subsidiary shall be classified as a Restricted Subsidiary.

(o) If the Parent designates any Specified Subsidiary as an Unrestricted Subsidiary pursuant to paragraph (c) below, the Parent shall be deemed to have made an Investment in such Unrestricted Subsidiary in an amount equal to the fair market value as of the date of such designation of the consolidated assets of such Subsidiary.

(p) The Parent may designate, by written notice to the Administrative Agent, any Specified Subsidiary to be an Unrestricted Subsidiary if (i) before and after giving effect to such designation, no Default or Event of Default shall exist, (ii) the Parent shall be in pro forma compliance with the covenant contained in Section 6.05 both before and after giving effect to such designation,

(iii) the deemed Investment by the Parent in such Unrestricted Subsidiary resulting from such designation would be permitted to be made at the time of such designation under Section 6.06 and (iv) such Specified Subsidiary otherwise meets the requirements set forth in the definition of “Unrestricted Subsidiary”.  Such written notice shall be accompanied by a certificate of a Financial Officer, certifying as to the matters set forth in the preceding sentence.

(q) The Parent may designate any Unrestricted Subsidiary to be a Restricted Subsidiary if, after giving effect to such designation: (i) the representations and warranties of the Loan Parties contained in each of the Loan Documents are true and correct in all material respects (or, in the case of any such representations and warranties that are qualified as to materiality in the text thereof, such representations and warranties must be true and correct in all respects) on and as of the date of such designation as if made on and as of the date of such designation (or, if stated to have been made expressly as of an earlier date, were true and correct in all material respects as of such date), (ii) no Default or Event of Default would exist, (iii) any Indebtedness of such Subsidiary (which shall be deemed to be incurred by a Restricted Subsidiary as of the date of designation) is permitted to be incurred as of such date under Section 6.03 and (iv) any Liens on Property of such Subsidiary (which shall be deemed to be created or incurred by a Restricted Subsidiary as of the date of designation) are permitted to be created or incurred as of such date under Section 6.02.

(r) Notwithstanding the foregoing or anything to the contrary contained herein, no Loan Party may be an Unrestricted Subsidiary.
Article VI
Negative Covenants
Until the Aggregate Commitment has expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full (other than indemnities and other contingent obligations not then due and payable and as to which no claim has been made) and all Letters of Credit have expired or terminated (or have been cash collateralized in the manner reasonably satisfactory to the applicable Issuing Bank or with respect to which other arrangements have been made that are satisfactory to the applicable Issuing Bank), in each case, without any pending draw, and all LC Disbursements shall have been reimbursed, the Parent covenants and agrees with the Lenders that:Fundamental Changes

.  The Parent will not, and will not permit any Additional Borrower to, merge or consolidate with or into any other Person, and the Parent will not sell, convey, transfer, lease or otherwise dispose of (whether in one transaction or a series of transactions and whether directly or indirectly) all or substantially all of the assets of the Parent and its Restricted Subsidiaries on a consolidated basis; provided that:

(a) the Parent may merge or consolidate with any other Person so long as the Parent is the surviving entity in such merger or consolidation;
(b) any Additional Borrower may merge or consolidate with any other Person so long as an Additional Borrower or the Parent is the surviving entity in such merger or consolidation; and

(c) the Parent may (x) merge or consolidate with any other solvent corporation in a transaction in which the Parent is not the surviving entity or (y) sell, convey, transfer, lease or otherwise dispose of all or substantially all of the assets of the Parent and its Restricted Subsidiaries on a consolidated basis to any other solvent corporation; provided that (i) the surviving, continuing, resulting or transferee corporation (the “Surviving Entity”) shall (A) expressly assume by a written instrument reasonably satisfactory to the Administrative Agent and the Lenders (which shall be provided with an opportunity to review and comment upon such instrument prior to the consummation of any transaction) the due and punctual payment of the principal of all Obligations and the due performance and observance of all covenants, conditions and agreements on the part of the Parent under this Agreement, (B) deliver to the Administrative Agent and the Lenders evidence of appropriate corporate authorization on the part of the Surviving Entity with respect to such assumption and one or more opinions of counsel, in form and substance reasonably satisfactory to the Administrative Agent and the Lenders, to the effect that such written instrument has been duly authorized, executed and delivered by such Surviving Entity and constitutes a legal, valid and binding instrument enforceable against such Surviving Entity in accordance with its terms, and covering such other matters as the Administrative Agent and the Lenders may reasonably request, (C) have an Investment Grade Rating from each of Moody’s and S&P and (D) be a corporation organized and existing under the laws of the United States of America or any State thereof or the District of Columbia, and (ii) immediately after such merger, consolidation, sale or other disposition, no Default or Event of Default shall exist.

Liens

.  The Parent will not, and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Lien on (a) any Productive Property, (b) any Principal Transmission Facility or (c) any shares of stock of any Subsidiary, except for the following (collectively, “Permitted Liens”):

(d) Liens for taxes, assessments or governmental charges or levies on its property if the same shall not at the time be delinquent or thereafter can be paid without penalty or, provided the Parent or any Restricted Subsidiary knew or should have known of such Liens, are being actively contested in good faith and by appropriate proceedings and for which adequate reserves shall have been set aside on its books in accordance with GAAP;

(e) Liens imposed by law, such as carriers’, warehousemen’s, materialmen’s, repairmen’s, operators’, royalty, surface damages and mechanics’ liens and other similar liens, including Liens under operating agreements, joint venture agreements, oil and gas partnership agreements, oil and gas leases, farm-out agreements, division orders, contracts for the sale, transportation or exchange of oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements, overriding royalty agreements, gathering agreements, marketing agreements, processing agreements, net profits agreements, development agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or other geophysical permits or agreements, and other agreements which are usual and customary in the oil and gas business, in each case, arising in the ordinary course of business which secure payment of obligations not more than 90 days past due or which are being contested in good faith by appropriate proceedings;

(f) Liens incurred in the ordinary course of business (i) arising out of pledges or deposits under workmen’s compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation, (ii) to secure the performance of letters of credit, bids, tenders, sales contracts, leases (including rent security deposits), statutory obligations, surety, appeal and performance bonds, joint operating agreements or other similar agreements and other similar obligations not incurred in connection with the borrowing of money, the obtaining of advances or the payment of the deferred purchase price of property or (iii) consisting of deposits which secure public or statutory obligations of the Parent or any Restricted Subsidiary, or surety, custom or appeal bonds to which the Parent or any Restricted Subsidiary is a party, or the payment of contested taxes or import duties of the Parent or any Restricted Subsidiary;

(g) utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Parent or the Restricted Subsidiaries;

(h) Liens on drilling equipment and facilities in order to secure the financing for the construction of such equipment and facilities not constructed as of the date hereof; provided that such financing is not prohibited by Section 6.03;

(i) attachment, judgment and other similar Liens arising in connection with court proceedings that would not constitute an Event of Default;
(j) Liens on property of a Restricted Subsidiary, provided such Liens secure only obligations owing to the Parent or a Wholly Owned Subsidiary;

(k) purchase money mortgages or other mortgages or other Liens on assets of the Parent or any Restricted Subsidiary securing Indebtedness hereafter incurred by the Parent or such Restricted Subsidiary for the acquisition of such assets; provided that no such mortgage or other Lien shall extend to any other property (unless such mortgage or Lien is permitted under another clause of this Section 6.02) and the amount secured thereby shall not exceed the purchase price of such asset plus interest, if any, accrued thereon and shall not be prohibited by Section 6.03;

(l) Liens on property hereafter acquired (including shares of stock hereafter acquired of any Person (including any Person in which the Parent or any Restricted Subsidiary already owns an interest)) existing at the time of acquisition and liens assumed by the Parent or a Restricted Subsidiary as a result of a merger of another entity into the Parent or a Restricted Subsidiary or the acquisition by the Parent or a Restricted Subsidiary of the assets and liabilities of another entity, provided that in each case such Liens shall not have been created in anticipation of such transaction;

(m) any right which any municipal or governmental body or agency may have by virtue of any franchise, license, contract or statute to purchase, or designate a purchaser of or order the sale of, any property of the Parent or any Restricted Subsidiary upon payment of reasonable compensation therefor or to terminate any franchise, license or other rights or to regulate the property and business of the Parent or any Restricted Subsidiary;

(n) easements or reservations in respect of any property of the Parent or any Restricted Subsidiary for the purpose of rights-of-way and similar purposes, reservations, restrictions, covenants, party wall agreements, conditions of record and other encumbrances (other than to secure the payment of money) and minor irregularities or deficiencies in the record and evidence of title, which in the reasonable opinion of the Parent (at the time of the acquisition of the property affected or subsequently) will not interfere in any material way with the proper operation and development of the property affected thereby;

(o) Liens existing on the date hereof and set forth on Schedule 6.02, and any extensions, renewals and replacements thereof, so long as there is no increase in the Indebtedness secured thereby (other than amounts incurred to pay costs of renewal and replacement) and no additional property (other than accessions, improvements and replacements in respect of such property) is subject to such Lien;

(p) Liens on property to secure all or any part of the cost of construction, alteration or repair of any building, equipment or other improvement on all or any part of such property, including any pipeline, or to secure any Indebtedness incurred prior to, at the time of, or within 360 days after, the completion of such construction, alteration or repair to provide funds for the payment of all or any part of such cost;

(q) rights of lessors under oil, gas or mineral leases arising in the ordinary course of business;

(r) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in the foregoing clauses; provided that the principal amount of Indebtedness secured thereby shall not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal or replacement and such extension, renewal or replacement Lien shall be limited to all or a part of the property which secured the Lien so extended, renewed or replaced (plus improvements on such property);

(s) Liens which may hereafter be attached to undeveloped real estate not containing oil or gas reserves presently owned by the Parent in the ordinary course of the Parent’s real estate sales, development and rental activities;

(t) ground leases in respect of real property on which facilities owned or leased by the Parent or any of its Restricted Subsidiaries are located;
(u) any interest or title of a lessor under any lease entered into by the Parent or any Restricted Subsidiary in the ordinary course of its business and covering only the assets so leased;
(v) Liens arising from precautionary UCC financing statements or similar filings made in respect of operating leases;

(w) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred not for speculative purposes and in the ordinary course of business;

(x) Liens on cash and cash equivalent in favor of, and Letters of Credit issued for the benefit of, counterparties to Swap Agreements securing obligations under such Swap Agreements;

(y) Liens (other than obligations for borrowed money) created pursuant to construction, operating and maintenance agreements, transportation agreements and other similar agreements and related documents entered in the ordinary course of business;

(z) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposits or sweep accounts to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business or (iii) relating to purchase orders and other agreements entered in the ordinary course of business;

(aa) Liens not otherwise permitted by the foregoing clauses of this Section 6.02 securing Indebtedness of the Parent or any of its Restricted Subsidiaries; provided that, immediately after giving effect to the incurrence of any such Liens, the sum of (i) the aggregate principal amount of all Indebtedness secured by Liens permitted under this clause (x) and outstanding at such time, plus (ii) the aggregate principal amount of all Indebtedness of Restricted Subsidiaries incurred under Section 6.03(e) and outstanding at such time, shall not exceed 15% of Consolidated Net Tangible Assets (measured at the time of creation, incurrence or assumption of such Lien based upon the financial statements most recently available prior to such date); and

(bb) Liens not otherwise permitted by the foregoing clauses of this Section 6.02; provided that at the time such Lien is created, the Obligations will be secured pari passu with the Indebtedness or other obligations such Lien is securing pursuant to documentation in form and substance satisfactory to the Administrative Agent and the Lenders (drafts of which documentation shall be furnished to the Administrative Agent and the Lenders sufficiently in advance to provide the Administrative Agent and the Lenders with an opportunity to review and comment thereon prior to the granting of any such Lien).

Indebtedness of Subsidiaries

.  The Parent will not permit any Restricted Subsidiary to create, incur, assume or permit to exist any Indebtedness, except:

(cc) Indebtedness under the Loan Documents;

(dd) Indebtedness outstanding on the date hereof and set forth on Schedule 6.03 and renewals, extensions and refinancings thereof so long as the principal amount of such Indebtedness is not increased (other than amounts incurred to pay the costs of such extension, refinancing, renewal or replacement);

(ee) Indebtedness owing to the Parent or any Wholly-Owned Subsidiary;
(ff) Indebtedness of any Subsidiary Guarantor; and

(gg) other Indebtedness of any Restricted Subsidiary; provided that, immediately after giving effect to the incurrence of any such Indebtedness pursuant to this clause (e), the sum of (i) the aggregate principal amount of all Indebtedness incurred pursuant to this clause (e) and outstanding at such time, plus (ii) the aggregate principal amount of all Indebtedness secured by Liens permitted under Section 6.02(x) and outstanding at such time, shall not exceed 15% of Consolidated Net Tangible Assets (measured as of the date of creation, incurrence or assumption thereof based upon the financial statements most recently available prior to such date).

Anti-Corruption Laws and Sanctions

.  The Parent will not request any Credit Extension, and the Parent shall not directly or indirectly use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not directly or indirectly use, the proceeds of any Credit Extension (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, in violation of applicable Sanctions at the time of such Credit Extension, or (c) in any manner that would result in the violation of any Sanctions at the time of such Credit Extension.

Financial Covenant

.  The Parent will not permit the Debt to Capitalization Ratio at any time to exceed 0.60 to 1.00.

Investments in Unrestricted Subsidiaries

.  The Parent will not, and will not permit any Restricted Subsidiary to, make any Investment in any Unrestricted Subsidiary unless (a) no Default or Event of Default shall have occurred and be continuing before or after giving effect to such Investment, (b) the Parent shall be in pro forma compliance with the covenant set forth in Section 6.05 both before and after giving effect to such Investment, and (c) the amount of such Investment (measured as of the date such Investment is made based upon the financial statements most recently available prior to such date), together with the aggregate amount of all Investments made in

Unrestricted Subsidiaries since the Effective Date, shall not exceed an amount equal to 5% of Consolidated Net Tangible Assets.

Article VII
Events of Default
Events of Default

.  The occurrence of any of the following events shall constitute an “Event of Default” under this Agreement and each of the other Loan Documents:

Representations and Warranties

.  Any representation or warranty made or deemed made by or on behalf of the Parent or any other Loan Party to the Administrative Agent or any Lender in this Agreement or any other Loan Document or in any certificate, instrument or other document delivered in connection with this Agreement or any other Loan Document shall prove to have been incorrect in any material respect as of the date on which made or deemed made;

Payment Default

.  Any Borrower shall fail to pay (i) any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement payable by such Borrower when due or (ii) any interest, fee or other amount (other than any amount referred to in clause (i) of this paragraph) payable by such Borrower under this Agreement or any other Loan Document within five days after the same becomes due;

Breach of Certain Covenants

.  The breach by the Parent of any of the terms or provisions of Section 5.01(j), 5.03(b) (with respect to the existence of each Borrower) or Article VI (other than Section 6.02); or

(i) the breach by the Parent of any of the terms or provisions of Section 6.02 that is not remedied within 10 days after the earlier to occur of (A) receipt by the Parent of written notice of such breach from the Administrative Agent and (B) an Authorized Officer otherwise becoming aware of such breach;

Other Breaches of the Loan Documents

.  The breach by the Parent or any other Loan Party (other than a breach which constitutes an Event of Default under clauses (a), (b) or (c) of this Article VII) of any term or provision of this Agreement or any other Loan Document which is not remedied within 30 days after the earlier to occur of (i) receipt by the Parent of written notice of such breach from the Administrative Agent and (ii) an Authorized Officer otherwise becoming aware of such breach.

ERISA

.  An event or condition specified in Section 5.01(e) shall occur or exist with respect to any Plan or any Multiemployer Plan and, as a result of such event or condition, together with all other such events or conditions then outstanding, the Parent or any member or the Controlled Group shall incur, or shall be reasonably likely to incur, a liability that would have a Material Adverse Effect;

Cross-Default

.  Failure of the Parent or any Restricted Subsidiary to pay any Material Indebtedness when due (after giving effect to any period of grace set forth in any agreement under which such Indebtedness was created or is governed); or the default by the Parent or any Restricted Subsidiary in the performance of any other term, provision or condition contained in any agreement under which any Material Indebtedness was created or is governed, the effect of which is to cause, or to permit the holder or holders of such Material Indebtedness to cause, such Indebtedness to become due prior to its stated maturity; or any Material Indebtedness shall become due and payable or be required to be prepaid (other than by a regularly scheduled payment) prior to the stated maturity thereof;

Voluntary Bankruptcy, etc.

 The Parent or any Material Subsidiary shall (i) not pay, or admit in writing its inability to pay, its debts generally as they become due, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for the Parent or such Material Subsidiary, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or (v) take any action to authorize or effect any of the foregoing actions set forth in this clause (g);

Involuntary Bankruptcy, etc.

 Without the application, approval or consent of the Parent or the applicable Material Subsidiary , a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Parent or any Material Subsidiary , or a proceeding described in clause (g)(iv) above shall be instituted against the Parent or any Material Subsidiary and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 consecutive days;

Judgments

.  The Parent or any Material Subsidiary shall fail within 30 days to pay, bond or otherwise discharge any final judgment or order for the payment of money in excess of $100,000,000 (to the extent not covered by independent third-party insurance as to which the applicable insurer has been notified of such judgment and does not dispute coverage and is not subject to any insolvency proceeding) which is not stayed on appeal, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Parent or such Material Subsidiary to enforce any such judgment; and

Unenforceability of Certain Loan Documents

.  This Agreement, any Note, any Subsidiary Guaranty, any SWN Guaranty or any Additional Borrower Accession Agreement shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability thereof, or any Loan Party that is a party to any such Loan Document shall deny that it has any further liability thereunder or shall give notice to such effect, in each case other than as expressly permitted hereunder or thereunder or upon satisfaction in full of all the Obligations.

Acceleration

.   If any Event of Default described in Section 7.01(g) or (h) occurs with respect to the Parent, the obligations of the Lenders to make Loans hereunder and the obligation and power of each Issuing Bank to issue Letters of Credit shall automatically terminate, the Obligations shall immediately become due and payable without any election or action on the part of the Administrative Agent or any Lender, and the Borrowers will become immediately obligated, without any further notice, act or demand, to pay to the Administrative Agent an amount in immediately available funds, which funds shall be held in the LC Collateral Account, equal to the LC Collateral Shortfall Amount at such time.  If any other Event of Default occurs, the Required Lenders (or the Administrative Agent with the consent of the Required Lenders) may (x) terminate or suspend the obligations of the Lenders to make Loans hereunder and the obligation and power of each Issuing Bank to issue Letters of Credit, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which each Borrower hereby expressly waives, and (y) upon notice to the Parent and in addition to the continuing right to demand payment of all amounts payable under this Agreement, make demand on the Borrowers to pay, and the Borrowers will, forthwith upon such demand and without any further notice or act, pay to the Administrative Agent in immediately available funds the LC Collateral Shortfall Amount at such time, which funds shall be deposited in the LC Collateral Account.

(hh) If, within 30 days after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans hereunder and the obligation and power of each Issuing Bank to issue Letters of Credit as a result of any Event of Default (other than any Event of Default as described in Section 7.01(g) or (h) with respect to the Parent) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Administrative Agent shall, by notice to the Parent, rescind and annul such acceleration and/or termination.

Article VIII
The Administrative Agent

Each of the Lenders and each Issuing Bank hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf, including execution of the other Loan Documents, and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Parent or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents.  Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Parent or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity.  The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct.  The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by any Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection with any Loan Document, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties.  The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

The Administrative Agent may resign at any time by giving written notice thereof to the Lenders, each Issuing Bank and the Parent, such resignation to be effective upon the appointment of a successor Administrative Agent, or, if no successor Administrative Agent has been appointed, 45 days after the retiring Administrative Agent gives notice of its intention to resign.  The Administrative Agent may be removed at any time with or without cause by written notice received by the Administrative Agent from the Required Lenders or the Parent, such removal to be effective on the date specified by the Required Lenders or the Parent, as applicable; provided that the Administrative Agent may not be removed unless, on or prior to the date of such removal, (a) the Administrative Agent (in its individual capacity) and any affiliate thereof acting as an Issuing Bank is relieved of all of its duties as an Issuing Bank, (b) the Administrative Agent (in its individual capacity) and any affiliate thereof acting as a Swing Line Lender is relieved of all of its duties as a Swing Line Lender and (c) the Administrative Agent (in its individual capacity) acting as Lender is relieved of all of its duties as Lender, in each case, pursuant to documentation reasonably satisfactory to such Person.  Upon any resignation or removal of the Administrative Agent, the Required Lenders shall have the right (with, so long as no Default or Event of Default exists, the consent of the Parent, which shall not be unreasonably withheld) to appoint, on behalf of the Borrowers, the Lenders and the Issuing Banks, a successor Administrative Agent.  If no successor Administrative Agent shall have been so appointed by the Required Lenders within 30 days after the resigning Administrative Agent’s giving notice of its intention to resign, then the resigning Administrative Agent may appoint, on behalf of the Borrowers, the Lenders and the Issuing Banks, a successor Administrative Agent.  Notwithstanding the previous sentence, the Administrative Agent may at any time (without the consent of any Lender but with, so long as no Default or Event of Default exists, the consent of the Parent, which shall not be unreasonably withheld or delayed) appoint any of its Affiliates which is a commercial bank as a successor Administrative Agent hereunder.  If the Administrative Agent has resigned or been removed and no successor Administrative Agent has been appointed, the Lenders may perform all the duties of the Administrative Agent hereunder and the Borrowers shall make all payments in respect of the Obligations to the applicable Lenders and for all other purposes shall deal directly with the Lenders.  No successor Administrative Agent shall be deemed to be appointed hereunder until such Administrative Agent has accepted the appointment.  Any such successor Administrative Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000 and an office in New York, New York.  Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Administrative Agent.  Upon the effectiveness of the resignation or removal of the Administrative Agent, the resigning or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents.  The fees payable by the Parent to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Parent and such successor.  After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

Each Lender acknowledges and agrees that the extensions of credit made hereunder are commercial loans and letters of credit and not investments in a business enterprise or securities.  Each Lender further represents that it is engaged in making, acquiring or holding commercial loans in the ordinary course of its business and  has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder.  Each Lender shall, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Parent and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder and in deciding whether or to the extent to which it will continue as a lender or assign or otherwise transfer its rights, interests and obligations hereunder.

None of the Lenders identified in this Agreement as a Co-Syndication Agent or Co-Documentation Agent shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such.  Without limiting the foregoing, none of such Lenders shall have or be deemed to have a fiduciary relationship with any Lender.  Each Lender hereby makes the same acknowledgments with respect to the relevant Lenders in their respective capacities as Co-Syndication Agent or Co-Documentation Agents, as applicable, as it makes with respect to the Administrative Agent in the preceding paragraph.

The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Administrative Agent) authorized to act for, any other Lender.  The Administrative Agent shall have the exclusive right on behalf of the Lenders to enforce the payment of the principal of and interest on any Loan after the date such principal or interest has become due and payable pursuant to the terms of this Agreement.

Article IX
Miscellaneous
Notices

.  Except in the case of notices and other communications expressly permitted to be given by telephone or electronic mail (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, as follows:

(i) if to the Parent or to any Additional Borrower, to it at 2350 N. Sam Houston Parkway East, Suite 125, Houston, Texas 77032, Attention of the Chief Financial Officer (Facsimile No. (281) 618-4820; Telephone No. (281) 618-2808);

(ii) if to the Administrative Agent or to JPMorgan, in its capacity as an Issuing Bank or a Swing Line Lender, to JPMorgan Chase Bank, N.A., 500 Stanton Christiana Rd., 3/Ops 2, Newark, DE 19713, Attention of Evan Zacharias (Facsimile No. (302) 634-1417; Telephone No. (302) 634-1405), with a copy to JPMorgan Chase Bank, N.A., 500 Stanton Christiana Rd., 3/Ops 2; Newark, DE 19713, Attention of Brittany Tidwell (Facsimile No. (302) 634-1417; (302) 634-2225);

(iii) if to Bank of America, N.A., in its capacity as an Issuing Bank, to it at 700 Louisiana Street, TX4-213-13-15, Houston, Texas 77002, Attention of Phyllis Tennard, Vice President Natural Resources – Energy Houston (Facsimile No. (713) 247-7286; Telephone No. (713) 247-7268);

(iv) if to Wells Fargo Bank, National Association, in its capacity as an Issuing Bank, to it at 1000 Louisiana Street, 9th Floor, MAC T0002-090, Houston, Texas 77002, Attention of Chuck Randall, Managing Director & Senior Relationship Manager, Oil & Gas Division – Houston (Facsimile No. (713) 319-1925; Telephone No. (713) 319-1306);

(v) if to any other Issuing Bank, to it at such address (or facsimile number) as shall be specified in the Issuing Bank Agreement to which such Issuing Bank shall be a party; and
(vi) if to any other Lender, to it at its address (or facsimile number) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).  Notices delivered through Electronic Systems, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(ii) Notices and other communications to the Lenders and each Issuing Bank hereunder may be delivered or furnished by using Electronic Systems pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II to any Lender or Issuing Bank if such Lender or Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.  The Administrative Agent or any Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(jj) Any party hereto may change its address, facsimile number or electronic mail address for notices and other communications hereunder by notice to the other parties hereto.  All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

(kk) Electronic Systems.

(i) Each Borrower agrees that the Administrative Agent may, but shall not be obligated to, make Communications (as defined below) available to any Issuing Bank and the other Lenders by posting the Communications on an Electronic System.

(ii) Any Electronic System used by the Administrative Agent is provided “as is” and “as available.”  The Agent Parties (as defined below) do not warrant the adequacy of such Electronic Systems and expressly disclaim liability for errors or omissions in the Communications.  No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or any Electronic System.  In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Loan Party, any Lender, any Issuing Bank or any other Person or entity for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Loan Party’s or the Administrative Agent’s transmission of Communications through an Electronic System other than to the extent such damages, losses or expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party.  “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender or any Issuing Bank by means of electronic communications pursuant to this Section, including through an Electronic System.

Waivers; Amendments

.  No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Administrative Agent, each Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.

(ll) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or by the Borrowers and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender directly affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement (excluding mandatory prepayments pursuant to Section 2.09(d)), or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment (other than pursuant to Section 2.22), without the written consent of each Lender directly affected thereby, (iv) change Section 2.18(b) or (d) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender, (vi) except as expressly provided in Section 6.01(c), release the Parent from its obligations as a Borrower (or, if applicable, a guarantor) under the Loan Documents without the written consent of each Lender or (vii) except as provided in Section 9.14(b), release all or substantially all of the Subsidiary Guarantors from their guarantee obligations under the Subsidiary Guaranties, without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, each Issuing Bank or each Swing Line Lender hereunder without the prior written consent of the Administrative Agent, each Issuing Bank or each Swing Line Lender, as the case may be (it being understood that any change to Section 2.21 shall require the consent of the Administrative Agent, each Issuing Bank and each Swing Line Lender).  Notwithstanding the foregoing, no consent with respect to any amendment, waiver or other modification of this Agreement shall be required of any Defaulting Lender, except with respect to any amendment, waiver or other modification referred to in clause (i), (ii), (iii) or (v) of the first proviso of this paragraph and then only in the event such Defaulting Lender shall be directly affected by such amendment, waiver or other modification.

(mm) Notwithstanding the foregoing, this Agreement and any other Loan Document may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrowers (x) to add one or more credit facilities to this Agreement and to permit extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Loans and the accrued interest and fees in respect thereof and (y) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and Lenders.

(nn) If, in connection with any proposed amendment, waiver or consent requiring the consent of “each Lender” or “each Lender directly affected thereby,” the consent of the Required Lenders is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but not obtained being referred to herein as a “Non-Consenting Lender”), then the Parent may elect to replace a Non-Consenting Lender as a Lender party to this Agreement in accordance with Section 2.19(b).

(oo) Notwithstanding anything to the contrary herein the Administrative Agent may, with the consent of the Borrowers only, amend, modify or supplement this Agreement or any of the other Loan Documents to cure any ambiguity, omission, mistake, defect or inconsistency.

Expenses; Indemnity; Damage Waiver

.  The Parent shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and the Joint Lead Arrangers and their respective Affiliates (including the reasonable fees, charges and disbursements of one outside counsel, Sidley Austin LLP, counsel for the Administrative Agent) in connection with the syndication and distribution (including via an Electronic System) of the credit facilities provided for herein, the preparation and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by each Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, any Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement and any other Loan Document, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during  any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(pp) The Parent shall indemnify the Administrative Agent, each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including any reasonable legal expenses of one firm of counsel for all Indemnitees, taken as a whole, and, if reasonably necessary, one firm of local counsel in each appropriate jurisdiction and one firm of regulatory counsel in each appropriate jurisdiction, in each case for the Indemnitees, taken as a whole, and, in the case of an actual or perceived conflict of interest (as reasonably determined by an indemnified party), one additional firm of counsel in each relevant jurisdiction for the affected Indemnitees similarly situated, taken as a whole, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Parent or any of its Subsidiaries, or any Environmental Liability related in any way to the Parent or any of its Subsidiaries or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Parent or any of its Subsidiaries, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (x) the gross negligence or willful misconduct of such Indemnitee, (y) any material breach of the express obligations of such Indemnitee under the Loan Documents pursuant to a claim initiated by any Loan Party or (z) any dispute solely between or among Indemnitees (not arising as a result of any act or omission by the Parent or any of its Subsidiaries or Affiliates), other than claims against any Lender in its capacity as, or in fulfilling its role as, the Administrative Agent, an Issuing Bank, a Swing Line Lender, a Joint Lead Arranger or any similar role under the Loan Documents.  This Section 9.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.

(qq) To the extent that the Parent fails to pay any amount required to be paid by it to the Administrative Agent, any Issuing Bank or any Swing Line Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, such Issuing Bank or such Swing Line Lender, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount (it being understood that the Parent’s failure to pay any such amount shall not relieve the Parent of any default in the payment thereof); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, such Issuing Bank or such Swing Line Lender in its capacity as such.

(rr) No Indemnitee shall be liable for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet), except to the extent that such damages have resulted from the willful misconduct, bad faith or gross negligence of such Indemnitee (as determined by a court of competent jurisdiction in a final, non-appealable judgment).

(ss) To the extent permitted by applicable Requirements of Law, no party hereto shall assert, or permit any of its Affiliates or Related Parties to assert, and each party hereto hereby waives, any claim against each such other Person on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided that nothing contained in this paragraph (d) shall limit the indemnification obligations of the Parent set forth in paragraph (b) of this Section 9.03, including the Parent’s obligation to indemnify each Indemnitee for special, indirect, consequential or punitive damages incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of the matters described in clauses (i), (ii) and (iii) of such paragraph (b).

(tt) All amounts due under this Section shall be payable not later than fifteen (15) days after written demand therefor.
Successors and Assigns

.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that (i) except as expressly provided in Section 6.01, no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by such Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit),  Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, each Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(uu) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Persons (other than an Ineligible Institution) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A)

the Parent; provided that the Parent shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof; provided,  further, that no consent of the Parent shall be required if an Event of Default has occurred and is continuing;

(B)	the Administrative Agent;
(C)	each Issuing Bank; and
(D)	each Swing Line Lender;

provided that no consent of the parties above shall be required for an assignment to an assignee that is a Lender, an Affiliate of a Lender or an Approved Fund.

(iii) Assignments shall be subject to the following additional conditions:

(A)

except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Parent and the Administrative Agent otherwise consent, provided that no such consent of the Parent shall be required if an Event of Default has occurred and is continuing;

(B)	each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;
(C)

the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, such fee to be paid by either the assigning Lender or the assignee Lender or shared between such Lenders;

(D)

the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Parent and its affiliates and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable Requirements of Law, including Federal and state securities laws; and

(E)

no assignment shall be permitted if, as of the date thereof, any event or circumstance exists which would result in the Parent being obligated to pay any greater amount hereunder to the assignee than the Parent is obligated to pay to the assigning Lender.

For the purposes of this Section 9.04(b), the terms “Approved Fund” and “Ineligible Institution” have the following meanings:

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Ineligible Institution” means (a) a natural person, (b) a Defaulting Lender or any of its Subsidiaries or (c) the Parent, any of its Subsidiaries or any of its Affiliates.

(iv) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03).  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(v) The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent, each Issuing Bank and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by any Borrower, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(vi) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.05(c), 2.06(d) or (e), 2.07(b), 2.18(e) or 9.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon.  No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(vv) Any Lender may, without the consent of any Borrower, the Administrative Agent, any Issuing Bank or any Swing Line Lender, sell participations to one or more banks or other entities (a “Participant”), other than an Ineligible Institution, in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged; (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; and (C) the Borrowers, the Administrative Agent, each  Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant.  Each Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the requirements and limitations therein, including the requirements under Section 2.17(f) (it being understood that the documentation required under Section 2.17(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 2.18 and 2.19 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 2.15 or 2.17, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(d) as though it were a Lender.  Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(ww) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Survival

.  All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated.  The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any other Loan Document or any provision hereof or thereof.

Counterparts; Integration; Effectiveness; Electronic Execution

.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile, e-mailed .pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement.  The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any  document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Requirements of Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Severability

.  Any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Right of Setoff

.  If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final and in whatever currency denominated) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any Borrower or any Subsidiary Guarantor against any of and all of the Obligations held by such Lender, irrespective of whether or not such Lender shall have made any demand under the Loan Documents and although such obligations may be unmatured.  Each Lender agrees to promptly notify the Parent and the Administrative Agent after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.  The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

Governing Law; Jurisdiction; Consent to Service of Process

.   This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(xx) Each Borrower irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against any Credit Party or any Related Party of any Credit Party in any way relating to this Agreement or any other Loan Document or the Transactions, in any forum other than the Supreme Court of the State of New York sitting in New York County, Borough of Manhattan, or the United States District Court for the Southern District of New York, and any appellate court from any thereof, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the extent permitted by applicable law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or in any other Loan Document shall affect any right that any Credit Party may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.

(yy) Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(zz) Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 9.01.  Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

WAIVER OF JURY TRIAL

.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Headings

.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Confidentiality

.  Each of the Administrative Agent, each Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners) or as may be required by applicable Requirements of Law or by any subpoena or similar legal process, in which case such Person shall, except with respect to any audit or examination conducted by bank accountants or any governmental or bank regulatory authority exercising examination or regulatory authority, to the extent practicable and not prohibited by applicable Requirements of Law, promptly notify the Parent in advance of such disclosure, (iii) to any other party to this Agreement, (iv) in connection with the exercise of any remedies under this Agreement or any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (v) subject to an agreement containing provisions substantially the same as those of this Section, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (B) any actual or prospective counterparty (or its advisors) to any swap, derivative or securitization transaction relating to any Borrower and its obligations, (vi) with the consent of the Parent or (vii) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section or (B) becomes available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrowers.  For the purposes of this Section, “Information” means all information received from the Parent relating to the Parent, any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Parent; provided that, in the case of information received from the Parent after the date hereof, such information is clearly identified at the time of delivery as confidential; provided further that (notwithstanding the foregoing) no such nonpublic information which contains projections or forecasts with respect to the Parent or any of its Affiliates shall be disclosed, disseminated or otherwise made available pursuant to clause (vii) above.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

(aaa) ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE PARENT, ITS SUBSIDIARIES OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWERS AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH APPLICABLE REQUIREMENTS OF LAW.

USA PATRIOT Act

.  Each Lender that is subject to the requirements of the Patriot Act hereby notifies each Loan Party that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies such Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender to identify such Loan Party in accordance with the Patriot Act.

Subsidiary Guarantors

.  The Parent may, but is not required to, at any time upon five (5) Business Days’ written notice to the Administrative Agent, cause any of its Restricted Subsidiaries to become a Guarantor by causing such Restricted Subsidiary to execute and deliver to the Administrative Agent a Subsidiary Guaranty.

(bbb) So long as no Default or Event of Default has occurred and is continuing under the Loan Documents (or would result from such release), (i) if all of the capital stock of a Subsidiary Guarantor that is owned by the Parent or a Subsidiary is sold or otherwise disposed of in a transaction or transactions permitted by this Agreement or (ii) in the event that, immediately after giving effect to the release of any Subsidiary Guarantor’s Subsidiary Guaranty, all of the Indebtedness of the Subsidiaries is permitted under Section 6.03 (assuming for this purpose that all such Indebtedness is incurred at such time), then, in each case, promptly following the Parent’s request, the Administrative Agent shall execute a release of such Subsidiary Guarantor from its Subsidiary Guaranty.  In connection with any release pursuant to this Section, the Administrative Agent shall (and is hereby irrevocably authorized by each Lender to) execute and deliver to the Parent, at the Parent’s expense, all documents that the Parent shall reasonably request to evidence such termination or release.  Any execution and delivery of documents pursuant to this Section shall be without recourse to or warranty by the Administrative Agent.

Interest Rate Limitation

.  Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable Requirements of Law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable Requirements of Law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

No Advisory or Fiduciary Responsibility

.  In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Borrower acknowledges and agrees that:  (i) (A) the arranging and other services regarding this Agreement provided by the Lenders are arm’s-length commercial transactions between the Parent and its Affiliates, on the one hand, and the Lenders and their Affiliates, on the other hand, (B) such Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) such Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each of the Lenders and their Affiliates is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Parent or any of its Affiliates, or any other Person and (B) no Lender or any of its Affiliates has any obligation to the Parent or any of its Affiliates with respect to the transactions contemplated hereby except, in the case of a Lender, those obligations expressly set forth herein and in the other Loan Documents; and (iii) each of the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Parent and its Affiliates, and no Lender or any of its Affiliates has any obligation to disclose any of such interests to the Parent or its Affiliates.  To the fullest extent permitted by law, each Borrower hereby waives and releases any claims that it may have against each of the Lenders and their Affiliates with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Termination of Commitments under Existing Credit Agreement

.  The Parent has given, or contemporaneously with the execution and delivery of this Agreement is giving, to the administrative agent under the Existing Credit Agreement notice of the termination of the commitments of the lenders under the Existing Credit Agreement, so that such commitments terminate on the Effective Date.  Execution of this Agreement by Lenders who are lenders under the Existing Credit Agreement shall constitute a waiver of the notice provisions in Section 2.6.2 of the Existing Credit Agreement that would otherwise be applicable to such termination, and such Lenders agree that the administrative agent under the Existing Credit Agreement may rely on this Section 9.17.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

SOUTHWESTERN ENERGY COMPANY

By
Name:
Title:

Signature Page to Credit Agreement
Southwestern Energy Company

JPMORGAN CHASE BANK, N.A., individually as a Lender, as a Swing Line Lender, as an Issuing Bank and as Administrative Agent

By
Name:
Title:

Signature Page to Credit Agreement

BANK OF AMERICA, N.A., as a Lender and as an Issuing Bank

By
Name:
Title:

Signature Page to Credit Agreement

WELLS FARGO BANK, N.A., as a Lender and as an Issuing Bank

By
Name:
Title:

Signature Page to Credit Agreement

CITIBANK, N.A., as a Lender

By
Name:
Title:

Signature Page to Credit Agreement

THE ROYAL BANK OF SCOTLAND PLC,
as a Lender

By
Name:
Title:

Signature Page to Credit Agreement

BANK OF MONTREAL, as a Lender

By
Name:
Title:

Signature Page to Credit Agreement

BANK OF TOKYO-MITSUBISHI UFJ, LTD.,
as a Lender

By
Name:
Title:

Signature Page to Credit Agreement

BNP PARIBAS, as a Lender

By
Name:
Title:

Signature Page to Credit Agreement

MIZUHO BANK, LTD., as a Lender

By
Name:
Title:

Signature Page to Credit Agreement

SUMITOMO MITSUI BANKING CORPORATION, as a Lender

By
Name:
Title:

Signature Page to Credit Agreement

COMPASS BANK, as a Lender

By
Name:
Title:

Signature Page to Credit Agreement

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Lender

By
Name:
Title:

Signature Page to Credit Agreement

ROYAL BANK OF CANADA, as a Lender

By
Name:
Title:

Signature Page to Credit Agreement

BRANCH BANKING AND TRUST COMPANY,
as a Lender

By
Name:
Title:

Signature Page to Credit Agreement

CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH,
as a Lender

By
Name:
Title:

Signature Page to Credit Agreement

CAPITAL ONE, NATIONAL ASSOCIATION,
as a Lender

By
Name:
Title:

Signature Page to Credit Agreement

COMERICA BANK, as a Lender

By
Name:
Title:

Signature Page to Credit Agreement

DNB CAPITAL LLC, as a Lender

By
Name:
Title:

Signature Page to Credit Agreement

FIFTH THIRD BANK, as a Lender

By
Name:
Title:

Signature Page to Credit Agreement

GOLDMAN SACHS BANK USA, as a Lender

By
Name:
Title:

Signature Page to Credit Agreement

HSBC BANK USA, N.A., as a Lender

By
Name:
Title:

Signature Page to Credit Agreement

PNC BANK, NATIONAL ASSOCIATION,
as a Lender

By
Name:
Title:

Signature Page to Credit Agreement

US BANK N.A., as a Lender

By
Name:
Title:

Signature Page to Credit Agreement

KEYBANK NATIONAL ASSOCIATION,
as a Lender

By
Name:
Title:

Signature Page to Credit Agreement

SOCIÉTÉ GÉNÉRALE, as a Lender

By
Name:
Title:

Signature Page to Credit Agreement

SCHEDULE 1.01A

COMMITMENTS

LENDER	COMMITMENT
JPMorgan Chase Bank, N.A.	$105,000,000
Bank of America, N.A.	$105,000,000
Wells Fargo Bank, National Association	$105,000,000
Citibank, N.A.	$105,000,000
The Royal Bank of Scotland plc	$105,000,000
Bank of Montreal	$95,000,000
Bank of Tokyo-Mitsubishi UFJ, Ltd.	$95,000,000
BNP Paribas	$95,000,000
Mizuho Bank, Ltd.	$95,000,000
Sumitomo Mitsui Banking Corporation	$95,000,000
Compass Bank	$80,000,000
Crédit Agricole Corporate and Investment Bank	$80,000,000
Royal Bank of Canada	$80,000,000
Branch Banking and Trust Company	$66,000,000
Canadian Imperial Bank of Commerce, New York Branch	$66,000,000
Capital One, National Association	$66,000,000
Comerica Bank	$66,000,000
DNB Capital LLC	$66,000,000
Fifth Third Bank	$66,000,000
Goldman Sachs Bank USA	$66,000,000
HSBC Bank USA, N.A.	$66,000,000
PNC Bank, National Association	$66,000,000
US Bank N.A.	$66,000,000
KeyBank National Association	$50,000,000
Société Générale	$50,000,000

AGGREGATE COMMITMENT	$2,000,000,000

Schedule 1.01A

SCHEDULE 1.01B

PRICING SCHEDULE

Applicable Rate	Level I Status	Level II Status	Level III Status	Level IV Status	Level V Status
Eurodollar Margin	1.250%	1.375%	1.500%	1.750%	2.000%
ABR Margin	0.250%	0.375%	0.500%	0.750%	1.000%
Commitment Fee Rate	0.150%	0.200%	0.250%	0.300%	0.350%

For the purposes of this Schedule, the following terms have the following meanings, subject to the final paragraph of this Schedule:

“Level I Status” exists at any date if, on such date, the Moody’s Rating is Baal or better or the S&P Rating is BBB+ or better.

“Level II Status” exists at any date if, on such date, (i) the Parent has not qualified for Level I Status and (ii) the Moody’s Rating is Baa2 or better or the S&P Rating is BBB or better.

“Level III Status” exists at any date if, on such date, (i) the Parent has not qualified for Level I Status or Level II Status and (ii) the Moody’s Rating is Baa3 or better or the S&P Rating is BBB- or better.

“Level IV Status” exists at any date if, on such date, (i) the Parent has not qualified for Level I Status, Level II Status or Level III Status and (ii) the Moody’s Rating is Bal or better or the S&P Rating is BB+ or better.

“Level V Status” exists at any date if, on such date, the Parent has not qualified for Level I Status, Level II Status, Level III Status or Level IV Status.

“Moody’s Rating” means, at any time, the rating issued by Moody’s and then in effect with respect to the Parent’s senior unsecured debt rating.

“S&P Rating” means, at any time, the rating issued by S&P and then in effect with respect to the Parent’s long-term issuer credit rating.

“Status” means Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status.

The Applicable Rate shall be determined in accordance with the foregoing table based on the Parent’s Status based on the then-current Moody’s Rating and S&P Rating.  The credit rating in effect on any date for the purposes of this Schedule is the credit rating in effect at the close of business on such date.  If at any time the Parent has no Moody’s Rating and no S&P Rating, Level V Status shall exist.

If the Parent is split-rated and the ratings differential is one level, the higher rating will apply.  If the Parent is split-rated and the ratings differential is two levels or more, the rating next below the higher of the split-ratings will apply. If the rating system of Moody’s or S&P shall change, or if either such

Schedule 1.01B

rating agency shall cease to be in the business of rating corporate debt obligations, the Parent and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.

Schedule 1.01B

SCHEDULE 1.01C

LC ISSUANCE LIMITS

ISSUING BANK	LC ISSUANCE LIMIT

JPMorgan Chase Bank, N.A.	$125,000,000
Bank of America, N.A.	$125,000,000
Wells Fargo Bank, National Association	$125,000,000

Schedule 1.01C

SCHEDULE 2.06

EXISTING LETTERS OF CREDIT

None.

Schedule 2.06

SCHEDULE 4.01(f)

EXISTING INDENTURES

Indenture dated as of March 5, 2012 by and among the Parent, as Issuer, SEECO, Inc., Southwestern Energy Production Company and Southwestern Energy Services Company, as Note Guarantors, and The Bank of New York Mellon Trust Company, N.A., as Trustee.

Indenture dated as of January 16, 2008 by and among the Parent, as Issuer, SEECO, Inc., Southwestern Energy Production Company and Southwestern Energy Services Company, as Note Guarantors, and The Bank of New York Trust Company, N.A., as Trustee.

Indenture dated as of June 1, 1998 between NOARK Pipeline Finance L.L.C. and The Bank of New York, as Trustee, as supplemented by the First Supplemental Indenture dated as of May 2, 2006 by and between NOARK Pipeline Finance, L.L.C., Southwestern Energy Company and UMB Bank, N.A. (as successor to The Bank of New York), as Trustee, the Second Supplemental Indenture dated as of June 30, 2006 by and between the Parent, Southwestern Energy Company and UMB Bank, N.A. (as successor to The Bank of New York), as Trustee, and the Third Supplemental Indenture dated as of May 2, 2008 by and among Southwestern Energy Company (as successor to NOARK Pipeline Finance, LLC), SEECO, Inc., Southwestern Energy Production Company, Southwestern Energy Services Company and UMB Bank, N.A., as Trustee.

Indenture dated as of December 1, 1995, between the Parent and J.P. Morgan Trust Company, N.A. (then known as The First National Bank of Chicago), as Trustee, as supplemented by the First Supplemental Indenture dated as of June 30, 2006 by and between the Parent and J.P. Morgan Trust Company, N.A. (as successor to The First National Bank of Chicago), as Trustee, and the Second Supplemental Indenture dated as of May 2, 2008 by and among Southwestern Energy Company, SEECO, Inc., Southwestern Energy Production Company, Southwestern Energy Services Company and The Bank of New York Trust Company, N.A. (as successor to The First National Bank of Chicago), as Trustee.

Schedule 4.01(f)

SCHEDULE 6.02

EXISTING LIENS

None.

Schedule 6.02

SCHEDULE 6.03

EXISTING SUBSIDIARY INDEBTEDNESS

None.

Schedule 6.03

EXHIBIT A

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit, guarantees, and swing line loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”).  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.  Assignor:

2.  Assignee:

[and is an Affiliate/Approved Fund of [identify Lender]]

3.  Borrower(s):Southwestern Energy Company [and Additional Borrowers, if any]

4.  Administrative Agent:JPMorgan Chase Bank, N.A., as the administrative agent under the Credit Agreement

5.  Credit Agreement:The Credit Agreement dated as of December [__], 2013 among Southwestern Energy Company, any Additional Borrowers party thereto, the Lenders parties thereto, JPMorgan Chase Bank,

Exhibit A, Page 1

N.A., as Administrative Agent, and the other agents parties thereto

6.  Assigned Interest:

Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/ Loans Assigned	Percentage Assigned of Commitment/Loans

$	$	%
$	$	%
$	$	%

Effective Date:  _____________ ___, 20___ [TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Name:
Title:

Exhibit A, Page 2

Consented to and Accepted:

JPMORGAN CHASE BANK, N.A., as
Administrative Agent and an Issuing Bank and a Swing Line Lender

By:
Name:
Title:

CONSENTED TO:

BANK OF AMERICA, N.A., as an Issuing Bank

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as an Issuing Bank

By:
Name:
Title:

[CONSENTED TO:

INSERT SIGNATURE BLOCKS FOR ANY ADDITIONAL ISSUING BANKS AND ANY SWING LINE LENDERS]

[Consented to:]

SOUTHWESTERN ENERGY COMPANY

By:
Name:
Title:

Exhibit A, Page 3

ANNEX I

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.Representations and Warranties.

1.1Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Parent, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Parent, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Acceptance and adoption of the terms of this Assignment and Assumption by the Assignee and the Assignor by Electronic Signature or delivery of an executed counterpart of a signature page of this Assignment and Assumption by any Electronic System shall be effective as

Annex I to Exhibit A, Page 1

delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

[Remainder of this page intentionally left blank.]

Annex I to Exhibit A, Page 2

EXHIBIT B

FORM OF INCREASING LENDER SUPPLEMENT

INCREASING LENDER SUPPLEMENT, dated as of __________, 20___ (this “Supplement”), by and among each of the signatories hereto, to the Credit Agreement, dated as of December [___], 2013 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Southwestern Energy Company (the “Parent”), any Additional Borrowers party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H

WHEREAS, pursuant to Section 2.20 of the Credit Agreement, the Parent has the right, subject to the terms and conditions thereof, to effectuate from time to time an increase in the Aggregate Commitment under the Credit Agreement by requesting one or more Lenders to increase the amount of their Commitments;

WHEREAS, the Parent has given notice to the Administrative Agent of its intention to increase the Aggregate Commitment pursuant to such Section 2.20; and

WHEREAS, pursuant to Section 2.20 of the Credit Agreement, the undersigned Increasing Lender now desires to increase the amount of its Commitment under the Credit Agreement by executing and delivering to the Parent and the Administrative Agent this Supplement;

NOW, THEREFORE, each of the parties hereto hereby agrees as follows:

1.The undersigned Increasing Lender agrees, subject to the terms and conditions of the Credit Agreement, that on the date of this Supplement it shall have its Commitment increased by $[__________], thereby making the total amount of its Commitment equal to $[__________].

2.The Parent hereby represents and warrants that no Default or Event of Default has occurred and is continuing on and as of the date hereof.

3.Terms defined in the Credit Agreement shall have their respective defined meanings when used herein.

4.This Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

5.This Supplement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same document.

[Remainder of this page intentionally left blank.]

Exhibit B, Page 1

IN WITNESS WHEREOF, each of the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

[INSERT NAME OF INCREASING LENDER]

By:
Name:
Title:

Accepted and agreed to as of the date first written above:

SOUTHWESTERN ENERGY COMPANY

By:
Name:
Title:

[ADDITIONAL BORROWERS, IF ANY]

By:
Name:
Title:

Acknowledged as of the date first written above:

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:
Name:
Title:

Exhibit B, Page 2

EXHIBIT C

FORM OF ADDITIONAL LENDER SUPPLEMENT

ADDITIONAL LENDER SUPPLEMENT, dated as of __________, 20___ (this “Supplement”), by and among each of the signatories hereto, to the Credit Agreement, dated as of December [___], 2013 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Southwestern Energy Company (the “Parent”), any Additional Borrowers party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H

WHEREAS, the Credit Agreement provides in Section 2.20 thereof that any financial institution may provide Commitments under the Credit Agreement, subject to the approval of the Administrative Agent, each Issuing Bank and each Swing Line Lender, by executing and delivering to the Parent and the Administrative Agent a supplement to the Credit Agreement in substantially the form of this Supplement; and

WHEREAS, the undersigned Additional Lender was not an original party to the Credit Agreement but now desires to become a party thereto;

NOW, THEREFORE, each of the parties hereto hereby agrees as follows:

1.The undersigned Additional Lender agrees to be bound by the provisions of the Credit Agreement as a Lender thereunder and agrees that it shall, on the date of this Supplement, become a Lender for all purposes of the Credit Agreement to the same extent as if originally a party thereto, with a Commitment of $[__________].

2.The undersigned Additional Lender (a) represents and warrants that it is legally authorized to enter into this Supplement; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, and has reviewed such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Supplement; (c) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

Exhibit C, Page 1

3.The undersigned’s address for notices for the purposes of the Credit Agreement is as follows:

[___________]

[___________]

[___________]

4.The Parent hereby represents and warrants that no Default or Event of Default has occurred and is continuing on and as of the date hereof.

5.Terms defined in the Credit Agreement shall have their respective defined meanings when used herein.

6.This Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

7.This Supplement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same document.

[Remainder of this page intentionally left blank.]

Exhibit C, Page 2

IN WITNESS WHEREOF, each of the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

[INSERT NAME OF ADDITIONAL LENDER]

By:
Name:
Title:

Accepted and agreed to as of the date first written above:

SOUTHWESTERN ENERGY COMPANY

By:
Name:
Title:

[ADDITIONAL BORROWERS, IF ANY]

By:
Name:
Title:

CONSENTED TO AND ACKNOWLEDGED AS OF THE DATE FIRST WRITTEN ABOVE:

JPMORGAN CHASE BANK, N.A.
as Administrative Agent, as an Issuing Bank and as a Swing Line Lender

By:
Name:
Title:

Exhibit C, Page 3

CONSENTED TO:

BANK OF AMERICA, N.A., as an Issuing Bank

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as an Issuing Bank

By:
Name:
Title:

[INSERT SIGNATURE BLOCKS FOR ANY ADDITIONAL ISSUING BANK AND ANY SWING LINE LENDER]

Exhibit C, Page 4

EXHIBIT D

FORM OF SUBSIDIARY GUARANTY

THIS SUBSIDIARY GUARANTY (this “Guaranty”) is made as of [________] by [__________________], a [____________] (together with any other entity that may from time to time become party hereto by signing a counterpart hereof, collectively the “Subsidiary Guarantors” and each a “Subsidiary Guarantor”), in favor of JPMorgan Chase Bank, N.A., a national banking association, as administrative agent (in such capacity, the “Administrative Agent”).

WITNESSETH:

WHEREAS, Southwestern Energy Company, a Delaware corporation (the “Parent”), [insert names of Additional Borrowers party to the Credit Agreement], various financial institutions (the “Lenders”) and the Administrative Agent have entered into a Credit Agreement dated as of December [___], 2013 (as the same may be amended, restated or otherwise modified from time to time, the “Credit Agreement”), providing, subject to the terms and conditions thereof, for extensions of credit to be made by the Lenders to the Parent and any Additional Borrowers party thereto (collectively the “Borrowers”);

WHEREAS, the Parent desires that the Subsidiary Guarantors execute and deliver this Guaranty pursuant to Section 9.14 of the Credit Agreement; and

WHEREAS, in consideration of the financial and other support that the Borrowers have provided, and such financial and other support as the Borrowers may in the future provide, to the Subsidiary Guarantors, and because each Subsidiary Guarantor has determined that executing this Guaranty is in its interest and to its financial benefit, each of the Subsidiary Guarantors is willing to guarantee the obligations of the Borrowers under the Credit Agreement and other Loan Documents;

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.Credit Agreement Definitions.  Capitalized terms used herein but not defined herein shall have the respective meanings set forth in the Credit Agreement.

SECTION 2.Representations and Warranties.  Each Subsidiary Guarantor represents and warrants that (a) as of the date hereof, each of the representations and warranties in the Credit Agreement and the other Loan Documents, insofar as they relate to such Subsidiary Guarantor, are true and correct in all respects (except to the extent such representations and warranties relate solely to an earlier date) and (b) such Subsidiary Guarantor will derive substantial direct or indirect benefits from the extensions of credit to the Borrowers provided for under the Credit Agreement.

SECTION 3.The Guaranty.  Subject to Section 9 hereof, each Subsidiary Guarantor hereby absolutely and unconditionally guarantees, jointly with the other Subsidiary Guarantors and severally, as primary obligor and not as merely surety, the full and punctual payment and performance when due (whether at stated maturity, upon acceleration or early termination or otherwise, and at all times thereafter) all of the Obligations (hereafter referred to as “Guaranteed Obligations”).  Upon failure by any Borrower to pay punctually any of the Obligation, each Subsidiary Guarantor agrees that it shall forthwith on written demand pay to the Administrative Agent the amount not so paid at the place and in the manner specified in the Credit Agreement. This Guaranty is a guaranty of payment and not of collection.  Each Subsidiary Guarantor waives any right to require the Administrative Agent or any Lender to attempt to

Exhibit D, Page 1

collect from, or to sue any Borrower, any other guarantor, or any other person obligated for all or any part of the Guaranteed Obligations.

SECTION 4.Guaranty Unconditional.  Subject to Sections 9 and 11 hereof, the obligations of each Subsidiary Guarantor hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

(i)any extension, renewal, settlement, compromise, waiver or release in respect of any of the Guaranteed Obligations, by operation of law or otherwise, or any obligation of any other guarantor of any of the Guaranteed Obligations, or any default, failure or delay, willful or otherwise, in the payment or performance of the Guaranteed Obligations;

(ii)any modification or amendment of or supplement to the Credit Agreement or any other Loan Document;

(iii)any release, nonperfection or invalidity of any direct or indirect security for any obligation of the Borrowers under the Credit Agreement or any other Loan Document or any obligation of any other guarantor of any of the Guaranteed Obligations;

(iv)any change in the corporate, partnership or other existence, structure or ownership of any Borrower or any other guarantor of any of the Guaranteed Obligations, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Borrower or any other guarantor of the Guaranteed Obligations, or the assets of any of the foregoing, or any resulting release or discharge of any obligation of any Borrower or any other guarantor of any of the Guaranteed Obligations;

(v)the existence of any claim, setoff or other right which such Subsidiary Guarantor may have at any time against any Borrower, any other guarantor of any of the Guaranteed Obligations, any Credit Party or any other Person, whether in connection herewith or any unrelated transaction;

(vi)any invalidity or unenforceability relating to or against any Borrower, or any other guarantor of any of the Guaranteed Obligations, for any reason related to the Credit Agreement or any other Loan Document, or any Requirement of Law purporting to prohibit the payment by any Borrower, or any other guarantor of the Guaranteed Obligations of the principal of or interest on the Notes or any other amount payable by any Borrower under the Credit Agreement or any other Loan Document; or

(vii)any other act or omission to act or delay of any kind by any Borrower, any other guarantor of the Guaranteed Obligations, any Credit Party or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of such Subsidiary Guarantor’s obligations hereunder, except as provided in Section 5.

SECTION 5.Discharge Only Upon Payment In Full; Reinstatement In Certain Circumstances.  Each Subsidiary Guarantor’s obligations hereunder shall remain in full force and effect until all Guaranteed Obligations shall have been indefeasibly paid in full and the Aggregate Commitment shall have terminated or expired.  If at any time any payment of the principal of or interest on the Notes or any other amount payable by any Borrower under the Credit Agreement or any other Loan Document, or by any Subsidiary Guarantor hereunder, is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of any Borrower or otherwise, each Subsidiary Guarantor’s

Exhibit D, Page 2

obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

SECTION 6.Waivers.  Each Subsidiary Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any Borrower, any other guarantor of any of the Guaranteed Obligations or any other Person.

SECTION 7.Subrogation.  Each Subsidiary Guarantor hereby agrees not to assert any right, claim or cause of action, including, without limitation, a claim for subrogation, reimbursement, indemnification or otherwise, against any Borrower arising out of or by reason of this Guaranty or the obligations hereunder, including, without limitation, the payment or securing or purchasing of any of the Guaranteed Obligations by any of the Subsidiary Guarantors, unless and until the Guaranteed Obligations are indefeasibly paid in full and the Aggregate Commitment has terminated.

SECTION 8.Stay of Acceleration.  If acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of any Borrower, all such amounts otherwise subject to acceleration under the terms of the Credit Agreement or any other Loan Document shall nonetheless be payable by each of the Subsidiary Guarantors hereunder forthwith on demand by the Administrative Agent.

SECTION 9.Limitation on Obligations.

(a) The provisions of this Guaranty are severable, and in any action or proceeding involving any state corporate law, or any state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Subsidiary Guarantor under this Guaranty would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of such Subsidiary Guarantor’s liability under this Guaranty, then, notwithstanding any other provision of this Guaranty to the contrary, the amount of such liability shall, without any further action by any Subsidiary Guarantor, the Administrative Agent or any other Credit Party, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the relevant Subsidiary Guarantor’s “Maximum Liability”). This Section 9(a) with respect to the Maximum Liability of the Subsidiary Guarantors is intended solely to preserve the rights of the Administrative Agent and the Lenders hereunder to the maximum extent not subject to avoidance under applicable law, and neither a Subsidiary Guarantor nor any other Person shall have any right or claim under this Section 9(a) with respect to the Maximum Liability, except to the extent necessary so that the obligations of each Subsidiary Guarantor hereunder shall not be rendered voidable under applicable law.

(b)Each Subsidiary Guarantor agrees that the Guaranteed Obligations may at any time and from time to time exceed the Maximum Liability of such Subsidiary Guarantor, and may exceed the aggregate Maximum Liability of all other Subsidiary Guarantors, without impairing this Guaranty or affecting the rights and remedies of the Administrative Agent hereunder. Nothing in this Section 9(b) shall be construed to increase any Subsidiary Guarantor’s obligations hereunder beyond its Maximum Liability.

(c)If any Subsidiary Guarantor (a “Paying Subsidiary Guarantor”) shall make any payment or payments under this Guaranty, each other Subsidiary Guarantor (each a “Non Paying Subsidiary Guarantor”) shall contribute to such Paying Subsidiary Guarantor an amount equal to such Non Paying Subsidiary Guarantor’s “Pro Rata Share” of such payment or payments made by

Exhibit D, Page 3

such Paying Subsidiary Guarantor.  For the purposes hereof, each Non Paying Subsidiary Guarantor’s “Pro Rata Share” with respect to any such payment by a Paying Subsidiary Guarantor shall be determined as of the date on which such payment was made by reference to the ratio of (i) such Non Paying Subsidiary Guarantor’s Allocable Amount (as defined below) to (ii) the sum of the Allocable Amounts of all Subsidiary Guarantors hereunder (including such Paying Subsidiary Guarantor) (as determined immediately prior to the making of such payment or payments).  As of any date of determination, the “Allocable Amount” of any Subsidiary Guarantor shall be equal to the excess of the fair saleable value of the property of such Subsidiary Guarantor over the total liabilities of such Subsidiary Guarantor (including the maximum amount reasonably expected to become due in respect of contingent liabilities, calculated, without duplication, assuming each other Subsidiary Guarantor that is also liable for such contingent liability pays its ratable share thereof), giving effect to all payments made by other Subsidiary Guarantors as of such date in a manner to maximize the amount of such contributions.  Nothing in this Section 9(c) shall affect any Subsidiary Guarantor’s several liability for the entire amount of the Guaranteed Obligations (up to such Subsidiary Guarantor’s Maximum Liability).  Each Subsidiary Guarantor covenants and agrees that its right to receive any contribution under this Guaranty from a Non Paying Subsidiary Guarantor shall be subordinate and junior in right of payment to all the Guaranteed Obligations.  The provisions of this Section 9(c) are for the benefit of the Credit Parties and the Subsidiary Guarantors and may be enforced by any of them in accordance with the terms hereof.

SECTION 10.Application of Payments.  All payments received by the Administrative Agent hereunder shall be applied by the Administrative Agent to payment of the Guaranteed Obligations in the following order unless a court of competent jurisdiction shall otherwise direct:

(a)FIRST, to payment of all out-of-pocket expenses of the Administrative Agent incurred in connection with the collection and enforcement of the Guaranteed Obligations;

(b)SECOND, to payment of that portion of the Guaranteed Obligations constituting accrued and unpaid interest and fees; and

(c)THIRD, to payment of any other Guaranteed Obligations.

SECTION 11.Release of Guarantor.  Notwithstanding anything to the contrary herein, a Subsidiary Guarantor will be unconditionally and absolutely released and discharged from its obligations under this Guaranty upon the delivery by the Administrative Agent of documentation providing for such release following a valid request under Section 9.14(b) of the Credit Agreement.

SECTION 12.Notices.  Any notice or communication required or permitted hereunder shall be given as provided in Section 9.01 of the Credit Agreement, addressed (a) to the Administrative Agent at the address listed in Section 9.01(a)(ii) of the Credit Agreement and (b) to each Subsidiary Guarantor at the address set forth under its name on the signature pages hereto (or to any Guaranty Supplement) or to such other address or to the attention of such other Person as hereafter shall be designated in writing by the applicable party sent in accordance herewith.

SECTION 13.No Waivers.  No failure or delay by the Administrative Agent in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies provided in this Guaranty, the Credit Agreement and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

Exhibit D, Page 4

SECTION 14.No Duty to Advise.  Each Subsidiary Guarantor assumes all responsibility for being and keeping itself informed of each of the Borrowers’ financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that such Subsidiary Guarantor assumes and incurs under this Guaranty, and agrees that the Administrative Agent does not have any duty to advise such Subsidiary Guarantor of information known to it regarding those circumstances or risks.

SECTION 15.Successors and Assigns.  No Subsidiary Guarantor may assign or delegate any of its rights or obligations hereunder, but this Guaranty and such obligations shall be fully binding upon the successors of such Subsidiary Guarantor, as well as such Subsidiary Guarantor.  This Guaranty shall apply to and inure to the benefit of each Credit Party and its successors and permitted assigns.  Without limiting the generality of the immediately preceding sentence, each Credit Party may, to the extent and in the manner provided for in Section 9.04 of the Credit Agreement, assign, grant a participation in, or otherwise transfer any of the Obligations held by it or any portion thereof, and each Credit Party may, to the extent and in the manner provided for in the Credit Agreement, assign or otherwise transfer all or a portion of its rights and obligations under the Credit Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) to any other Person, and such other Person shall thereupon become entitled to all of the benefits in respect thereof granted to such Credit Party hereunder.

SECTION 16.Changes in Writing Amendments, Etc.  No amendment of any provision of this Guaranty shall be effective unless it is in writing and signed by each Subsidiary Guarantor and the Administrative Agent, and no waiver of any provision of this Guaranty, and no consent to any departure by any Subsidiary Guarantor therefrom, shall be effective unless it is in writing and signed by the Administrative Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.  In addition, all such amendments and waivers shall be effective only if given with the necessary approvals of the Lenders as required under the Credit Agreement.

SECTION 17.Costs of Enforcement.  Each Subsidiary Guarantor agrees to pay all out-of-pocket expenses, including, without limitation, all court costs and attorneys’ fees and expenses, paid or incurred by the Administrative Agent in endeavoring to collect all or any part of the Guaranteed Obligations from, or in prosecuting any action against, the Parent, such Subsidiary Guarantor or any other guarantor of all or any part of the Guaranteed Obligations.

SECTION 18.GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.  (A) THIS GUARANTY SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.  (B) THE GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY, BOROUGH OF MANHATTAN, AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS GUARANTY OR ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, THE ISSUING BANK OR ANY LENDER MAY OTHERWISE HAVE

Exhibit D, Page 5

TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.  (C) THE GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (D) OF THIS SECTION.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.  (E) EACH PARTY TO THIS GUARANTY IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 12.  NOTHING IN THIS GUARANTY OR ANY OTHER LOAN DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS GUARANTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. (F) WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (1) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (2) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 19.Taxes. etc.  All payments required to be made by any of the Subsidiary Guarantors hereunder shall be made without setoff or counterclaim and free and clear of and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties or other charges of whatsoever nature imposed by any government or any political or taxing authority thereof (but excluding Excluded Taxes), provided, however, that if any Subsidiary Guarantor is required by law to make such deduction or withholding, such Subsidiary Guarantor shall forthwith  (i) pay to the Administrative Agent or the applicable Lender such additional amount as results in the net amount received by the Administrative Agent equaling the full amount which would have been received by the Administrative Agent or such Lender had no such deduction or withholding been made, (ii) pay the full amount deducted to the relevant authority in accordance with applicable law, and (iii) furnish to the Administrative Agent or such Lender certified copies of official receipts evidencing payment of such withholding taxes within 30 days after such payment is made.

SECTION 20.Joinder of Additional Subsidiary Guarantors.  Upon the execution and delivery by any Person of a guaranty supplement in substantially the form of Exhibit A hereto (each, a “Subsidiary Guaranty Supplement”) to the Administrative Agent, (i) such Person shall be referred to as an “Additional Subsidiary Guarantor” and shall become and be a Subsidiary Guarantor hereunder for all purposes hereunder, and each reference in this Guaranty to a “ Subsidiary Guarantor” shall also mean and be a reference to such Additional Subsidiary Guarantor, and each reference in any other Loan Document to a “Subsidiary Guarantor” or a “Loan Party” shall also mean and be a reference to such Additional Subsidiary Guarantor and (ii) each reference herein to “this Guaranty”, “hereunder”, “hereof” or words of like import referring to this Guaranty, and each reference in any other Loan Document to the “Subsidiary Guaranty”, “thereunder”, “thereof” or words of like import referring to this Guaranty, shall mean and be a reference to this Guaranty as supplemented by such Subsidiary Guaranty Supplement.

Exhibit D, Page 6

SECTION 21. Automatic Acceleration in Certain Events.  Upon the occurrence of an Event of Default with respect to the Parent specified in clauses (g) or (h) of Section 7.01 of the Credit Agreement, all Obligations shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Subsidiary Guarantor.

SECTION 22. Severability.  Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

SECTION 23. Delivery of Counterparts.  Delivery of an executed counterpart of a signature page to this Guaranty by facsimile, emailed .pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Guaranty.

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Exhibit D, Page 7

IN WITNESS WHEREOF, each Subsidiary Guarantor has caused this Guaranty to be duly executed by its authorized officer as of the day and year first above written.

[NAME OF GUARANTOR]

By:
Name:
Title:

Address for notices:

By:
Name:
Title:

Exhibit D, Page 8

EXHIBIT A

FORM OF
GUARANTY SUPPLEMENT

[__________], 20[__]

JPMorgan Chase Bank, N.A.,
as Administrative Agent
for the Lenders referred to below
500 Stanton Christiana Rd, 3/Ops 2
Newark, DE 19713
Attention: Evan Zacharias
Facsimile: 302-634-1417

With a copy to:
JPMorgan Chase Bank, N.A.
500 Stanton Christiana Rd, 3/Ops 2
Newark, DE 19713
Attention: Brittany Tidwell
Facsimile: 302-634-1417

Re:Credit Agreement dated as of December [__], 2013 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Southwestern Energy Company, each Additional Borrower party thereto, the Lenders party thereto (the “Lenders”), and JPMorgan Chase Bank, N.A., as administrative agent for the Lenders (in such capacity, together with its successors and assigns, the “Administrative Agent”).

Ladies and Gentlemen:

Reference is made to the Credit Agreement and to that certain Guaranty dated as of December [__], 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Subsidiary Guaranty”) executed by the Subsidiary Guarantors party thereto in favor of the Administrative Agent, each Lender, each Issuing Bank, each Swing Line Lender and each other Person to which any Obligations are owed, and each of their respective successors, endorsees, transferees and assigns (collectively, the “Guaranteed Parties” and each, individually, a “Guaranteed Party”).  The Subsidiary Guaranty, as supplemented by this Subsidiary Guaranty Agreement Supplement (this “Subsidiary Guaranty Supplement”) and as it may hereafter be amended, restated, further supplemented or otherwise modified from time to time, is herein referred to as the “Subsidiary Guaranty Agreement”. Capitalized terms used herein but not defined herein have the respective meanings ascribed to such terms in the Credit Agreement.

Section 1.The undersigned (the “Additional Subsidiary Guarantor”) hereby becomes a Subsidiary Guarantor (as defined in the Subsidiary Guaranty Agreement) for all purposes of the Subsidiary Guaranty Agreement.  Without limiting the generality of the foregoing, the Additional Subsidiary Guarantor hereby (a) hereby absolutely, unconditionally and irrevocably guarantees, jointly with the other Subsidiary Guarantors and severally, to each Subsidiary Guaranteed Party, the prompt and complete payment in cash when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations on the terms and conditions set forth in the Subsidiary Guaranty Agreement as if it were an original party thereto, (b)

Exhibit A to Subsidiary Guaranty, Page 1

accepts and agrees to perform and observe all of the covenants set forth in the Subsidiary Guaranty Agreement, (c) waives the rights set forth in Section 6 of the Subsidiary Guaranty Agreement and (d) waives the rights, submits to jurisdiction, and waives service of process as described in Section 18 of the Subsidiary Guaranty Agreement. The terms and provisions of the Subsidiary Guaranty Agreement are incorporated herein by reference.

Section 2.The address for notices and other communications to be delivered to the Additional Guarantor pursuant to Section 12 of the Subsidiary Guaranty Agreement is set forth on the signature page hereto.

Section 3.Delivery of an executed counterpart of a signature page to this Subsidiary Guaranty Agreement Supplement by facsimile or electronic transmission (in .pdf form) shall be effective as delivery of a manually executed counterpart of this Subsidiary Guaranty Agreement Supplement.

Section 4.This Subsidiary Guaranty Agreement Supplement shall be construed in accordance with and governed by the law of the State of New York.

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Exhibit A to Subsidiary Guaranty, Page 2

IN WITNESS WHEREOF, the undersigned has caused this Subsidiary Guaranty Agreement Supplement to be duly executed by its authorized officer as of the day and year first above written.

Very truly yours,

[ADDITIONAL GUARANTOR],
a [___________________]

By:
Name:
Title:

Address for Notices:

Exhibit A to Subsidiary Guaranty, Page 3

EXHIBIT E-1

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of December [__], 2013 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Southwestern Energy Company (the “Parent”), any Additional Borrowers party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Revolving Note(s) or Swing Line Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of [any Borrower] within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to [any Borrower] as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and [the Parent][the Borrowers] with a certificate of its non-U.S. Person status on IRS Form W-8BEN.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform [the Borrowers] and the Administrative Agent, and (2) the undersigned shall have at all times furnished [the Borrowers] and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: __________, 20[__]

Exhibit E-1, Page 1

EXHIBIT E-2

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of December [__], 2013 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Southwestern Energy Company (the “Parent”), any Additional Borrowers party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of [any Borrower] within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the [any Borrower] as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: __________, 20[__]

Exhibit E-2, Page 1

EXHIBIT E-3

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of December [___], 2013 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Southwestern Energy Company (the “Parent”), any Additional Borrowers party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of [any Borrower] within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to [any Borrower] as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption:  (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________ __, 20[__]

Exhibit E-3, Page 1

EXHIBIT E-4

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of December [__], 2013 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Southwestern Energy Company (the “Parent”), any Additional Borrowers party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to the Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of [any Borrower] within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to [any Borrower] as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and [the Borrowers] with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption:  (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform [the Borrowers] and the Administrative Agent, and (2) the undersigned shall have at all times furnished [the Borrowers] and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________ __, 20[__]

Exhibit E-4, Page 1

EXHIBIT F-1

FORM OF BORROWING REQUEST

JPMorgan Chase Bank, N.A.,

as Administrative Agent

for the Lenders referred to below

500 Stanton Christiana Rd, 3/Ops 2

Newark, DE 19713

Attention: Evan Zacharias

Facsimile: 302-634-1417

With a copy to:

JPMorgan Chase Bank, N.A.

500 Stanton Christiana Rd, 3/Ops 2

Newark, DE 19713

Attention: Brittany Tidwell

Facsimile: 302-634-1417

Re:  Southwestern Energy Company

[Date]

Ladies and Gentlemen:

Reference is hereby made to the Credit Agreement dated as of December [___], 2013 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Southwestern Energy Company (the “Parent”), any Additional Borrowers party thereto, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).  Capitalized terms used but not defined herein shall have the respective meanings assigned to such terms in the Credit Agreement.  The undersigned Borrower hereby gives you notice pursuant to Section 2.03 of the Credit Agreement that it requests a Revolving Borrowing under the Credit Agreement, and in that connection, such Borrower specifies the following information with respect to such Borrowing requested hereby:

1.Aggregate principal amount of Borrowing:   __________________________

2.Date of Borrowing (which shall be a Business Day):  ___________________

3.Type of Borrowing (ABR or Eurodollar):  ____________________________

4.Interest Period and the last day thereof (if a Eurodollar Borrowing):   ______________

5.Location and number of such Borrower’s account to which proceeds of Borrowing are to be disbursed:

Exhibit F-1, Page 1

Very truly yours,
[REQUESTING BORROWER]

By:
Name:
Title:

Exhibit F-1, Page 2

EXHIBIT F-2

FORM OF INTEREST ELECTION REQUEST

JPMorgan Chase Bank, N.A.,

as Administrative Agent

for the Lenders referred to below

500 Stanton Christiana Rd, 3/Ops 2

Newark, DE 19713

Attention: Evan Zacharias

Facsimile: 302-634-1417

With a copy to:

JPMorgan Chase Bank, N.A.

500 Stanton Christiana Rd, 3/Ops 2

Newark, DE 19713

Attention: Brittany Tidwell

Facsimile: 302-634-1417

Re:  Southwestern Energy Company

[Date]

Ladies and Gentlemen:

Reference is hereby made to the Credit Agreement dated as of December [___], 2013 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Southwestern Energy Company (the “Parent”), any Additional Borrowers party thereto, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).  Capitalized terms used but not defined herein shall have the respective meanings assigned to such terms in the Credit Agreement.  The undersigned Borrower hereby gives you notice pursuant to Section 2.08 of the Credit Agreement that it requests to [convert][continue] an existing Revolving Borrowing under the Credit Agreement, and in that connection, such Borrower specifies the following information with respect to such [conversion][continuation] requested hereby:

1.List date, Type, principal amount and Interest Period (if applicable) of existing Borrowing:  _____________________________________

2.Aggregate principal amount of resulting Borrowing:  _________________________

3.Effective date of interest election (which shall be a Business Day):  __________________

4.Type of resulting Borrowing (ABR or Eurodollar):  _______________________

5.Interest Period and the last day thereof (if a Eurodollar Borrowing):  _______________

Exhibit F-2, Page 1

Very truly yours,

[REQUESTING BORROWER]

By:
Name:
Title:

Exhibit F-2, Page 2

EXHIBIT F-3

FORM OF SWING LINE BORROWING REQUEST

JPMorgan Chase Bank, N.A.,

as Administrative Agent

for the Lenders referred to below

500 Stanton Christiana Rd, 3/Ops 2

Newark, DE 19713

Attention: Evan Zacharias

Facsimile: 302-634-1417

With a copy to:

JPMorgan Chase Bank, N.A.

500 Stanton Christiana Rd, 3/Ops 2

Newark, DE 19713

Attention: Brittany Tidwell

Facsimile: 302-634-1417

Re:  Southwestern Energy Company

[Date]

Ladies and Gentlemen:

Reference is hereby made to the Credit Agreement dated as of December [___], 2013 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Southwestern Energy Company (the “Parent”), any Additional Borrowers party thereto, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).  Capitalized terms used but not defined herein shall have the respective meanings assigned to such terms in the Credit Agreement.  The undersigned Borrower hereby gives you notice pursuant to Section 2.05(b) of the Credit Agreement that it requests a Swing Line Borrowing under the Credit Agreement, and in that connection, such Borrower specifies the following information with respect to such Borrowing requested hereby:

1.Aggregate principal amount of Borrowing:  __________________________

2.Date of Borrowing (which shall be a Business Day):  ___________________

3.Location and number of such Borrower’s account to which proceeds of Borrowing are to be disbursed:  ______________________________________

______________________________________

______________________________________

Exhibit F-3, Page 1

Very truly yours,

[REQUESTING BORROWER]

By:
Name:
Title:

Exhibit F-3, Page 2

EXHIBIT G-1

[FORM OF]

REVOLVING NOTE

[__________], 201[__]

FOR VALUE RECEIVED, the undersigned, [BORROWER], a [___________] (the “Borrower”), HEREBY UNCONDITIONALLY PROMISES TO PAY to the order of [NAME OF LENDER] (the “Lender”) the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the Borrower pursuant to the Credit Agreement (as defined below) on the Maturity Date or on such earlier date as may be required by the terms of the Credit Agreement.  Capitalized terms used herein and not otherwise defined herein have the respective meanings given such terms in the Credit Agreement.

The Borrower promises to pay interest on the unpaid principal amount of each Revolving Loan made to it from the date of such Revolving Loan until such principal amount is paid in full at a rate or rates per annum determined in accordance with the terms of the Credit Agreement.  Interest hereunder is due and payable at such times and on such dates as set forth in the Credit Agreement.

At the time of each Revolving Loan, and upon each payment or prepayment of principal of each Revolving Loan, the Lender shall make a notation either on the schedule attached hereto and made a part hereof, or in the Lender’s own books and records, in each case specifying the amount of such Loan, the respective Interest Period thereof (in the case of Eurodollar Loans) or the amount of principal paid or prepaid with respect to such Revolving Loan, as applicable; provided that the failure of the Lender to make any such recordation or notation shall not affect the Obligations of the Borrower hereunder or under the Credit Agreement.

This Revolving Note is one of the Notes referred to in, and is entitled to the benefits of, that certain Credit Agreement dated as of December [___], 2013 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among [the Borrower] [Southwestern Energy Company], any Additional Borrowers party thereto [(including the Borrower)], the financial institutions from time to time parties thereto as Lenders and JPMorgan Chase Bank, N.A., as administrative agent.  The Credit Agreement, among other things, (i) provides for the making of Revolving Loans by the Lender to the Borrower and the other Borrowers party thereto from time to time in an aggregate principal amount not to exceed at any time outstanding such Lender’s Commitment, the indebtedness of the Borrower resulting from each such Revolving Loan made to it by the Lender being evidenced by this Revolving Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments of the principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

Demand, presentment, protest and notice of nonpayment and protest are hereby waived by the Borrower.

Whenever in this Revolving Note reference is made to the Administrative Agent, the Lender or the Borrower, such reference shall be deemed to include, as applicable, a reference to their respective successors and assigns.  The provisions of this Revolving Note shall be binding upon and shall inure to the benefit of such successors and assigns.  The Borrower’s successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for the Borrower.

Exhibit G-1, Page 1

This Revolving Note shall be construed in accordance with and governed by the law of the State of New York.

[BORROWER]

By:
Name:
Title:

Exhibit G-1, Page 2

SCHEDULE OF REVOLVING LOANS AND PAYMENTS OR PREPAYMENTS

Date	Amount of Revolving Loan	Interest Period/Rate	Amount of Principal Paid or Prepaid	Unpaid Principal Balance	Notation Made By

Exhibit G-1, Page 3

EXHIBIT G-2

[FORM OF]

SWING LINE NOTE

[__________], 201[__]

FOR VALUE RECEIVED, the undersigned, [BORROWER], a [___________] (the “Borrower”), HEREBY UNCONDITIONALLY PROMISES TO PAY to the order of [NAME OF SWING LINE LENDER] (the “Swing Line Lender”) the aggregate unpaid principal amount of all Swing Line Loans made by the Swing Line Lender to the Borrower pursuant to the Credit Agreement (as defined below) on the Maturity Date or on such earlier date as may be required by the terms of the Credit Agreement.  Capitalized terms used herein and not otherwise defined herein have the respective meanings given such terms in the Credit Agreement.

The Borrower promises to pay interest on the unpaid principal amount of each Swing Line Loan made to it from the date of such Swing Line Loan until such principal amount is paid in full at a rate or rates per annum determined in accordance with the terms of the Credit Agreement.  Interest hereunder is due and payable at such times and on such dates as set forth in the Credit Agreement.

At the time of each Swing Line Loan, and upon each payment or prepayment of principal of each Swing Line Loan, the Swing Line Lender shall make a notation either on the schedule attached hereto and made a part hereof, or in the Swing Line Lender’s own books and records, in each case specifying the amount of such Swing Line Loan or the amount of principal paid or prepaid with respect to such Swing Line Loan, as applicable; provided that the failure of the Swing Line Lender to make any such recordation or notation shall not affect the Obligations of the Borrower hereunder or under the Credit Agreement.

This Swing Line Note is one of the Notes referred to in, and is entitled to the benefits of, that certain Credit Agreement dated as of December [___], 2013 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among [the Borrower] [Southwestern Energy Company] any Additional Borrowers party thereto [(including the Borrower)], the financial institutions from time to time parties thereto as Lenders and JPMorgan Chase Bank, N.A., as administrative agent.  The Credit Agreement, among other things, (i) provides for the making of Swing Line Loans by the Swing Line Lender to the Borrower and the Borrowers party thereto from time to time in an aggregate principal amount at any time outstanding that will not result in (x) the aggregate principal amount of all outstanding Swing Line Loans exceeding $100,000,000, the indebtedness of the Borrower resulting from each such Swing Line Loan made to it by the Swing Line Lender being evidenced by this Swing Line Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments of the principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

Demand, presentment, protest and notice of nonpayment and protest are hereby waived by the Borrower.

Whenever in this Swing Line Note reference is made to the Administrative Agent, the Lender or the Borrower, such reference shall be deemed to include, as applicable, a reference to their respective successors and assigns.  The provisions of this Swing Line Note shall be binding upon and shall inure to the benefit of such successors and assigns.  The Borrower’s successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for the Borrower.

Exhibit G-2, Page 1

This Swing Line Note shall be construed in accordance with and governed by the law of the State of New York.

[BORROWER]

By:
Name:
Title:

Exhibit G-2, Page 2

SCHEDULE OF SWING LINE LOANS AND PAYMENTS OR PREPAYMENTS

Date	Amount of Swing Loan	Interest Rate	Amount of Principal Paid or Prepaid	Unpaid Principal Balance	Notation Made By

Exhibit G-2, Page 3

EXHIBIT H

FORM OF COMPLIANCE CERTIFICATE

The undersigned, the [chief financial officer/chief accounting officer] of Southwestern Energy Company (the “Parent”) hereby (a) delivers this Certificate pursuant to Section 5.01(c) of the Credit Agreement dated as of December [___], 2013 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used but not defined herein have the respective meanings given thereto in the Credit Agreement) among the Parent, any Additional Borrowers party thereto, the Lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent, and (b) certifies as follows:

1.Attached hereto as Schedule I are the financial statements of the Parent as at the end of and for the fiscal year □ fiscal quarter □ (check one) ended                                            , 201__ as required by Section 5.01(a) or Section 5.01(b) of the Agreement, as applicable.

2.[Such financial statements fairly present in all material respects the financial condition and results of operations of the Parent and its Subsidiaries on a consolidated basis as at the end of, and for, the period covered thereby in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes.]

3.Attached hereto as Schedule II are detailed calculations used by the Parent to establish whether the Parent was in compliance with the requirements of Section 6.05 of the Agreement as of the date of the financial statements attached as Schedule I.

4.[Unless otherwise disclosed on Schedule III attached hereto, no] [No] Default or Event of Default has occurred which is in existence on the date hereof.  [The Parent has taken or proposes to take the action to cure such Default or Event of Default described therein.]

5.[Attached as Schedule IV are consolidating spreadsheets showing all consolidated Unrestricted Subsidiaries and the eliminating entries.]

6.[As of the date hereof, except  as disclosed in the Parent’s filings with the SEC, in the Parent’s judgment, there are no actions at law or in equity pending or, to the Knowledge of the Parent, threatened involving the likelihood of any judgment or liability against the Parent or any Subsidiary which would reasonably be expected to have a Material Adverse Effect.]

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate as of __________, 201_.

Exhibit H, Page 1

SOUTHWESTERN ENERGY COMPANY

By:
Name:
Title:[Chief Financial Officer/Chief Accounting Officer]

Exhibit H, Page 2

Schedule I

Financial Statements
(to be attached)

Schedule I to Exhibit H

Schedule II

Compliance Calculations
(to be attached)

Schedule II to Exhibit H

[Schedule III

Defaults/Remedial Action
(to be attached)]

Schedule III to Exhibit H

[Schedule IV

Consolidating Spreadsheets
(to be attached)]

Schedule IV to Exhibit H

EXHIBIT I

FORM OF ADDITIONAL BORROWER ACCESSION AGREEMENT

Reference is made to Section 2.23 of that certain Credit Agreement dated as of December [___], 2013 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Southwestern Energy Company (the “Parent”), any Additional Borrowers party thereto, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent.  Capitalized terms used but not defined herein have the respective meanings set forth in the Credit Agreement.

1.Agreement.  The Parent hereby requests that [___________], a [___________] (the “Proposed Additional Borrower”), become party to the Credit Agreement as an Additional Borrower.  The Proposed Additional Borrower hereby consents and agrees to be made a party to, and to be bound as an Additional Borrower by all of the terms of, the Credit Agreement as of the Accession Effective Date (as defined below) and shall have all the rights and obligations of an Additional Borrower with respect to Loans to be made to, and Letters of Credit to be issued for the account of, the Additional Borrowers as specified therein.

2.Conditions Precedent.  The Proposed Additional Borrower shall become an Additional Borrower under the Credit Agreement on the date (the “Accession Effective Date”) on which each of the following conditions is satisfied:

(i)The Administrative Agent shall have received executed counterparts (in such number as may be requested by the Administrative Agent) of this Additional Borrower Accession Agreement from the Parent and the Proposed Additional Borrower;

(ii)The Administrative Agent shall have received executed counterparts (in such number as may be requested by the Administrative Agent) of the SWN Guaranty from the Parent;

(iii)The Administrative Agent shall have received a certificate of an authorized representative of the Proposed Additional Borrower certifying the names and true signatures of the other authorized representatives of the Additional Borrower authorized to sign this Additional Borrower Accession Agreement and any other documents (including any Notes) to be delivered in connection herewith; and

(iv)The other conditions set forth in Section 2.23(a) of the Credit Agreement are satisfied.

3.Reaffirmation of Representations and Warranties.  The Proposed Additional Borrower hereby makes, as of the date hereof, all of the representations and warranties contained in Article III of the Credit Agreement (except to the extent such representations and warranties relate solely to an earlier date).

4.Governing Law; Entire Agreement.  This Additional Borrower Accession Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.  The Credit Agreement, this Additional Borrower Accession Agreement, the Notes and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and thereof and supersede any prior agreements, written or oral, with respect thereto.

5.Severability of Provisions.  Any provision in this Additional Borrower Accession Agreement that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that

Exhibit I, Page 1

jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Additional Borrower Accession Agreement are declared to be severable.

6.Counterparts.  This Additional Borrower Accession Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Additional Borrower Accession Agreement by signing any such counterpart. Delivery of an executed counterpart of a signature page to this Additional Borrower Accession Agreement by facsimile, emailed .pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Additional Borrower Accession Agreement.

[Remainder of this page intentionally left blank.]

Exhibit I, Page 2

IN WITNESS WHEREOF, the Proposed Additional Borrower has caused this Additional Borrower Accession Agreement to be duly executed by its authorized officer as of the day and year first above written.

Very truly yours,
[NAME OF PROPOSED ADDITIONAL BORROWER]

By:
Name:
Title:

SOUTHWESTERN ENERGY COMPANY

By:
Name:
Title:

Accepted as of the date first written above:
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:
Name:
Title:

Exhibit I, Page 3

EXHIBIT J

FORM OF SWN GUARANTY

THIS GUARANTY (this “Guaranty”) is made as of [_____________], 201[_] by Southwestern Energy Company, a Delaware corporation (the “Company” or the “Guarantor”), in favor of JPMorgan Chase Bank, N.A., a national banking association, as administrative agent (in such capacity, the “Administrative Agent”).

WITNESSETH:

WHEREAS, the Company,[insert names of any Additional Borrowers previously joined as parties to the Credit Agreement], various financial institutions (the “Lenders”) and the Administrative  Agent have entered into that certain Credit Agreement dated as of December [___], 2013 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), providing, subject to the terms and conditions thereof, for extensions of credit to be made by the Lenders to the Company and any Additional Borrowers party thereto;

WHEREAS, the Company, [], a [] (the “Additional Borrower”), and the Administrative Agent have entered into that certain Additional Borrower Accession Agreement (the “Accession Agreement”) dated as of [______], 201[_] , pursuant to Section 2.23 of the Credit Agreement; and

WHEREAS, the execution and delivery of this Guaranty by the Company is a condition to the effectiveness of the Accession Agreement;

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.Credit Agreement Definitions.  Capitalized terms used herein but not defined herein shall have the respective meanings set forth in the Credit Agreement.

SECTION 2.The Guaranty.  The Guarantor hereby absolutely and unconditionally guarantees, as primary obligor and not as merely surety, the full and punctual payment and performance when due (whether at stated maturity, upon acceleration or early termination or otherwise, and at all times thereafter) of all of the Obligations of the Additional Borrower (collectively, the “Guaranteed Obligations”).  Upon failure by the Additional Borrower to pay punctually any of the Guaranteed Obligations, the Guarantor agrees that it shall forthwith on written demand pay to the Administrative Agent the amount not so paid at the place and in the manner specified in the Credit Agreement.  This Guaranty is a guaranty of payment and not of collection.  The Guarantor waives any right to require the Administrative Agent or any Lender to attempt to collect from, or to sue the Additional Borrower or any other person obligated for all or any part of the Guaranteed Obligations.

SECTION 3.Guaranty Unconditional.  Subject to Section 9 hereof, the obligations of the Guarantor hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

Exhibit J, Page 1

(i)any extension, renewal, settlement, compromise, waiver or release in respect of any of the Guaranteed Obligations, by operation of law or otherwise, or any obligation of any other guarantor of any of the Guaranteed Obligations, or any default, failure or delay, willful or otherwise, in the payment or performance of the Guaranteed Obligations;

(ii)any modification or amendment of or supplement to the Credit Agreement, the Accession Agreement, the Notes of the Additional Borrower or any other Loan Document to which the Additional Borrower is party;

(iii) any release, nonperfection or invalidity of any direct or indirect security for any obligation of the Additional Borrower under the Credit Agreement, the Accession Agreement, the Notes of the Additional Borrower or any other Loan Document to which the Additional Borrower is a party or any obligation of any other guarantor of any of the Guaranteed Obligations;

(iv)any change in the corporate, partnership or other existence, structure or ownership of the Additional Borrower or any other guarantor of any of the Guaranteed Obligations, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Additional Borrower, or the assets of any of the foregoing, or any resulting release or discharge of any obligation of the Additional Borrower or any other guarantor of any of the Guaranteed Obligations;

(v)the existence of any claim, setoff or other right which the Guarantor may have at any time against the Additional Borrower, any Credit Party or any other Person, whether in connection herewith or any unrelated transaction;

(vi)any invalidity or unenforceability relating to or against the Additional Borrower or any other guarantor of any of the Guaranteed Obligations, for any reason related to the Credit Agreement, the Accession Agreement, the Notes of the Additional Borrower or any other Loan Document to which the Additional Borrower is party, or any Requirement of Law purporting to prohibit the payment by the Additional Borrower or any other guarantor of the Guaranteed Obligations of the principal of or interest on the Notes of the Additional Borrower or any other amount payable by the Additional Borrower under the Credit Agreement, the Notes of the Additional Borrower, or any other Loan Document to which the Additional Borrower is party; or

(vii)any other act or omission to act or delay of any kind by the Additional Borrower, any other guarantor of any of the Guaranteed Obligations, any Credit Party or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the Guarantor’s obligations hereunder, except as provided in Section 4.

SECTION 4.Discharge Only Upon Payment In Full; Reinstatement In Certain Circumstances.  The Guarantor’s obligations hereunder shall remain in full force and effect until all Guaranteed Obligations shall have been indefeasibly paid in full and the Aggregate Commitment shall have terminated or expired.  If at any time any payment of the principal of or interest on the Notes of the Additional Borrower or any other amount payable by the Additional Borrower under the Credit Agreement or any other Loan Document to which it is a party, or by the Guarantor hereunder, is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Additional Borrower or otherwise, the Guarantor’s obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

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SECTION 5.Waivers.  The Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Additional Borrower, any other guarantor of any of the Guaranteed Obligations or any other Person.

SECTION 6.Subrogation.  The Guarantor hereby agrees not to assert any right, claim or cause of action, including, without limitation, a claim for subrogation, reimbursement, indemnification or otherwise, against the Additional Borrower arising out of or by reason of this Guaranty or the obligations hereunder, including, without limitation, the payment or securing or purchasing of any of the Guaranteed Obligations by the Guarantor, unless and until the Guaranteed Obligations are indefeasibly paid in full and the Aggregate Commitment has terminated.

SECTION 7.Stay of Acceleration.  If acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Additional Borrower, all such amounts otherwise subject to acceleration under the terms of the Credit Agreement, the Notes of the Additional Borrower or any other Loan Document to which it is a party shall nonetheless be payable by the Guarantor hereunder forthwith on demand by the Administrative Agent.

SECTION 8.Application of Payments.  All payments received by the Administrative Agent hereunder shall be applied by the Administrative Agent to payment of the Guaranteed Obligations in the following order unless a court of competent jurisdiction shall otherwise direct:

(a)FIRST, to payment of all out-of-pocket expenses of the Administrative Agent incurred in connection with the collection and enforcement of the Guaranteed Obligations;

(b)SECOND, to payment of that portion of the Guaranteed Obligations constituting accrued and unpaid interest and fees; and

(c)THIRD, to payment of any other Guaranteed Obligations.

SECTION 9.Release of Guarantor.  Notwithstanding anything to the contrary herein, the Guarantor will be unconditionally and absolutely released and discharged from its obligations under this Guaranty immediately upon the removal of an Additional Borrower in accordance with Section 2.23(d) of the Credit Agreement.

SECTION 10.Notices.  Any notice or communication required or permitted hereunder shall be given as provided in Section 9.01 of the Credit Agreement, addressed (a) to the Administrative Agent at the address listed in Section 9.01(a)(ii) of the Credit Agreement and (b) to the Guarantor at the address set forth under its name on the signature pages hereto (or to any Guaranty Supplement) or to such other address or to the attention of such other Person as hereafter shall be designated in writing by the applicable party sent in accordance herewith.

SECTION 11.No Waivers.  No failure or delay by the Administrative Agent in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies provided in this Guaranty, the Credit Agreement, the Notes of the Additional Borrower and the other Loan Documents to which the Additional Borrower is party shall be cumulative and not exclusive of any rights or remedies provided by law.

SECTION 12.No Duty to Advise.  The Guarantor assumes all responsibility for being and keeping itself informed of the Additional Borrower’s financial condition and assets, and of all other

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circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that the Guarantor assumes and incurs under this Guaranty, and agrees that the Administrative Agent does not have any duty to advise the Guarantor of information known to it regarding those circumstances or risks.

SECTION 13.Successors and Assigns.  The Guarantor may not assign or delegate any of its rights or obligations hereunder, but this Guaranty and such obligations shall be fully binding upon the successors of the Guarantor, as well as the Guarantor.  This Guaranty shall apply to and inure to the benefit of the Credit Parties and their successors and permitted assigns.  Without limiting the generality of the immediately preceding sentence, each Credit Party may, to the extent and in the manner provided for in Section 9.04 of the Credit Agreement, assign, grant a participation in, or otherwise transfer any of the Obligations held by it or any portion thereof, and each Credit Party may, to the extent and in the manner provided for in the Credit Agreement, assign or otherwise transfer all or a portion of its rights and obligations under the Credit Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) to any other Person, and such other Person shall thereupon become entitled to all of the benefits in respect thereof granted to such Credit Party hereunder.

SECTION 14.Changes in Writing Amendments, Etc.  No amendment of any provision of this Guaranty shall be effective unless it is in writing and signed by the Guarantor and the Administrative Agent, and no waiver of any provision of this Guaranty, and no consent to any departure by any the Guarantor therefrom, shall be effective unless it is in writing and signed by the Administrative Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.  In addition, all such amendments and waivers shall be effective only if given with the necessary approvals of the Lenders as required under the Credit Agreement.

SECTION 15.Costs of Enforcement.  The Guarantor agrees to pay all out-of-pocket expenses, including, without limitation, all court costs and attorneys’ fees and expenses, paid or incurred by the Administrative Agent in endeavoring to collect all or any part of the Guaranteed Obligations from, or in prosecuting any action against, the Additional Borrower or the Guarantor.

SECTION 16.GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.  (A) THIS GUARANTY SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.  (B) THE GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY, BOROUGH OF MANHATTAN, AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS GUARANTY OR ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, THE ISSUING BANK OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.  (C) THE GUARANTOR HEREBY IRREVOCABLY AND

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UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (D) OF THIS SECTION.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT. (E) EACH PARTY TO THIS GUARANTY IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.  NOTHING IN THIS GUARANTY OR ANY OTHER LOAN DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS GUARANTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. (F) WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (1) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (2) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 17.Taxes. etc.  All payments required to be made by the Guarantor hereunder shall be made without setoff or counterclaim and free and clear of and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties or other charges of whatsoever nature imposed by any government or any political or taxing authority thereof (but excluding Excluded Taxes), provided, however, that if the Guarantor is required by law to make such deduction or withholding, the Guarantor shall forthwith  (i) pay to the Administrative Agent or the applicable Lender such additional amount as results in the net amount received by the Administrative Agent equaling the full amount which would have been received by the Administrative Agent or such Lender had no such deduction or withholding been made, (ii) pay the full amount deducted to the relevant authority in accordance with applicable law, and (iii) furnish to the Administrative Agent or such Lender certified copies of official receipts evidencing payment of such withholding taxes within 30 days after such payment is made.

SECTION 18.Automatic Acceleration in Certain Events.  Upon the occurrence of an Event of Default with respect to a Borrower specified in clauses (g) or (h) of Section 7.01 of the Credit Agreement, all Obligations shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Guarantor.

SECTION 19.Severability.  Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

SECTION 20.Delivery of Counterparts.  Delivery of an executed counterpart of a signature page to this Guaranty by facsimile, emailed .pdf or any other electronic means that reproduces

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an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Guaranty.

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IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed by its authorized officer as of the day and year first above written.

SOUTHWESTERN ENERGY COMPANY

By:
Name:
Title:

Address:

2350 N. Sam Houston Parkway East
Suite 125
Houston, Texas  77032
Attention:  Chief Financial Officer
Fax:  (281) 618-4820

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